Filed Pursuant to Rule 424(b)(2)

Registration No. 333-246071

PROSPECTUS SUPPLEMENT (To Prospectus Dated July 2, 2021)

The Korea Development Bank

US$1,000,000,000 2.000% Notes due 2025

US$500,000,000 2.250% Notes due 2027

Our US$1,000,000,000 aggregate principal amount of notes due 2025 (the “2025 Notes”) will bear interest at a rate of 2.000% per annum and our US$500,000,000 aggregate principal amount of notes due 2027 (the “2027 Notes”, and together with the 2025 Notes, the “Notes”) will bear interest at a rate of 2.250% per annum. Interest on the Notes is payable semi-annually in arrears on February 24 and August 24 of each year, in each case beginning on August 24, 2022. The 2025 Notes will mature on February 24, 2025 and the 2027 Notes will mature on February 24, 2027.

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof. The Notes will be represented by one or more global notes registered in the name of a nominee of The Depository Trust Company, as depositary.

The payment of interest and the repayment of principal on the Notes will not be guaranteed by the Government (as defined herein).

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	2025 Notes			2027 Notes
	Per Note	Total		Per Note	Total
Public offering price	99.633%	US$	996,330,000	99.489%	US$	497,445,000
Underwriting discount	0.300%	US$	3,000,000	0.300%	US$	1,500,000
Proceeds to us (before deduction of expenses)	99.333%	US$	993,330,000	99.189%	US$	495,945,000

In addition to the initial public offering price, you will have to pay for accrued interest, if any, from and including February 24, 2022.

Approvals in-principle have been received from the Singapore Exchange Securities Trading Limited (the “SGX-ST”) for the listing and quotation of the Notes on the SGX-ST. The SGX-ST assumes no responsibility for the correctness of any of the statements made, opinions expressed or reports contained in this prospectus supplement and the accompanying prospectus. Approval in-principle from, admission to the Official List of, and listing and quotation of the Notes on, the SGX-ST are not to be taken as an indication of the merits of us or the Notes. Currently, there is no public market for the Notes.

We expect to make delivery of the Notes to investors through the book-entry facilities of The Depository Trust Company on or about February 24, 2022.

Joint Bookrunners and Lead Managers

BNP PARIBAS
BofA Securities
HSBC
J.P. Morgan
KDB Asia
Société Générale Corporate & Investment Banking
UBS

Co-Manager

KEXIM Asia Limited

Prospectus Supplement Dated February 16, 2022

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer to sell these securities in any state or jurisdiction where the offer or sale is not permitted.

Prospectus Supplement

Prospectus

Certain Defined Terms

All references to “we” or “us” mean The Korea Development Bank. All references to “Korea” or the “Republic” contained in this prospectus supplement mean The Republic of Korea. All references to the “Government” mean the government of Korea. Terms used but not defined in this prospectus supplement shall have the same meanings given to them in the accompanying prospectus.

Our separate financial information as of December 31, 2020, June 30, 2021 and September 30, 2021 and for the six months ended June 30, 2020 and 2021 and the nine months ended September 30, 2020 and 2021 included in this prospectus supplement has been prepared in accordance with International Financial Reporting Standards as adopted in Korea (“Korean IFRS” or “K-IFRS”). References in this prospectus supplement to “separate” financial statements and information are to financial statements and information prepared on a non-consolidated basis. Unless specified otherwise, our financial and other information included in this prospectus supplement is presented on a separate basis in accordance with Korean IFRS and does not include such information with respect to our subsidiaries.

In this prospectus supplement and the accompanying prospectus, where information has been provided in units of thousands, millions or billions, such amounts have been rounded up or down. Accordingly, actual numbers may differ from those contained herein due to rounding. Any discrepancy between the stated total amount and the actual sum of the itemized amounts listed in a table is due to rounding.

Additional Information

The information in this prospectus supplement is in addition to the information contained in our prospectus dated July 2, 2021. The accompanying prospectus contains information regarding us and Korea, as well as a description of some terms of the Notes. You can find further information regarding us, Korea and the Notes in registration statement no. 333-246071, as amended, relating to our debt securities, with or without warrants, and guarantees, which is on file with the U.S. Securities and Exchange Commission.

We are Responsible for the Accuracy of the Information in this Document

We are responsible for the accuracy of the information in this document and confirm that to the best of our knowledge we have included all facts that should be included not to mislead potential investors. The SGX-ST assumes no responsibility for the correctness of any of the statements made, opinions expressed or reports contained in this prospectus supplement and the accompanying prospectus. Approval in-principle from, admission to the Official List of, and listing and quotation of the Notes on, the SGX-ST are not to be taken as an indication of the merits of us or the Notes.

Not an Offer if Prohibited by Law

The distribution of this prospectus supplement and the accompanying prospectus, and the offer of the Notes, may be legally restricted in some countries. If you wish to distribute this prospectus supplement or the accompanying prospectus, you should observe any restrictions. This prospectus supplement and the accompanying prospectus should not be considered an offer and should not be used to make an offer, in any state or country which prohibits the offering.

The Notes may not be offered or sold in Korea, directly or indirectly, or to any resident of Korea, except as permitted by Korean law. For more information, see “Underwriting—Foreign Selling Restrictions.”

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II.

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (“FSMA”) and any rules or regulations made under the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA.

Information Presented Accurate as of Date of Document

This prospectus supplement and the accompanying prospectus are the only documents on which you should rely for information about the offering. We have authorized no one to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of each document.

SUMMARY OF THE OFFERING

This summary highlights selected information from this prospectus supplement and the accompanying prospectus and may not contain all of the information that is important to you. To understand the terms of our Notes, you should carefully read this prospectus supplement and the accompanying prospectus.

The Notes

We are offering US$1,000,000,000 aggregate principal amount of 2.000% notes due February 24, 2025 (the “2025 Notes”) and US$500,000,000 aggregate principal amount of 2.250% notes due February 24, 2027 (the “2027 Notes”, and together with the 2025 Notes, the “Notes”).

The 2025 Notes will bear interest at a rate of 2.000% per annum and the 2027 Notes will bear interest at a rate of 2.250% per annum, in each case payable semi-annually in arrears on February 24 and August 24 of each year, beginning on August 24, 2022. Interest on the Notes will accrue from February 24, 2022 and will be computed based on a 360-day year consisting of twelve 30-day months. See “Description of the Notes—Payment of Principal and Interest.”

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof. The Notes will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company (“DTC”), as depositary.

The payment of interest and the repayment of principal on the Notes will not be guaranteed by the Government.

We do not have any right to redeem the Notes prior to maturity.

Listing

Approvals in-principle have been received from the SGX-ST for the listing and quotation of the Notes on the SGX-ST. Settlement of the Notes is not conditioned on obtaining the listing. For so long as the Notes are listed on the SGX-ST and the rules of the SGX-ST so require, the Notes, if traded on the SGX-ST, will be traded in a minimum board lot size of S$200,000 (or its equivalent in foreign currencies). Accordingly, the Notes, if traded on the SGX-ST, will be traded in a minimum board lot size of US$200,000.

Form and Settlement

We will issue each series of the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of DTC, as depositary. Except as described in the accompanying prospectus under “Description of the Securities—Description of Debt Securities—Global Securities,” the global notes will not be exchangeable for Notes in definitive registered form, and will not be issued in definitive registered form. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the global notes. These financial institutions will record the ownership and transfer of your beneficial interest through book-entry accounts. You may hold your beneficial interests in the Notes through Euroclear Bank S.A./N.V. (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream”) if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Any secondary market trading of book-entry interests in the Notes will take place through DTC participants, including Euroclear and Clearstream. See “Clearance and Settlement—Transfers Within and Between DTC, Euroclear and Clearstream”.

Further Issues

We may from time to time, without the consent of the holders of the Notes, create and issue additional debt securities with the same terms and conditions as either series of the Notes in all respects so that such further issue shall be consolidated and form a single series with the relevant series of the Notes. We will not issue any such additional debt securities unless such additional securities have less than a de minimis amount of original issue discount or such issuance would otherwise constitute a “qualified reopening” for U.S. federal income tax purposes.

Delivery of the Notes

We expect to make delivery of the Notes, against payment in same-day funds on or about February 24, 2022, which we expect will be the fifth business day following the date of this prospectus supplement, referred to as “T+5.” You should note that initial trading of the Notes may be affected by the T+5 settlement. See “Underwriting—Delivery of the Notes”.

Underwriting

KDB Asia Limited, one of the underwriters, is our affiliate and has agreed to offer and sell the Notes only outside the United States to non-U.S. persons. See “Underwriting—Relationship with the Underwriters”.

USE OF PROCEEDS

The net proceeds from the issue of the Notes, after deducting the underwriting discount but not estimated expenses, will be US$1,489,275,000. We will use the net proceeds from the sale of the 2025 Notes and the 2027 Notes for our general operations, including extending foreign currency loans and repayment of our maturing debt and other obligations.

RECENT DEVELOPMENTS

This section provides information that supplements the information about our bank and the Republic included under the headings corresponding to the headings below in the accompanying prospectus dated July 2, 2021. Defined terms used in this section have the meanings given to them in the accompanying prospectus. If the information in this section differs from the information in the accompanying prospectus, you should rely on the information in this section.

THE KOREA DEVELOPMENT BANK

Unless specified otherwise, the information provided below is stated on a separate basis in accordance with Korean IFRS (“K-IFRS”).

Overview

As of June 30, 2021, we had ~~W~~167,372.2 billion of loans outstanding (including loans, call loans, domestic usance, bills of exchange bought, local letters of credit negotiation and loan-type suspense accounts pursuant to the applicable guidelines without adjusting for allowance for loan losses, present value discounts and deferred loan fees), total assets of ~~W~~275,830.0 billion and total equity of ~~W~~39,758.9 billion, as compared to ~~W~~159,083.6 billion of loans outstanding, ~~W~~251,852.0 billion of total assets and ~~W~~30,382.5 billion of total equity as of December 31, 2020. For the six months ended June 30, 2021, we recorded interest income of ~~W~~1,993.3 billion, interest expense of ~~W~~1,206.3 billion and net income of ~~W~~2,377.6 billion, as compared to ~~W~~2,353.1 billion of interest income, ~~W~~1,771.8 billion of interest expense and ~~W~~369.3 billion of net income for the six months ended June 30, 2020. See “—Selected Financial Statement Data.”

Capitalization

As of September 30, 2021, our authorized capital was ~~W~~30,000 billion and our capitalization was as follows:

September 30, 2021(1)
(billions of won)
(unaudited)
Long-term debt(2)(3):
Won currency borrowings	3,852.6
Industrial finance bonds	86,895.0
Foreign currency borrowings	505.7

Total long-term debt	91,253.3

Capital:
Paid-in capital	21,886.6
Capital surplus	2,479.0
Retained earnings(4)	7,732.1
Accumulated other comprehensive income	6,335.1

Total capital	38,432.7

Total capitalization	129,686.0

(1)	Except as disclosed in this prospectus supplement, there has been no material change in our capitalization since September 30, 2021.
(2)

We have translated borrowings in foreign currencies into Won at the rate of W1,184.90 to US$1.00, which was the market average exchange rate, as announced by the Seoul Money Brokerage Services Ltd., on September 30, 2021.

(3)	As of September 30, 2021, we had confirmed acceptances and guarantees totaling W7,449.6 billion under outstanding guarantees issued on behalf of our clients.
(4)

Includes planned regulatory reserve for credit losses of W482.9 billion as of September 30, 2021. If our allowance for credit losses is deemed insufficient for regulatory purposes, we compensate for the difference by recording a regulatory reserve for credit losses, which is shown as a separate item included in retained earnings.

Business

Government Support and Supervision

The Government contributed ~~W~~510.0 billion and ~~W~~610.8 billion in cash to our capital in January and May 2021. As of September 30, 2021, our paid-in capital was ~~W~~21,886.6 billion compared to ~~W~~20,765.7 billion as of December 31, 2020.

Selected Financial Statement Data

Recent Developments

As of September 30, 2021, we had ~~W~~173,623.1 billion of loans outstanding (including loans, call loans, domestic usance, bills of exchange bought, local letters of credit negotiation and loan-type suspense accounts pursuant to the applicable guidelines without adjusting for allowance for loan losses, present value discounts and deferred loan fees), total assets of ~~W~~282,252.9 billion and total equity of ~~W~~38,432.7 billion, as compared to ~~W~~159,083.6 billion of loans outstanding, ~~W~~251,852.0 billion of total assets and ~~W~~30,382.5 billion of total equity as of December 31, 2020. For the nine months ended September 30, 2021, we recorded interest income of ~~W~~3,012.2 billion, interest expense of ~~W~~1,812.1 billion and net income of ~~W~~2,843.9 billion, as compared to ~~W~~3,434.4 billion of interest income, ~~W~~2,497.1 billion of interest expense and ~~W~~456.5 billion of net income for the nine months ended September 30, 2020.

The following tables present our selected separate financial information for the nine months ended September 30, 2020 and 2021 and as of December 31, 2020 and September 30, 2021, which has been derived from our unaudited separate financial statements as of December 31, 2020 and September 30, 2021 and for the nine months ended September 30, 2021 and 2020 prepared in accordance with K-IFRS.

Separate K-IFRS Financial Statement Data

	Nine Months Ended September 30,
	2020	2021
	(billions of Won) (unaudited)
Income Statement Data
Total Interest Income	3,434.4	3,012.2
Total Interest Expenses	2,497.1	1,812.1
Net Interest Income	937.3	1,200.1
Operating Income	985.6	3,203.6
Income before Income Tax	583.1	3,644.4
Income Tax Expense	126.7	800.5
Net Income	456.5	2,843.9

	As of December 31, 2020	As of September 30, 2021
	(billions of Won) (unaudited)
Statements of Financial Position Data
Total Loans(1)	159,083.6	173,623.1
Total Borrowings(2)	204,780.7	221,299.1
Total Assets	251,852.0	282,252.9
Total Liabilities	221,469.5	243,820.2
Equity	30,382.5	38,432.7

(1)

Gross amount, which includes loans for facility development, loans for working capital, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans without adjusting for allowance for loan losses, present value discounts and deferred loan fees.

(2)	Total borrowings include financial liabilities designated at fair value through profit or loss, deposits, borrowings and debentures.

Nine Months Ended September 30, 2021

For the nine months ended September 30, 2021, we had net income of ~~W~~2,843.9 billion compared to net income of ~~W~~456.5 billion in the corresponding period of 2020, on a separate K-IFRS basis. The principal factors for such increase in net income included:

•	a net gain on disposal of loans measured at fair value through profit or loss of ~~W~~1,850.3 billion in the nine months ended September 30, 2021 compared to a net loss on disposal of such loans of ~~W~~17.5 billion in the corresponding period of 2020, primarily as a result of gains recognized in connection with the exercise of our right to convert our convertible bonds issued by HMM Company Limited into common shares, which took place in June 2021;

•	a reversal of impairment loss on investments in subsidiaries and associates of ~~W~~466.8 billion in the nine months ended September 30, 2021, primarily due to a reversal of impairment losses recognized in connection with the upcoming sale of our stake in Daewoo Engineering & Construction, compared to an impairment loss on such investments of ~~W~~155.1 billion in the corresponding period of 2020;

•	an increase in dividend income to ~~W~~1,037.8 billion in the nine months ended September 30, 2021 from ~~W~~543.0 billion in the corresponding period of 2020, primarily due to an increase in dividends received from the Korea Electric Power Corporation during the nine months ended September 30, 2021 compared to the corresponding period of 2020; and

•	an increase in net interest income to ~~W~~1,200.1 billion in the nine months ended September 30, 2021 from ~~W~~937.3 billion in the corresponding period of 2020, primarily due to a decrease in interest expense to ~~W~~1,812.1 billion in the nine months ended September 30, 2021 from ~~W~~2,497.1 billion in the corresponding period 2020, which outpaced the decrease in interest income to ~~W~~3,012.2 billion in the nine months ended September 30, 2021 from ~~W~~3,434.4 billion in the corresponding period of 2020. The decreases in our interest expense and interest income primarily reflected the decrease in the general level of interest rates in Korea in the nine months ended September 30, 2021 compared to the corresponding period of 2020.

The above factors were partially offset by an increase in income tax expense to ~~W~~800.5 billion in the nine months ended September 30, 2021 from ~~W~~126.7 billion in the corresponding period of 2020, primarily due to an increase in income before income tax to ~~W~~3,644.4 billion in the nine months ended September 30, 2021 from ~~W~~583.1 billion in the corresponding period of 2020.

Loans to Financially Troubled Companies

We have credit exposure (including loans, guarantees and equity investments) to a number of financially troubled Korean companies including DSME, HMM Company Limited (formerly, Hyundai Merchant Marine Co., Ltd.), HJ Shipbuilding & Construction Co., Ltd. (formerly, Hanjin Heavy Industries and Construction Co., Ltd.), Daehan Shipbuilding Co., Ltd., K Shipbuilding Co., Ltd. (formerly, STX Offshore & Shipbuilding), KG Dongbu Steel Co., Ltd., Doosan Heavy Industries & Construction Co., Ltd., Hyundai Doosan Infracore Co., Ltd. (formerly, Doosan Infracore Co.), Ltd. and GM Korea Company. As of September 30, 2021, our credit extended to these companies totaled ~~W~~23,483.7 billion, accounting for 8.3% of our total assets as of such date.

The following table provides the loan amounts (including loans classified as substandard or below and equity investment classified as estimated loss or below) extended to these companies as of the dates indicated:

Company	As of December 31, 2020		As of September 30, 2021		Primary Reason for Change
	(billions of won)
HMM Company Limited	~~W~~	4,771.5	~~W~~	12,447.8	Increase due to an increase in the value of perpetual bonds
DSME		4,463.1		5,848.4	Increase due to an increase in refund guarantees and an increase in the value of the shares of DSME
Doosan Heavy Industries & Construction		1,644.2		1,520.9	Decrease due to redemption of loans
Daehan Shipbuilding		1,047.4		1,034.7	Decrease due to redemption of loans
KG Dongbu Steel		695.9		788.7	Increase due to an increase in foreign currency loans
HJ Shipbuilding & Construction		927.2		759.0	Decrease due to a decrease in loans
GM Korea Company		436.9		402.9	Decrease due to a decline in the value of the shares of GM Korea Company
K Shipbuilding		531.3		392.3	Decrease due to a decrease in loans
Hyundai Doosan Infracore		688.2		288.9	Decrease due to redemption of loans

Total	~~W~~	15,205.7	~~W~~	23,483.6

As of September 30, 2021, we established allowances of ~~W~~32.3 billion for our exposure to HMM Company Limited, ~~W~~785.7 billion for DSME, ~~W~~14.0 billion for Doosan Heavy Industries & Construction, ~~W~~386.1 billion for Daehan Shipbuilding, ~~W~~3.4 billion for KG Dongbu Steel, ~~W~~14.1 billion for HJ Shipbuilding & Construction, none for GM Korea, ~~W~~17.7 billion for K Shipbuilding and ~~W~~1.0 billion for Hyundai Doosan Infracore.

DSME, one of the largest shipbuilding and offshore construction companies in Korea, has suffered from financial difficulties resulting from a prolonged slowdown in the global shipbuilding industry, and we have been the largest shareholder of DSME since 2015 through a series of financing arrangements. See “—Results of Operations—Loans to Financially Troubled Companies.” In March 2019, Hyundai Heavy Industries entered into an agreement with us to acquire DSME, pursuant to which we had planned to transfer all of our shares in DSME amounting to approximately ~~W~~2 trillion (in the form of contributions-in-kind) to a newly established sub-holding company spun off from Hyundai Heavy Industries. However, in January 2022, the European Commission announced that it would not grant approval for the acquisition of DSME by Hyundai Heavy Industries due to anti-competition concerns for LNG carriers, and the consummation of the acquisition currently remains uncertain.

In the first nine months of 2021, we sold non-performing loans worth ~~W~~244.2 billion to UAMCO Ltd.

Results of Operations

The following tables present our selected separate financial information as of December 31, 2020 and June 30, 2021 and for the six months ended June 30, 2020 and 2021, which has been derived from our unaudited separate financial statements as of June 30, 2021 and for the six months ended June 30, 2021 and 2020 prepared in accordance with K-IFRS and included in this prospectus supplement.

Separate K-IFRS Financial Statement Data

	Six Months Ended June 30,
	2020	2021
	(billions of won) (unaudited)
Income Statement Data
Total Interest Income	2,353.1	1,993.3
Total Interest Expenses	1,771.8	1,206.3
Net Interest Income	581.3	786.9
Operating Income	688.9	2,362.4
Income before Income Tax	473.8	2,991.6
Income Tax Expense (Benefit)	104.5	614.0
Net Income	369.3	2,377.6

	As of December 31, 2020	As of June 30, 2021
	(billions of won) (unaudited)
Statements of Financial Position Data
Total Loans(1)	159,083.6	167,372.2
Total Borrowings(2)	204,780.7	215,119.8
Total Assets	251,852.0	275,830.0
Total Liabilities	221,469.5	236,071.1
Equity	30,382.5	39,758.9

(1)

Gross amount, which includes loans for facility development, loans for working capital, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans without adjusting for allowance for loan losses, present value discounts and deferred loan fees. See Note 9 of the notes to our unaudited separate financial statements as of June 30, 2021 and for the six months ended June 30, 2021 and 2020 included in this prospectus supplement.

(2)	Total borrowings include financial liabilities designated at fair value through profit or loss due to customers, borrowings and debt issued.

Six Months Ended June 30, 2021

In the first half of 2021, we had net income of ~~W~~2,377.6 billion compared to net income of ~~W~~369.3 billion in the corresponding period of 2020, on a separate basis. The principal factors for the increase in net income included:

•	an increase in gains on disposal of loans measured at fair value through profit or loss to ~~W~~1,832.6 billion in the first half of 2021 from ~~W~~2.7 billion in the corresponding period of 2020, primarily due to the exercise of our right to convert our convertible bonds of HMM Company Limited into common shares, the value of which increased significantly subsequent to such conversion in in the first half of 2021;

•	an increase in net interest income to ~~W~~786.9 billion in the first half of 20201 from ~~W~~581.3 billion in the corresponding period of 2020, primarily due to a decrease in interest expense that outpaced the decrease in interest income, which reflected a decrease in the general level of interest rates in Korea in the first half of 2021 compared to the corresponding period of 2020; and

•	an increase in dividend income to ~~W~~642.6 billion in the first half of 2021 from ~~W~~400.6 billion in the corresponding period of 2020, primarily due to an increase in dividends received from Korea Electric Power Corporation in the first half of 2021 compared to the corresponding period of 2020.

The above factors were partially offset by an increase in provision for credit losses to ~~W~~836.1 billion in the first half of 2021 from ~~W~~204.7 billion in the corresponding period of 2020, primarily due to an increase in expected credit loss in anticipation of a deterioration in the overall asset quality of our loan portfolio due to the ongoing global outbreak of the COVID-19 pandemic.

Allowances for Loan Losses and Loans in Arrears

As of June 30, 2021, we had established allowances of ~~W~~4,474.3 billion for loan losses under Korean IFRS.

Certain of our customers have restructured loans with their creditor banks. As of June 30, 2021, we have provided loans of ~~W~~938.7 billion for companies under workout, court receivership, court mediation and other restructuring procedures. As of June 30, 2021, we had established allowances of ~~W~~440.0 billion for loan losses with respect to such companies. We cannot assure you that actual credit losses from the loans to these customers will not exceed the allowances established.

The following table provides information on our loan loss allowances.

		As of June 30, 2021(1)
		Loan Amount		Loan Loss Allowances
		(in billions of won, except percentages)
Loan Classification	Normal(2)	~~W~~	161,421.2	~~W~~	2,024.2
	Precautionary		3,238.2		879.7
	Substandard		1,563.4		731.2
	Doubtful		152.2		133.9
	Expected Loss		997.2		705.3

	Total	~~W~~	167,372.2	~~W~~	4,474.3

(1)

These figures include loans for facility development, loans for working capital, loans for households, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans.

(2)	Includes loans guaranteed by the Government. Under Korean IFRS, we establish loan loss allowances for all loans including loans guaranteed by the Government.

As of June 30, 2021, our non-performing loans totaled ~~W~~2,712.8 billion, representing 1.6% of our outstanding loans as of such date. Non-performing loans are defined as loans that are classified as substandard or below. On June 30, 2021, our legal reserve was ~~W~~1,551.2 billion, representing 0.9% of our outstanding loans as of such date.

Loans to Financially Troubled Companies

We have credit exposure (including loans, guarantees and equity investments) to a number of financially troubled Korean companies including DSME, HMM Company Limited (formerly, Hyundai Merchant Marine

Co., Ltd.), HJ Shipbuilding & Construction (formerly, Hanjin Heavy Industries and Construction Co., Ltd.), Daehan Shipbuilding Co., Ltd., K Shipbuilding Co., Ltd. (formerly, STX Offshore & Shipbuilding), KG Dongbu Steel Co., Ltd., Doosan Heavy Industries & Construction Co., Ltd., Hyundai Doosan Infracore Co., Ltd. (formerly, Doosan Infracore Co., Ltd.) and GM Korea Company. As of June 30, 2021, our credit extended to these companies totaled ~~W~~26,349.2 billion, accounting for 9.6% of our total assets as of such date.

The following table provides the loan amounts (including loans classified as substandard or below and equity investment classified as estimated loss or below) extended to these companies as of the dates indicated:

Company	As of December 31, 2020		As of June 30, 2021		Primary Reason for Change
	(billions of won)
HMM Company Limited	~~W~~	4,771.5	~~W~~	15,191.8	Increase due to increase in the value of perpetual bonds
DSME		4,463.1		5,656.8	Increase due to increase in refund guarantees and an increase in the value of the shares of DSME
Doosan Heavy Industries & Construction		1,644.2		1,332.7	Decrease due to redemption of loans
Daehan Shipbuilding		1,047.4		989.5	Decrease due to redemption of loans
HJ Shipbuilding & Construction		927.2		860.9	Decrease due to decrease in loans
KG Dongbu Steel		695.9		746.8	Increase due to an increase in usance bills
Hyundai Doosan Infracore		688.2		633.9	Decrease due to redemption of loans
K Shipbuilding		531.3		533.9	Increase due to increase in loans
GM Korea Company		436.9		402.9	Decrease due to a decline in the value of the shares of GM Korea Company

Total	~~W~~	15,205.7	~~W~~	26,349.2

As of June 30, 2021, we established allowances of ~~W~~35.6 billion for our exposure to HMM Company Limited, ~~W~~1,235.2 billion for DSME, ~~W~~92.6 billion for Doosan Heavy Industries & Construction, ~~W~~432.8 billion for Daehan Shipbuilding, ~~W~~136.4 billion for HJ Shipbuilding & Construction Co., Ltd., ~~W~~4.1 billion for KG Dongbu Steel, ~~W~~1.7 billion for Hyundai Doosan Infracore, ~~W~~415.3 billion for K Shipbuilding, and none for GM Korea.

During 2015, DSME, one of the largest shipbuilding and offshore construction companies in Korea, suffered from financial difficulties primarily due to significant losses incurred in connection with the construction of offshore plants resulting from a prolonged slowdown in the global shipbuilding industry. In October 2015, we announced that we, along with The Export-Import Bank of Korea, would extend additional financing of up to ~~W~~4.2 trillion to DSME by the end of 2016 in the form of debt-to-equity swaps, extension of additional loans and provision of other forms of liquidity support. In this connection, in December 2015, we acquired ~~W~~382.9 billion of new equity shares of DSME, which increased our equity interest in DSME from 31.5% to 49.7%, and we became its largest shareholder. In December 2016, we increased our equity interest in DSME to 79.0% through an additional debt for equity swap. In March 2017, we and The Export-Import Bank of Korea announced a second joint plan to provide an additional ~~W~~2.9 trillion in financial support to DSME, which was approved by the other creditors in April 2017. Based on such plan, we provided additional debt-to-equity swaps of ~~W~~0.3 trillion in June 2017 and The Export-Import Bank of Korea exchanged a term loan in the amount of ~~W~~1.28 trillion provided by it to DSME for perpetual bonds issued by DSME. Other creditors also provided debt-to-equity swaps for up to 80% of their debt with DSME and rescheduled the maturities of the remainder.

In July 2016, HMM Company Limited executed a debt-to-equity swap with us and other creditors, as part of its continued restructuring led by us as its largest creditor, and affiliates of the Hyundai group reduced their shareholdings in HMM Company Limited, which resulted in us becoming the largest shareholder of HMM Company Limited. In October 2018, we injected ~~W~~1 trillion in emergency aid into HMM Company Limited in order to normalize its operations by purchasing bonds with warrants and convertible bonds issued by HMM Company Limited. In June 2021, we exercised our right to convert ~~W~~300 billion of our convertible bonds into 60 million common shares of HMM Company Limited. As a result of such conversion, our equity interest in HMM Company Limited amounted to 25.0% as of June 30, 2021.

In January 2019, Hanjin Heavy Industries and Construction Philippines, a subsidiary of HJ Shipbuilding & Construction at Subic Bay in the Philippines, declared bankruptcy and filed for corporate rehabilitation with a regional trial court following its failure to comply with loan obligations to its Philippine lenders. In March 2019, creditors in Korea (including us) and lenders in the Philippines agreed on, and executed, a business normalization plan including a debt-to-equity swap and capital reduction for HJ Shipbuilding & Construction, as a result of which we became the largest shareholder of HJ Shipbuilding & Construction. In September 2021, creditors of HJ Shipbuilding & Construction (including us) sold a 66.85% interest in the company to a consortium led by Dongbu Corporation.

K Shipbuilding has faced financial difficulties for the past several years due to prolonged slowdowns in the Korean shipbuilding and shipping industries. K Shipbuilding, which had filed for court receivership in May 2016 and executed debt-to-equity swaps with their creditors (including us) in December 2016 under a rehabilitation plan through which we increased our equity interest to 43.9% and became its largest shareholder, exited court receivership in July 2017. In November 2020, we selected a consortium consisting of KH Investment and UAMCO Ltd. as the preferred bidder for the sale of shares of K Shipbuilding. In July 2021, the consortium acquired a 97% interest in K Shipbuilding for ~~W~~250 billion.

Dongbu Steel has also been facing financial difficulties for the past several years due to the prolonged slowdown in the Korean construction industry and in the Korean economy in general. Dongbu Steel entered into a voluntary workout agreement with its creditors, including us, in October 2015. Such agreement expired in September 2019 when KG Steel, a subsidiary of KG Group established in May 2019, became the largest shareholder of Dongbu Steel, which was subsequently re-named to KG Dongbu Steel. As of June 30, 2021, our equity interest in KG Dongbu Steel amounted to 4.0%.

Doosan Heavy Industries & Construction Co., Ltd. has also faced financial difficulties due to the prolonged slowdown in the Korean heavy and construction industries and in the Korean economy in general, as well as the Government’s initiative to support clean and renewable energy sources while phasing out nuclear and coal-fired plants in recent years. Doosan Heavy Industries submitted a self-rescue plan to its creditors, including us, and we agreed to provide Doosan Heavy Industries with loans amounting to ~~W~~500 billion, ~~W~~400 billion and ~~W~~600 billion in March, April and June 2020, respectively. In August 2021, as part of the self-rescue plan, a consortium comprised of Hyundai Heavy Industries Holdings Co. and KDB Investment, our investment unit, purchased a 35.0% equity interest in Hyundai Doosan Infracore from Doosan Heavy Industries & Construction Co., Ltd. for ~~W~~850 billion.

In the first half of 2021, we sold non-performing loans worth ~~W~~244.2 billion to UAMCO Ltd.

Our large exposure to financially troubled companies in Korea means that we are also exposed to financial difficulties experienced by our borrowers as a result of, among other things, adverse economic conditions in Korea and globally, which could disrupt the business, activities and operations of many of our borrowers, which in turn could have an adverse impact on the ability of our borrowers to meet existing payment or other obligations to us. For example, COVID-19, an infectious disease that was first reported to have been transmitted to humans in late 2019 and was declared a “pandemic” by the World Health Organization in March 2020, has spread globally over the course of 2020 and 2021 to date and has led to significant global and domestic economic and financial disruptions. See “The Republic of Korea—The Economy—Worldwide Economic and Financial Difficulties.” The COVID-19 pandemic has had an especially direct negative impact on certain of our borrowers, among them the airline industry, which has been in significant need of liquidity following a sharp decline in aircraft traffic and a dramatic increase in the number of suspended flights due to entry restrictions imposed by many countries in response to COVID-19 throughout 2020 and 2021 to date.

In May 2020, we injected ~~W~~720 billion (consisting of ~~W~~420 billion in securities collateralized by income receivables, ~~W~~180 billion in perpetual bonds and ~~W~~120 billion in loans) into Korean Air Lines Co., Ltd., a subsidiary of Hanjin Group and Korea’s largest airline and flagship carrier, in order to provide liquidity support. As of June 30, 2021, our loan amounts (including loans classified as substandard or below and equity investment classified as estimated loss or below) extended to Korean Air Lines amounted to ~~W~~1,233.9 billion, a decrease from ~~W~~1,374.5 billion as of December 31, 2020.

In April 2020, we provided Asiana Airlines, a subsidiary of Kumho Asiana Group and the second-largest airline in Korea, with liquidity support by providing a credit line in the amount of ~~W~~1.2 trillion. Our decision to take such measure was largely driven by a need to address Asiana Airlines’ financial difficulties resulting from the negative impact of the COVID-19 pandemic on the airline industry. In September 2020, we decided to inject ~~W~~2.4 trillion from the Key Industry Stabilization Fund (explained further below) into Asiana Airlines in order to normalize its operations following the cancellation of plans by a consortium led by HDC Hyundai Development to acquire Asiana Airlines. Subsequently, in November 2020, we signed an investment agreement with Hanjin KAL, the parent company of Korean Air Lines, to inject ~~W~~800 billion (consisting of ~~W~~500 billion through participation in a rights offering and ~~W~~300 billion through purchase of perpetual exchangeable bonds) into Hanjin KAL in connection with Korean Air Lines’ acquisition of a 63.9% stake in Asiana Airlines through a transaction valued at ~~W~~1.8 trillion (the “Acquisition”), subsequent to which we expect our equity interest in Hanjin KAL to amount to approximately 10.7%. In December 2020, Asiana Airlines’ shareholders approved a 3-to-1 share capital reduction plan, which was aimed at offsetting part of Asiana Airlines’ deficits in preparation for the Acquisition. The consummation of the Acquisition currently remains subject to a number of factors, including uncertainties regarding opposition to the Acquisition by labor unions of Korean Air Lines and Asiana Airlines, and approval of the Acquisition from antitrust authorities of a number of jurisdictions, including Korea, the United States, the European Union, China, Japan and Vietnam, which have yet to be obtained. If the Acquisition is completed, Asiana Airlines would become Korean Air Lines’ consolidated subsidiary. In June 2021, we approved an integration plan pursuant to which Korean Air Lines would merge with Asiana Airlines by 2024.

In addition, the ongoing global outbreak of the COVID-19 pandemic has prompted the Government in 2020 and 2021 to date to implement various emergency aid initiatives involving Korean banks, including us, to provide liquidity assistance to a range of financially troubled companies. Such initiatives include, among others, the provision of new loans provided to financially troubled companies, extension of maturity dates for existing loans and suspension of interest payment obligations for an extended period of time. Most recently, in May 2020, the Government provided for the establishment of the Key Industry Stabilization Fund, a fund amounting to ~~W~~40 trillion to be administered by us mainly through the issuance of industrial finance bonds, to support businesses in certain key industries that face financial difficulties resulting from the ongoing global outbreak of the COVID-19 pandemic, such as the air transport and maritime industries. The Key Industry Stabilization Fund has supported those businesses that meet certain pre-determined criteria, including those aimed at stabilizing the job markets. Our participation in such Government-led initiatives may lead us to extend credit to financially troubled borrowers that we would not otherwise extend, or offer terms for such credit that we would not otherwise offer, in the absence of such initiatives. Furthermore, there is no guarantee that the financial condition and liquidity position of our financially troubled borrowers benefiting from such initiatives will improve sufficiently for them to service their debt on a timely basis, or at all. Accordingly, increases in our exposure to financially troubled borrowers resulting from such Government-led initiatives may have a material adverse effect on our financial condition and results of operations.

A deterioration in the financial condition of our borrowers, including those described above as well as other companies under workout, court receivership, court mediation and other restructuring procedures, could result in a deterioration in the quality of our loan portfolio. This, in turn, could result in an increase in delinquency ratios, increased charge-offs and higher provisioning, as well as an increase in impairment losses on such loans, particularly if businesses remain closed, the impact of the COVID-19 pandemic on the global economy worsens, or more of our borrowers draw on their lines of credit or seek additional loans from us to help finance their business, which could have a material adverse impact on our business, financial condition or results of operations.

Operations

Loan Operations

The following table sets out, by currency and category of loan, our total outstanding loans as of June 30, 2021:

Loans(1)

	June 30, 2021
	(billions of won)
Equipment Capital Loans:
Domestic currency	~~W~~	53,224.3
Foreign currency		8,570.5

		61,794.8

Working Capital Loans:
Domestic currency(2)		65,554.5
Foreign currency		10,164.9

		75,719.4

Other Loans(3)		29,858.0

Total loans	~~W~~	167,372.2

(1)	Includes loans extended to affiliates.
(2)	Includes loans on households.
(3)

Includes inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans.

As of June 30, 2021, we had ~~W~~167,372.2 billion in outstanding loans, which represents a 5.2% increase from ~~W~~159,083.6 billion of outstanding loans as of December 31, 2020.

Maturities of Outstanding Loans

The following table categorizes our outstanding equipment capital and working capital loans by their remaining maturities:

Outstanding Equipment Capital and Working Capital Loans by Remaining Maturities(1)

	June 30, 2021		As % of June 30, 2021 Total
	(billions of won, except percentages)
Loans with remaining maturities of one year or less	~~W~~	58,634.7	42.6%
Loans with remaining maturities of more than one year		78,879.5	57.4

Total	~~W~~	137,514.2	100.0%

(1)	Includes loans extended to affiliates.

Loans by Industrial Sector

The following table sets out the total amount of our outstanding equipment capital and working capital loans, categorized by industry sector as of June 30, 2021:

Outstanding Equipment Capital and Working Capital Loans by Industry Sector(1)

	June 30, 2021		As % of June 30, 2021 Total
	(billions of won, except percentages)
Manufacturing	~~W~~	63,787.6	46.4%
Banking and Insurance		33,340.8	24.2
Transportation		10,200.3	7.4
Public Administration		635.9	0.5
Electric, Gas and Water Supply Industry		3,839.4	2.8
Others(2)		25,710.2	18.7

Total	~~W~~	137,514.2	100.0%

Percentage increase from December 31, 2020		4.0%

(1)	Includes loans extended to affiliates.
(2)	Includes wholesale and retail trade, real estate and leasing, and construction.

The manufacturing sector accounted for 46.4% of our outstanding equipment capital and working capital loans as of June 30, 2021. As of June 30, 2021, loans to the auto vehicle and trailer manufacturing businesses and the chemical and chemical product manufacturing businesses accounted for 12.8% and 12.7%, respectively, of our outstanding equipment capital and working capital loans to the manufacturing sector.

Industrial Bank of Korea was our single largest borrower as of June 30, 2021, accounting for 5.3% of our outstanding equipment capital and working capital loans. As of June 30, 2021, our five largest borrowers and 20 largest borrowers accounted for 13.2% and 23.9%, respectively, of our outstanding equipment capital and working capital loans.

The following table breaks down the equipment capital and working capital loans to our 20 largest borrowers outstanding as of June 30, 2021 by industry sector:

20 Largest Borrowers by Industry Sector

As % of June 30, 2021 Total Outstanding Equipment Capital and Working Capital Loans to Our 20 Largest Borrowers
Banking and Insurance	54.0%
Manufacturing	29.0
Transportation	11.5
Others(1)	5.5

Total	100.0

(1)	Includes wholesale and retail trade, real estate and leasing, and construction.

Loans by Categories

The following table sets out equipment capital and working capital loans by categories as of June 30, 2021:

	Equipment Capital Loans			Working Capital Loans
	June 30, 2021%			June 30, 2021%
	(billions of won, except percentages)
Industrial fund loans	~~W~~	48,432.8	78.4%	~~W~~	48,627.2	64.2%
On-lending loans		2,917.3	4.7		16,002.4	21.1
Foreign currency loans		5,794.5	9.4		1,517.2	2.1
Local currency loans denominated in foreign currencies		2.6	0.0		25.5	0.1
Offshore loans in foreign currencies		2,428.3	3.9		7,753.5	10.2
Government fund loans		115.8	0.2		—	—
Overdraft		—	—		102.0	0.1
Others(1)		2,103.4	3.4		1,691.6	2.2

Total	~~W~~	61,794.8	100.0%	~~W~~	75,719.4	100.0%

(1)	Includes loans on households and loans extended to affiliates.

Guarantee Operations

The following table shows our outstanding guarantees as of June 30, 2021:

	June 30, 2021
	(billions of won)
Acceptances	~~W~~	332.4
Guarantees on local borrowings		856.9
Guarantees on foreign borrowings		5,794.7
Letters of guarantee for importers		88.7

Total	~~W~~	7,072.7

Investments

Our equity investments increased to ~~W~~42,117.3 billion as of June 30, 2021 from ~~W~~38,227.6 billion as of December 31, 2020. As of June 30, 2021, the cost basis of our equity investments subject to restriction under the KDB Act and our Articles of Incorporation totaled ~~W~~19,598.3 billion, equal to 41.0% of our equity investment ceiling.

The following table sets out our equity investments by industry sector on a book value basis as of June 30, 2021:

Equity Investments

	Book Value as of June 30, 2021
	(billions of won)
Electric, Gas and Water Supply Industry	~~W~~	18,010.2
Banking and Insurance		11,277.9
Transportation		5,475.0
Real Estate Business		3,777.5
Construction		1,025.0
Manufacturing		660.9
Others		1,890.8

Total	~~W~~	42,117.3

As of June 30, 2021, we held total equity investments, on a book value basis, of ~~W~~602.8 billion in one of our five largest borrowers and ~~W~~2,928.0 billion in four of our 20 largest borrowers.

When possible, we use the prevailing market price of a security to determine the value of our interest. However, if no readily ascertainable market value exists for our holdings, we record these investments at the cost of acquisition. With respect to our equity interests in enterprises in which we hold more than 15% of interest, we value these investments annually, with certain exceptions, on a net asset value basis when the investee company releases its financial statements. As of June 30, 2021, the aggregate value of our equity investments accounted for approximately 92.5% of their aggregate cost basis.

Other Activities

As of June 30, 2021, we held in trust cash and other assets totaling ~~W~~35,989.8 billion, and we generated in the first half of 2021 trust fee income equaling ~~W~~63.9 billion.

Source of Funds

Borrowings from the Government

The following table sets out our Government borrowings as of June 30, 2021:

Type of Funds Borrowed	As of June 30, 2021
	(billions of won)
General purpose	~~W~~	117.0
Special purpose		4,254.5

Total	~~W~~	4,371.5

Domestic and International Capital Markets

The following table sets out the outstanding balance of our industrial finance bonds as of June 30, 2021:

Outstanding Balance	As of June 30, 2021
	(billions of won)
Denominated in Won	~~W~~	110,087.6
Denominated in other currencies		34,524.7

Total	~~W~~	144,612.3

As of June 30, 2021, the aggregate amount of our industrial finance bonds and guarantee obligations (including guarantee obligations relating to loans that had not been borrowed as of June 30, 2021) was ~~W~~156,806.0 billion, equal to 21.9% of our authorized amount under the KDB Act, which was ~~W~~717,617.9 billion.

Foreign Currency Borrowings

As of June 30, 2021, the outstanding amount of our foreign currency borrowings was US$12.9 billion. Our long-term and short-term foreign currency borrowings increased to ~~W~~14,562.4 billion as of June 30, 2021 from ~~W~~12,795.0 billion as of December 31, 2020.

Deposits

As of June 30, 2021, demand deposits held by us totaled ~~W~~1,832.3 billion and time and savings deposits held by us totaled ~~W~~43,344.2 billion.

Debt

Debt Repayment Schedule

The following table sets out our principal repayment schedule as of June 30, 2021:

Debt Principal Repayment Schedule(1)

Currency(2)(3)	Maturing on or before December 31,
	2021		2022		2023		2024		2025		Thereafter
	(billions of won)
Won	~~W~~	25,878.0	~~W~~	43,339.2	~~W~~	23,310.9	~~W~~	7,942.3	~~W~~	4,073.7	~~W~~9,870.7
Foreign		15,365.5		9,979.6		6,887.6		6,214.1		4,615.3	5,364.2

Total Won Equivalent	~~W~~	41,243.4	~~W~~	53,318.8	~~W~~	30,198.5	~~W~~	14,156.4	~~W~~	8,698.0	~~W~~15,234.9

(1)	Excludes bonds sold under repurchase agreements and call money.
(2)	Borrowings in foreign currencies have been translated into Won at the market average exchange rates on June 30, 2021, as announced by the Seoul Money Brokerage Services Ltd.
(3)	We categorize debt with respect to which we have entered into currency swap agreements by our repayment currency under such agreements.

Directors and Management; Employees

Currently, the members of our Board of Directors are:

Position	Name	Expiration of Term
Chief Executive Officer and Chairman of the Board of Directors	Dong Gull Lee	September 10, 2023
Chief Operating Officer and Vice Chairman of the Board of Directors	Dae Hyon Choi	January 2, 2025
Auditor	Tae Hyun Joo	March 14, 2024
Independent Non-executive Directors	Han Hong Cho	June 27, 2023
	Dong Han Yook	June 28, 2022
	Yeong Ook Kim	May 25, 2023
	Kyo Deog Son	March 29, 2022
	Dong Il Jung	November 30, 2023

Financial Statements and the Auditors

Our interim separate financial statements as of June 30, 2021 and for the six months ended June 30, 2021 and 2020 appearing in this prospectus supplement were prepared in conformity with K-IFRS, as summarized in Note 2 of the notes to our unaudited separate financial statements as of June 30, 2021 and for the six months ended June 30, 2021 and 2020 included in this prospectus supplement.

Korea Development Bank

Interim Separate Statements of Financial Position

June 30, 2021 (Unaudited) and December 31, 2020

(In millions of won)	Notes	June 30, 2021		December 31, 2020
Assets
Cash and due from banks	4,45,46,49	~~W~~	11,269,255	10,528,978
Securities measured at FVTPL	5,45,46,49		10,272,772	8,320,631
Securities measured at FVOCI	6,39,45,46,49		42,010,506	34,141,325
Securities measured at amortized cost	7,39,45,46,49		2,417,134	785,264
Loans measured at FVTPL	8,45,46,49		701,288	1,434,514
Loans measured at amortized cost	9,45,46,49		162,894,536	155,300,178
Derivative financial assets	10,45,46,47,49		5,146,121	8,329,376
Investments in subsidiaries and associates	11,48		28,325,984	25,553,561
Property and equipment, net	12,48		811,219	811,382
Investment property, net	13,48		81,313	81,065
Intangible assets, net	14,48		167,784	188,417
Current tax assets			1,783	3,722
Assets held for sale	16		2,207,733	1,713,347
Other assets	15,45,46,49		9,522,565	4,660,285

Total assets		~~W~~	275,829,993	251,852,045

Liabilities
Financial liabilities measured at FVTPL	17,45,46,49	~~W~~	1,892,708	1,694,957
Deposits	18,45,46,49		48,875,219	45,879,419
Borrowings	19,45,46,49		20,975,895	18,887,611
Debentures	20,45,46,49		143,375,963	138,318,728
Derivative financial liabilities	10,45,46,47,49		3,653,173	6,305,287
Net defined benefit liabilities	21		70,474	50,546
Provisions	22		1,445,904	1,515,170
Deferred tax liabilities	37		4,821,576	1,719,100
Current tax liabilities			25,104	29,691
Other liabilities	23,45,46,49		10,935,050	7,069,006

Total liabilities			236,071,066	221,469,515

Equity
Issued capital	1,24		21,886,559	20,765,729
Capital surplus	24		2,479,010	2,484,398
Accumulated other comprehensive income	24		8,142,327	2,064,371
Retained earnings	24		7,251,031	5,068,032
(Regulatory reserve for credit losses of ~~W~~482,885 million as of June 30, 2021 and ~~W~~1,146,038 million as of December 31, 2020, respectively)
(Required provision for (reversal of) regulatory reserve for credit losses of ~~W~~76,926 million as of June 30, 2021 and ~~W~~(663,153) million as of December 31, 2020, respectively)
(Planned provision for (reversal of) regulatory reserve for credit losses of ~~W~~76,926 million as of June 30, 2021 and ~~W~~(663,153) million as of December 31, 2020, respectively)

Total equity			39,758,927	30,382,530

Total liabilities and equity		~~W~~	275,829,993	251,852,045

See accompanying notes to the interim separate financial statements.

Korea Development Bank

Interim Separate Statements of Comprehensive Income

Six-month periods ended June 30, 2021 and 2020 (Unaudited)

		June 30, 2021			June 30, 2020
(In millions of won, except earnings per share information)	Notes	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Interest income	25	~~W~~	999,352	1,993,256	1,170,560	2,353,110
Interest expense	25		(592,784)	(1,206,346)	(853,780)	(1,771,847)

Net interest income	48		406,568	786,910	316,780	581,263

Net fees and commission income	26		83,928	168,268	77,161	162,846
Dividend income	27		111,067	642,599	140,416	400,605
Net gain (loss) on securities measured at FVTPL	28		5,721	(3,887)	44,090	67,178
Net gain (loss) on financial liabilities measured at FVTPL	29		28,477	106,104	(28,799)	(28,499)
Net gain (loss) on securities measured at FVOCI	30		(6,462)	(9,890)	33,429	52,013
Net gain (loss) on derivatives	31		(30,382)	(131,082)	117,034	(79,021)
Net gain on foreign currency transaction	32		33,580	108,720	21,065	214,221
Other operating income (expense), net	33		989,810	1,900,478	(72,713)	(124,309)

Non-interest income, net			1,215,739	2,781,310	331,683	665,034

Provision for credit losses	34		901,759	836,089	102,828	204,697

General and administrative expenses	35,48		178,727	369,716	172,058	352,701

Operating income	48		541,821	2,362,415	373,577	688,899

Reversal of impairment loss (impairment loss) on investments in subsidiaries and associates			132,334	126,248	(155,388)	(165,865)
Other non-operating income	36		448,205	508,944	863	2,540
Other non-operating expense	36		(745)	(6,011)	807,691	(51,781)

Non-operating income (expense), net			579,794	629,181	653,166	(215,106)

Profit before income taxes			1,121,615	2,991,596	1,026,743	473,793

Income tax expense	37		198,686	613,988	256,665	104,450

Profit for the period	24		922,929	2,377,608	770,078	369,343

(Profit for the period adjusted for regulatory reserve for credit losses: ~~W~~1,081,638 million and ~~W~~2,300,682 million for the three-month and six-month periods ended June 30, 2021, respectively; ~~W~~861,829 million and ~~W~~404,373 million for the three-month and six-month periods ended June 30, 2020, respectively)

Other comprehensive income for the period, net of tax	24
Items that are or may be reclassified subsequently to profit or loss:
Net gain (loss) on securities measured at FVOCI			(13,756)	(56,026)	285,871	173,298
Exchange differences on translation of foreign operations			(3,098)	41,880	(16,508)	32,160
Valuation gain on cash flow hedge			23	657	23	235
Net gain (loss) on hedges of net investments in foreign operations			2,013	(23,963)	9,881	(19,355)

			(14,818)	(37,452)	279,267	186,338

Items that will not be reclassified to profit or loss:
Net gain (loss) on securities measured at FVOCI			3,083,003	6,130,023	39,295	(142,912)
Fair value changes on financial liabilities designated at fair value due to credit risk			(300)	414	(6,720)	657

			3,082,703	6,130,437	32,575	(142,255)

			3,067,885	6,092,985	311,842	44,083

Total comprehensive income for the period		~~W~~	3,990,814	8,470,593	1,081,920	413,426

Earnings per share
Basic and diluted earnings per share (in won)	38	~~W~~	215	558	202	98

See accompanying notes to the interim separate financial statements.

Korea Development Bank

Interim Separate Statements of Changes in Equity

Six-month periods ended June 30, 2021 and 2020 (Unaudited)

(In millions of won)	Issued capital		Capital surplus	Accumulated other comprehensive income	Retained earnings	Total equity
Balance at January 1, 2020	~~W~~	18,663,099	2,494,504	(88,092)	4,733,320	25,802,831
Profit for the period		—	—	—	369,343	369,343
Net gain on securities measured at FVOCI		—	—	95,348	(64,962)	30,386
Exchange differences on translation of foreign operations		—	—	32,160	—	32,160
Valuation gain on cash flow hedge		—	—	235	—	235
Net loss on hedges of net investments in foreign operations		—	—	(19,355)	—	(19,355)
Fair value changes on financial liabilities designated at fair value due to credit risk		—	—	657	—	657

Total comprehensive income for the period		—	—	109,045	304,381	413,426

Dividends		—	—	—	(111,978)	(111,978)
Paid in capital increase		450,500	(2,166)	—	—	448,334

Transaction with owners		450,500	(2,166)	—	(111,978)	336,356

Balance at June 30, 2020	~~W~~	19,113,599	2,492,338	20,953	4,925,723	26,552,613

Balance at January 1, 2021	~~W~~	20,765,729	2,484,398	2,064,371	5,068,032	30,382,530
Profit for the period		—	—	—	2,377,608	2,377,608
Net gain on securities measured at FVOCI		—	—	6,058,968	15,029	6,073,997
Exchange differences on translation of foreign operations		—	—	41,880	—	41,880
Valuation gain on cash flow hedge		—	—	657	—	657
Net loss on hedges of net investments in foreign operations		—	—	(23,963)	—	(23,963)
Fair value changes on financial liabilities designated at fair value due to credit risk		—	—	414	—	414

Total comprehensive income for the period		—	—	6,077,956	2,392,637	8,470,593

Dividends		—	—	—	(209,638)	(209,638)
Paid in capital increase		1,120,830	(5,388)	—	—	1,115,442

Transaction with owners		1,120,830	(5,388)	—	(209,638)	905,804

Balance at June 30, 2021	~~W~~	21,886,559	2,479,010	8,142,327	7,251,031	39,758,927

See accompanying notes to the interim separate financial statements.

Korea Development Bank

Interim Separate Statements of Cash Flows

Six-month periods ended June 30, 2021 and 2020 (Unaudited)

(In millions of won)	Notes	2021		2020
Cash flows from operating activities
Profit for the period		~~W~~	2,377,608	369,343
Adjustments for:
Income tax expense	37		613,988	104,450
Interest income	25		(1,993,256)	(2,353,110)
Interest expense	25		1,206,346	1,771,847
Dividend income	27		(642,599)	(400,605)
Gain on valuation of securities measured at FVTPL	28		(1,514)	(31,895)
Gain on disposal of securities measured at FVTPL			(3,736)	(12,745)
Loss (gain) on financial liabilities measured at FVTPL	29		(106,104)	28,499
Loss (gain) on securities measured at FVOCI	30		9,890	(52,013)
Impairment loss on securities measured at amortized cost	7		89	2
Gain on loans measured at FVTPL	33		(1,933,124)	(55,338)
Loss (gain) on valuation of derivatives			587,596	(638,510)
Net loss (gain) on fair value hedged items	31		(201,419)	492,044
Gain on foreign exchange translations	32		(119,440)	(214,547)
Gain on disposal of investments in subsidiaries and associates	33		(77,546)	(10,623)
Impairment loss (reversal of impairment loss) on investments in subsidiaries and associates			(126,248)	165,865
Provision for loan loss allowance	34		928,606	338,691
Increase of provision for other assets	34		5,077	1,681
Reversal of provision for payment guarantees	22		(47,063)	(167,940)
Reversal of provision for unused commitments	22		(22,477)	(8,568)
Increase (reversal) of financial guarantee provision	22		(28,054)	40,833
Increase of provision for possible losses from lawsuits	22		1,122	—
Reversal of provision for restoration	22		(1,211)	(269)
Defined benefit costs	21		19,974	19,238
Depreciation of property and equipment	35		36,874	33,971
Impairment loss (reversal of impairment loss) on assets held for sale	36		(499,976)	46,775
Gain on disposal of property and equipment	36		(3,220)	(604)
Gain on disposal of assets held for sale	36		(3,610)	—
Depreciation of investment property	36		1,246	604
Amortization of intangible assets	35		26,623	27,212
Loss on redemption of debentures			—	3

			(2,373,166)	(875,052)

Changes in operating assets and liabilities:
Due from banks			(451,496)	(2,756,511)
Securities measured at FVTPL			(903,120)	378,702
Loans measured at FVTPL			8,350	108,695
Loans measured at amortized cost			(6,630,749)	(18,015,223)
Derivative financial instruments			(88,601)	(10,837)
Other assets			(4,811,520)	(3,282,400)
Financial liabilities measured at FVTPL			290,878	—
Deposits			2,992,486	15,490,684
Defined benefit liabilities			(46)	(109)
Other liabilities			4,037,287	3,202,650

			(5,556,531)	(4,884,349)

Income taxes refund (paid)			190,594	(177,446)
Interest received			1,988,788	2,378,040
Interest paid			(1,356,846)	(1,738,176)
Dividends received			646,459	399,389

Net cash used in operating activities		~~W~~	(4,083,094)	(4,528,251)

(Continued)

Korea Development Bank

Interim Separate Statements of Cash Flows, Continued

Six-month periods ended June 30, 2021 and 2020 (Unaudited)

(In millions of won)	Notes	2021		2020
Cash flows from investing activities
Net decrease (increase) of securities measured at FVTPL		~~W~~	(1,044,527)	(1,218,560)
Disposal of securities measured at FVOCI			20,308,243	19,139,143
Acquisition of securities measured at FVOCI	6		(19,575,204)	(30,145,312)
Redemption of securities measured at amortized cost	7		170,000	1,340,002
Acquisition of securities measured at amortized cost	7		(1,804,677)	(657,702)
Disposal of property and equipment			9,518	5,192
Acquisition of property and equipment	12		(16,611)	(13,289)
Acquisition of intangible assets	14		(5,945)	(2,199)
Disposal of investments in subsidiaries and associates			395,129	317,211
Acquisition of investments in subsidiaries and associates			(305,758)	(295,661)
Disposal of assets held for sale			9,200	—

Net cash used in investing activities			(1,860,632)	(11,531,175)

Cash flows from financing activities
Increase of financial liabilities measured at FVTPL			50,000	120,000
Decrease of financial liabilities measured at FVTPL			(36,452)	(731,288)
Proceeds from borrowings			20,352,814	26,812,220
Repayment of borrowings			(18,280,199)	(25,137,667)
Proceeds from issuance of debentures			62,262,832	67,721,628
Repayment of debentures			(57,069,434)	(50,012,932)
Decrease in lease liabilities			(11,492)	(12,308)
Dividends			(209,638)	(111,978)
Paid in capital increase			1,115,442	448,334

Net cash provided by financing activities			8,173,873	19,096,009

Effects from changes in foreign currency exchange rate for cash and cash equivalents held			100,705	338,998
Net increase in cash and cash equivalents			2,330,852	3,375,581

Cash and cash equivalents at beginning of the period			5,729,194	5,252,825

Cash and cash equivalents at end of the period	43	~~W~~	8,060,046	8,628,406

See accompanying notes to the interim separate financial statements.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

1. Reporting Entity

Korea Development Bank (the “Bank”) was established on April 1, 1954, in accordance with The Korea Development Bank Act to finance and manage major industrial projects.

The Bank is engaged in the banking industry under The Korea Development Bank Act and other applicable statutes, and in the fiduciary in accordance with the Financial Investment Services and Capital Markets Act.

Korea Finance Corporation (KoFC), the former ultimate parent company, and KDB Financial Group Inc. (KDBFG), the former immediate parent company, were established by spin-offs of divisions of the Bank as of October 28, 2009. KoFC and KDBFG were merged into the Bank, effective as of December 31, 2014. Issued capital is ~~W~~21,886,559 million with 4,377,311,768 shares of issued and outstanding as of June 30, 2021 and 100% of the Bank’s shares are owned by the government of the Republic of Korea.

The Bank’s head office is located in 14, Eunhaeng-ro (Yeouido-dong), Yeongdeungpo-gu, Seoul and its service network as of June 30, 2021 is as follows:

	Domestic		Overseas
	Head Office	Branches	Branches	Subsidiaries	Representative offices	Total
KDB	1	61	10	7	8	87

2. Basis of Preparation

(1) Application of accounting standards

These interim financial statements have been prepared in accordance with the Korean International Financial Reporting Standards (“K-IFRS”) 1034 Interim Financial Reporting and provide less information as compared with its annual financial statements. The interim financial statements have been prepared in accordance with K-IFRS effective as of June 30, 2021 and the significant accounting policies applied in the preparation of these interim financial statements have been consistently applied to all periods presented unless otherwise specified.

(2) Changes and disclosures of accounting policies

(i) New and amended standards adopted

The Bank newly applied the following amended and enacted standards for the annual period beginning on January 1, 2021. The nature and the impact of each new standard or amendment are described below:

Amendments to K-IFRS 1109 ‘Financial Instruments’, K-IFRS 1039 ‘Financial Instruments: Recognition and Measurement’, K-IFRS 1107 ‘Financial Instruments: Disclosure’, K-IFRS 1104 ‘Insurance Contracts’ and K-IFRS 1116 ‘Lease’ – Interest Rate Benchmark Reform

In relation to interest rate benchmark reform, the amendments provide a practical expedient allowing entities to change the effective interest rate instead of changing the carrying amount and apply hedge accounting without discontinuance although the interest rate benchmark is replaced in hedging relationship. The amendment does not have a significant impact on the separate financial statements.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

2. Basis of Preparation, Continued

(ii) New standards and interpretations issued but not effective

The following new standards, interpretations and amendments to existing standards have been issued but not effective for annual periods beginning after January 1, 2021, and the Bank has not early adopted them. The nature and the impact of each new standard, amendment and enactments are described below:

Amendments to K-IFRS 1103 ‘Business Combination’ – Reference to the Conceptual Framework

The amendments update a reference of definition of assets and liabilities to qualify for recognition in revised Conceptual Framework for Financial Reporting. However, the amendments add an exception for the recognition of liabilities and contingent liabilities within the scope of K-IFRS 1037 ‘Provisions, Contingent Liabilities and Contingent Assets’, and K-IFRS 2121 ‘Levies’. The amendments also confirm that contingent assets should not be recognized at the acquisition date. The amendments should be applied for annual periods beginning on or after January 1, 2022, and earlier application is permitted. The Bank does not expect that these amendments have a significant impact on the separate financial statements.

Amendments to K-IFRS 1016 ‘Property, Plant and Equipment’ – Proceeds before intended use

The amendments prohibit an entity from deducting from the cost of an item of property, plant and equipment any proceeds from selling items produced while the entity is preparing the asset for its intended use. Instead, the entity will recognize and disclose the proceeds from selling such items, and the costs of producing those items, as profit or loss. The amendments should be applied for annual periods beginning on or after January 1, 2022, and earlier application is permitted. The Bank does not expect that these amendments have a significant impact on the separate financial statements.

Amendments to K-IFRS 1037 ‘Provisions, Contingent Liabilities and Contingent Assets’ – Onerous Contracts: Cost of Fulfilling a Contract

The amendments clarify that the direct costs of fulfilling a contract include both the incremental costs of fulfilling the contract and an allocation of other costs directly related to fulfilling contracts when assessing whether the contract is onerous. The amendments should be applied for annual periods beginning on or after January 1, 2022, and earlier application is permitted. The Bank does not expect that these amendments have a significant impact on the separate financial statements.

Amendments to K-IFRS 1001 ‘Presentation of Financial Statements’ – Classification of Liabilities as Current or Non-current

The amendments clarify that liabilities are classified as either current or non-current, depending on the substantive rights that exist at the end of the reporting period. Classification is unaffected by the likelihood that an entity will exercise right to defer settlement of the liability or the management’s expectations thereof. Also, the settlement of liability includes the transfer of the entity’s own equity instruments; however, it would be excluded if an option to settle the liability by the transfer of the entity’s own equity instruments is recognized separately from the liability as an equity component of a compound financial instrument. The amendments should be applied for annual periods beginning on or after January 1, 2023, and earlier application is permitted. The Bank does not expect that these amendments have a significant impact on the separate financial statements.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

2. Basis of Preparation, Continued

Amendments to K- IFRS 1116 ‘Lease’ – Covid-19-Related Rent Concessions etc. beyond June 30, 2021

The application of the practical expedient, a lessee may elect not to assess whether a rent concession occurring as a direct consequence of the COVID-19 pandemic is a lease modification, is extended to lease payments originally due on or before 30 June 2022. A lessee shall apply the practical expedient consistently to eligible contracts with similar characteristics and in similar circumstances. The amendments should be applied for annual periods beginning on or after April 1, 2021, and earlier application is permitted. The Bank does not expect that these amendments have a significant impact on the separate financial statements.

Annual improvements to K-IFRS 2018-2020

Annual improvements of K-IFRS 2018-2020 Cycle should be applied for annual periods beginning on or after January 1, 2022, and earlier application is permitted. The Bank does not expect that these amendments have a significant impact on the separate financial statements.

•	K-IFRS 1109 ‘Financial Instruments’ – Fees related to the 10% test for derecognition of financial liabilities

The amendment clarifies that in applying the ‘10 per cent’ test to assess whether to derecognise a financial liability, an entity includes only fees paid or received between the entity (the borrower) and the lender, including fees paid or received by either the entity or the lender on the other’s behalf.

•	K-IFRS 1101 ‘First time Adoption of Korean International Financial Reporting Standards’ – Subsidiaries that are first-time adopters

•	K-IFRS 1116 ‘Leases’ – Lease incentives

•	K-IFRS 1041 ‘Agriculture’ – Measuring fair value

(3) Basis of measurement

The financial statements have been prepared on the historical cost basis except for the following material items in the statement of financial position:

•	Derivative financial instruments measured at fair value

•	Financial instruments measured at fair value through profit or loss

•	Financial instruments measured at fair value through other comprehensive income

•	Fair value hedged financial instruments with changes in fair value, due to hedged risks, recognized in profit or loss

•	Liabilities for defined benefit plans, which are recognized as net of the total present value of defined benefit obligations less the fair value of plan assets.

(4) Functional and presentation currency

These financial statements are presented in Korean won (“~~W~~”), which is the Bank’s functional currency and the currency of the primary economic environment in which the Bank operates.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

2. Basis of Preparation, Continued

(5) Use of estimates and judgments

The preparation of the financial statements in conformity with K-IFRS requires management to make judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses. Management’s estimates of outcomes may differ from actual outcomes if management’s estimates and assumptions based on management’s best judgment at the reporting date are different from the actual environment.

Estimates and assumptions are continually evaluated and any change in an accounting estimate is recognized prospectively by including it in profit or loss in the period of the change, if the change affects that period only.

The following are the key assumptions concerning the future and other key sources of estimation uncertainty at the end of the reporting period that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year:

(i) Fair value of financial instruments

Financial instruments measured at fair value through profit or loss and other comprehensive income, and derivative instruments are recognized and measured at fair value. If the market for a financial instrument is not active, fair value is determined either by using a valuation technique or independent third-party valuation service. Valuation techniques include using recent arm’s length market transactions between knowledgeable, willing parties, if available, referencing to the current fair value of another instrument that is substantially the same, discounted cash flow analysis and option pricing models.

Financial instruments, which are not actively traded in the market and those with less transparent market prices, will have less objective fair values and require broad judgment on liquidity, concentration, uncertainty in market factors and assumptions in price determination and other risks.

Diverse valuation techniques are used to determine the fair value of financial instruments, from generally accepted market valuation models to internally developed valuation models that incorporate various types of assumptions and variables.

(ii) Credit losses allowance

The Bank tests impairment and recognizes loss allowances on financial assets classified at amortized cost, debt instruments measured at fair value through other comprehensive income and recognizes provisions for payment guarantee, financial guarantee and unused commitments. Accuracy of allowances and provisions for credit losses is dependent upon estimation of expected cash flows of the borrower for individually assessed allowances of loans, and upon assumptions and methodology used for collectively assessed allowances for groups of loans, guarantees and unused loan commitments.

The pandemic of COVID-19 in 2021 has a negative impact on the global economy despite of the Korean government’s financial and economic stabilization packages. It may have a negative impact on the financial position and financial performance of the Bank due to the increase of the expected credit losses on specific portfolios and the potential losses on financial assets. The detail of credit risk exposures by industry affected by the pandemic of COVID-19 as of June 30, 2021 is disclosed in Note 49. (2) and the exposures by industries could be changed according to economic fluctuations.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

2. Basis of Preparation, Continued

Taking these circumstances into account comprehensively, the Bank recalculated the forward-looking information used to estimate the expected credit loss in accordance with K-IFRS 1109 ‘Financial Instruments’ as of June 30, 2021. During the six-month period since the end of the previous year, there have been changes in the forward-looking information that affects expected credit losses, and it is predicted that major economic factors such as the 2021 unemployment rate and economic growth rate will deteriorate due to the impact of COVID-19. To reflect these changes, the Bank recalculated the forward-looking information by means of increasing the probability of recession used in generating future economic scenarios and will continue to monitor the forward-looking information on a quarterly basis.

(iii) Deferred taxes

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply in the year when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted at the reporting date. Deferred income tax assets are recognised to the extent that sufficient taxable profit will be available to allow all or part of the deferred tax asset to be utilized. Actual income taxes in the future may not be identical to the recognised deferred tax assets and liabilities.

(iv) Defined benefit liabilities

The Bank operates a defined benefit plan. Defined benefit liability is calculated by annual actuarial valuations as of the reporting date. To perform the actuarial valuations, assumptions for discount rates, future salary increases and others are required to be estimated. Defined benefit plans contain significant uncertainties in estimations due to its long-term nature.

3. Significant Accounting Policies

The significant accounting policies applied by the Bank in preparation of its separate financial statements are included below. The accounting policies set out below have been applied consistently to all periods presented in these separate financial statements.

(1) Investments in subsidiaries and associates

The accompanying financial statements are separate financial statements in accordance with K-IFRS 1027 ‘Separate Financial Statements’ and investments in subsidiaries and associates are accounted for at cost, not by performance and net asset reported by the investee.

Dividends received from subsidiaries and associates are recognised as income as of the time the right to receive the dividends is established.

(2) Business combination of entities under common control

The assets and liabilities acquired under business combinations under common control are recognised at the carrying amounts recognised previously in the consolidated financial statements of the ultimate parent. The difference between consideration transferred and carrying amounts of net assets acquired is recognised as part of share premium.

(3) Operating segments

The Bank makes decisions regarding allocation of resources to segments and categorizes segments, based on internal reports reviewed periodically by the chief operating decision maker, to assess performance. Information

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

3. Significant Accounting Policies, Continued

on segments reported to the chief operating decision maker includes items directly attributable to segments as well as those that can be allocated on a reasonable basis. Unallocated items mainly comprise corporate assets (such as the Bank Headquarters), head office expenses, and income tax assets and liabilities. The Bank recognises the CEO as the chief operating decision maker.

(4) Foreign exchange

(i) Foreign currency transactions

Transactions in foreign currencies are translated to the functional currency of the Bank, at exchange rates of the dates of transactions. Monetary assets and liabilities denominated in foreign currencies at the reporting date are translated to the functional currency at the exchange rate at that date. The foreign currency gain or loss on monetary items is the difference between amortized cost in the functional currency at the beginning of the period, adjusted for effective interest and payments during the period, and the amortized cost in foreign currency translated at the exchange rate at the end of the reporting period. Non-monetary assets and liabilities denominated in foreign currencies that are measured at fair value are translated to the functional currency at the exchange rate at the date that the fair value was determined.

Foreign currency differences arising on transactions and translations of monetary items are recognised in profit or loss, except for differences arising on the translation of a financial instruments designated as hedges of the net investment in foreign operations, or cash flow hedge, which are recognised in other comprehensive income.

When a gain or loss on a non-monetary item is recognised in other comprehensive income, any exchange component of that gain or loss is recognised in other comprehensive income. Conversely, when a gain or loss on a non-monetary item is recognised in profit or loss, any exchange component of that gain or loss shall be recognised in profit or loss.

(ii) Foreign operations

If the presentation currency of the Bank is different from a foreign operation’s functional currency, the financial statements of the foreign operation are translated into the presentation currency using the following methods:

Unless the functional currency of foreign operations is in a state of hyperinflation, assets and liabilities of foreign operations are translated at the closing exchange rate at the end of the reporting period. Revenues and expenses on the statement of comprehensive income are translated at the exchange rates of the date of transaction. Foreign currency differences that arise from translation are recognized as other comprehensive income, and the disposal of a foreign operation is re-categorized as profit or loss as of the moment of the disposal profit or loss is recognized.

Any goodwill arising on the acquisition of a foreign operation, and any adjustments in fair value to the carrying amounts of assets and liabilities due to such acquisition, are treated as assets and liabilities of the foreign operation. Therefore, such are expressed in the functional currency of the foreign operations and, alongside other assets and liabilities of the foreign operation, translated at the closing exchange rate.

In the case of the disposal of a foreign operation, cumulative amounts of exchange difference regarding the foreign operation, recognized separately from other comprehensive income, are re-categorized from assets to profit or loss as of the disposal profit or loss is recognized.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

3. Significant Accounting Policies, Continued

(iii) Foreign exchange of net investment in foreign operations

Monetary items receivable from or payable to a foreign operation, with none or little possibility of being settled in the foreseeable future, are considered a part of the net investment in the foreign operation. Therefore, the exchange difference is recognised as comprehensive income or loss in the financial statement and re-categorized to profit or loss as of the disposal of the related net investment.

(5) Recognition and measurement of financial instruments

(i) Initial recognition

The Bank recognizes a financial asset or a financial liability in its separate statement of financial position when the Bank becomes a party to the contractual provisions of the instrument. A regular way purchase or sale of financial assets is recognized and derecognized using trade date accounting. The Bank classifies financial assets as financial assets at fair value through profit or loss, financial assets at fair value through other comprehensive income, or financial assets at amortized cost on the basis of the Bank’s business model for managing the financial assets and the contractual cash flow characteristics of the financial assets. The Bank classifies financial liabilities as financial liabilities at fair value through profit or loss, or financial liabilities at amortized cost.

At initial recognition, a financial asset or financial liability is measured at its fair value plus or minus, in the case of a financial asset or financial liability not at fair value through profit or loss, transaction costs that are directly attributable to the acquisition or issue of the financial asset or financial liability.

(ii) Subsequent measurement

After initial recognition, financial instruments are measured at amortized cost or fair value based on classification at initial recognition.

Amortized cost

The amortized cost is the amount at which the financial asset or financial liability is measured at initial recognition minus the principal repayments, plus or minus the cumulative amortization using the effective interest method of any difference between that initial amount and the maturity amount and, for financial assets, adjusted for any loss allowance.

Fair value

Fair values, which the Bank primarily uses for the measurement of financial instruments, are the published price quotations based on market prices or dealer price quotations of financial instruments traded in an active market where available. These are the best evidence of fair value. A financial instrument is regarded as quoted in an active market if quoted prices are readily and regularly available from an exchange, dealer, broker, an entity in the same industry, pricing service or regulatory agency, and those prices represent actual and regularly occurring market transactions on an arm’s length basis.

If the market for a financial instrument is not active, fair value is determined either by using a valuation technique or independent third-party valuation service. Valuation techniques include using recent arm’s length market transactions between knowledgeable, willing parties, if available, referencing to the current fair value of another instrument that is substantially the same, discounted cash flow analysis and option pricing models.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

3. Significant Accounting Policies, Continued

The Bank uses valuation models that are commonly used by market participants and customized for the Bank to determine fair values of common over-the-counter (OTC) derivatives such as options, interest rate swaps and currency swaps which are based on the inputs observable in markets. For more complex instruments, the Bank uses internally developed models, which are usually based on valuation methods and techniques generally used within the industry, or a value measured by an independent external valuation institution as the fair values if all or some of the inputs to the valuation models are not market observable and therefore it is necessary to estimate fair value based on certain assumptions.

If the valuation technique does not reflect all factors which market participants would consider in setting a price, the fair value is adjusted to reflect those factors. Those factors include counterparty credit risk, bid-ask spread, liquidity risk and others.

The chosen valuation technique makes maximum use of market inputs and relies as little as possible on entity-specific inputs. It incorporates all factors that market participants would consider in setting a price and is consistent with economic methodologies applied for pricing financial instruments. Periodically, the Bank calibrates the valuation technique and tests its validity using prices of observable current market transactions of the same instrument or based on other relevant observable market data.

(iii) Derecognition

Derecognition is the removal of a previously recognized financial asset or financial liability from the statement of financial position. The Bank derecognizes a financial asset or a financial liability when, and only when:

Derecognition of financial assets

Financial assets are derecognized when the contractual rights to the cash flows from the financial assets expire or the financial assets have been transferred and substantially all the risks and rewards of ownership of the financial assets are also transferred, or all the risks and rewards of ownership of the financial assets are neither substantially transferred nor retained and the Bank has not retained control. If the Bank neither transfers nor disposes of substantially all the risks and rewards of ownership of the financial assets, the Bank continues to recognize the financial asset to the extent of its continuing involvement in the financial asset.

If the Bank transfers the contractual rights to receive the cash flows of the financial asset, but retains substantially all the risks and rewards of ownership of the financial asset, the Bank continues to recognize the transferred asset in its entirety and recognize a financial liability for the consideration received.

Derecognition of financial liabilities

Financial liabilities are derecognized from the statement of financial position when the obligation specified in the contract is discharged, cancelled or expires.

(iv) Offsetting

Financial assets and liabilities are offset and the net amount reported in the separate statements of financial position where there is a legally enforceable right to offset the recognized amounts and there is an intention to settle on a net basis or realize the assets and settle the liability simultaneously.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

3. Significant Accounting Policies, Continued

(6) Cash and cash equivalents

Cash and cash equivalents comprise balances with original maturities of three months or less from the date of acquisition that are subject to an insignificant risk of changes in their fair value, including cash on hand, deposits held at call with banks and other highly liquid short-term investments with original maturities of three months or less.

(7) Non-derivative financial assets

(i) Financial assets at fair value through profit or loss

Any non-derivative financial asset classified as held for trading or not classified as financial assets at fair value through other comprehensive income or financial assets measured at amortized cost is categorized under financial assets at fair value through profit or loss.

The Bank may designate certain financial assets upon initial recognition as at fair value through profit or loss when the designation eliminates or significantly reduces a measurement or recognition inconsistency (sometimes referred to as ‘an accounting mismatch’) that would otherwise arise from measuring assets or liabilities or recognizing the gains and losses on them on different bases.

After initial recognition, a financial asset at fair value through profit or loss is measured at fair value and gains or losses arising from a change in the fair value are recognized in profit or loss. Interest income and dividend income from financial assets at fair value through profit or loss are also recognized in profit or loss.

(ii) Financial assets at fair value through other comprehensive income

The Bank classifies financial assets as financial assets at fair value through other comprehensive income if they meet the following conditions: 1) debt instruments that are a business model whose objective is achieved by both collecting contractual cash flows and selling financial assets, and consistent with representing solely payments of principal and interest on the principal amount outstanding or 2) equity instruments, not held for trading with the objective of generating a profit from short-term fluctuations in price or dealer’s margin, designated as financial assets at fair value through other comprehensive income. After initial recognition, a financial asset at fair value through other comprehensive income is measured at fair value. Gain and loss from changes in fair value, other than dividend income and interest income amortized using effective interest method and exchange differences arising on monetary items which are recognized directly in profit or loss, are recognized as other comprehensive income in equity.

At disposal of financial assets at fair value through other comprehensive income, cumulative gain or loss is recognized as profit or loss for the reporting period. However, cumulative gain or loss of equity instrument designated as fair value through other comprehensive income are not recycled to profit or loss at disposal.

Financial assets at fair value through other comprehensive income denominated in foreign currencies are translated at the closing rate. Exchange differences resulting from changes in amortized cost are recognized in profit or loss, and other changes are recognized as equity.

(iii) Financial assets measured at amortized cost

A financial asset, which are held within the business model whose objective is to hold assets in order to collect contractual cash flows and consistent with representing solely payments of principal and interest on the

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

3. Significant Accounting Policies, Continued

principal amount outstanding, are classified as a financial asset at amortized cost. Financial assets at amortized cost are subsequently measured at amortized cost using the effective interest method after initial recognition and interest income is recognized using the effective interest method.

(8) Expected credit loss of financial assets

The Bank measures expected credit loss and recognizes loss allowance at the end of the reporting period for financial assets measured at amortized cost and fair value through other comprehensive income with the exception of financial asset measured at fair value through profit or loss.

The expected credit loss (“ECL”) is the weighted average amount of possible outcomes within a certain range, reflecting the time value of money, estimates on the past, current and future situations, and information accessible without excessive cost of effort.

The Bank uses the following three measurement techniques in accordance with K-IFRS:

•	General approach: for financial assets and off-balance-sheet unused credit line that are not applied below two approaches

•	Simplified approach: for receivables, contract assets and lease receivables

•	Credit-impaired approach: for purchased or originated credit-impaired financial assets

The general approach is applied differently depending on the significance of the increase of the credit risk. If, at the reporting date, the credit risk on a financial instrument has not increased significantly since initial recognition, an entity shall measure the loss allowance for that financial instrument at an amount equal to 12-month expected credit losses. If the credit risk on that financial instrument has increased significantly since initial recognition, an entity shall measure the loss allowance for a financial instrument at an amount equal to the lifetime expected credit losses at each reporting date.

The Bank applies the simplified approach to 1) trade receivables and contract assets that do not have a significant financing component or 2) trade receivables, contract assets and lease receivables upon determining the Bank’s accounting policies as the application of the simplified approach. The approach requires expected lifetime losses to be recognized from initial recognition of the financial assets. Under credit-impaired approach, the Bank shall only recognize the cumulative changes in lifetime expected credit losses since initial recognition as a loss allowance for purchased or originated credit-impaired financial assets.

The following non-exhaustive list of information may be relevant in assessing changes in credit risk:

•	Significant changes in internal price indicators of credit risk as a result of a change in credit risk since inception

•	Other changes in the rates or terms of an existing financial instrument that would be significantly different if the instrument was newly originated or issued at the reporting date

•	An actual or expected significant change in the financial instrument’s external credit rating

•	An actual or expected internal credit rating downgrade for the borrower or decrease in behavioural scoring used to assess credit risk internally

•	An actual or expected significant change in the operating results of the borrower

•	Past due information

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

3. Significant Accounting Policies, Continued

(i) Forward-looking information

The Bank uses forward-looking information, when it determines whether the credit risk has increased significantly since initial recognition and measures expected credit losses.

The Bank assumes the risk component has a certain correlation with the business cycle, and calculates the expected credit loss by reflecting the forward-looking information with macroeconomic variables on the measurement inputs.

Forward looking information used in calculation of expected credit loss is derived after comprehensive consideration of a variety of factors including scenario in management planning, worst-case scenario used for stress testing, third party forecast, and others.

(ii) Measuring expected credit losses on financial assets at amortized cost

The amount of the loss on financial assets at amortized cost is measured as the difference between the asset’s carrying amount and the present value of estimated future cash flows discounted at the financial asset’s original effective interest rate. The Bank estimates expected future cash flows for financial assets that are individually significant (individual assessment of impairment).

For financial assets that are not individually significant, the Bank collectively estimates expected credit loss by grouping loans with homogeneous credit risk profile (collective assessment of impairment).

Individual assessment of impairment

Individual assessment of impairment losses is calculated using management’s best estimate on present value of expected future cashflows. The Bank uses all the available information including operating cash flow of the borrower and net realizable value of any collateral held.

Collective assessment of impairment

Collective assessment of loss allowance involves historical loss experience along with incorporation of forward-looking information. Such process incorporates factors such as type of collateral, product and borrowers, credit rating, size of portfolio and recovery period and applies probability of default on a group of assets and loss given default by type of recovery method. Also, the expected credit loss model involves certain assumption to determine input based on loss experience and forward-looking information. These models and assumptions are periodically reviewed to reduce gap between loss estimate and actual loss experience.

The expected credit loss for financial assets measured at amortized cost is recognized as the loss allowance, and when the financial asset is determined to be irrecoverable, the carrying amount and loss allowance are decreased. If financial assets previously written off are recovered, the loss allowance is increased and the difference is recognized in the current profit or loss.

(iii) Measuring expected credit losses on financial assets at fair value through other comprehensive income

Measuring method of expected credit losses on financial assets at fair value through other comprehensive income is equal to the method of financial assets at amortized cost, except for changes in loss allowances that are

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

3. Significant Accounting Policies, Continued

recognized as other comprehensive income. Amounts recognized in other comprehensive income for sale or repayment of financial assets at fair value through other comprehensive income are reclassified to profit or loss.

(9) Derivative financial instruments including hedge accounting

Derivative financial instruments are initially recognised at fair value at the inception of the contract and re-estimated at fair value subsequently. The recognition of profit or loss due to changes in fair value of derivative instruments is as described below:

(i) Hedge accounting

Derivative financial instruments are accounted differently depending on whether hedge accounting is applied, and therefore, are classified into trading purpose derivatives and hedging purpose derivatives.

Upon the transaction of hedging purpose derivatives, two different types of hedge accounting are applied; a fair value hedge, and a cash flow hedge. A fair value hedge is a hedge of the exposure to changes in fair value of a recognised asset or liability or an unrecognised firm commitment, or an identified portion of such an asset, liability or firm commitment, that is attributable to a particular risk and could affect profit or loss. A cash flow hedge is a hedge of the exposure to variability in cash flows that (i) is attributable to a particular risk associated with a recognised asset or liability (such as all or some future interest payments on variable rate debt) or a highly probable forecast transaction and (ii) could affect profit or loss.

At the inception of the hedge relationship, the Bank formally documents the relationship between the hedged item and the hedging instrument, including the nature of the risk, the objective and strategy for undertaking the hedge, and the method that will be used to assess the effectiveness of the hedging relationship.

Fair value hedge

For designated and qualifying fair value hedges, the change in the fair value of a hedging derivative is recognised in profit or loss in the statement of comprehensive income. Meanwhile, the change in the fair value of the hedged item, attributable to the risk hedged, is recorded as part of the carrying value of the hedged item and is also recognised in profit or loss in the statement of comprehensive income. When the hedge no longer meets the criteria for hedge accounting, the hedge relationship is terminated. For hedged item recorded at amortized cost, the difference between the carrying value of the hedged item on termination and the face value is amortized over the remaining term of the original hedge using the EIR.

Cash flow hedge

For designated and qualifying cash flow hedges, the effective portion of gain or loss on the hedging instruments is initially recognised directly in equity. The ineffective portion of the gain or loss on the hedging instrument is recognised immediately in the statement of comprehensive income. When the hedged cash flow affects the profit or loss in statement of comprehensive income, the gain or loss on the hedging instrument is recorded in the corresponding income or expense line in profit or loss in the statement of comprehensive income.

When a hedge no longer meets the criteria for hedge accounting, any cumulative gain or loss existing in equity at that time remains in equity and is recognised when the hedged forecasted transaction is ultimately

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

3. Significant Accounting Policies, Continued

recognised in the statement of comprehensive income. When a forecasted transaction is no longer expected to occur, the cumulative gain and loss that was reported in equity is immediately transferred to profit or loss in the statement of comprehensive income.

Hedges of net investments in foreign operations

The Bank designates non-derivative financial instruments as hedging instruments for foreign currency risk arising from net investments in foreign operations and recognises the portion of the gain or loss on the hedging instrument that is determined to be an effective hedge in other comprehensive income. The cumulative amounts recognised in other comprehensive income relating to both the foreign exchange differences arising on translation of the results and financial position of the foreign operation and the gain or loss on the hedging instrument that is determined to be an effective hedge of the net investment are reclassed from equity to profit or loss as a reclassification adjustment when the Bank disposes of the foreign operation.

(ii) Trading purpose derivatives

For trading purpose derivatives transaction, changes in the fair value of derivatives are recognised in net income.

(10) Day one profit or loss recognition

For financial instruments classified as level 3 on the fair value level hierarchy measured using assess variables not observable in the market, the difference between the fair value at initial recognition and the transaction price, which is equivalent to Day one profit or loss, is amortized by using the straight-line method over time.

(11) Property and equipment

The Bank’s property and equipment are recognised at the carrying amount at historical costs less accumulated depreciation and accumulated impairment in value. Historical costs include the expenditures directly related to the acquisition of assets.

Subsequent costs are recognised in the carrying amount of assets or, if appropriate, as separate assets if the probabilities future economic benefits associated with the assets will flow into the Bank and the costs can be measured reliably; the carrying amount of the replaced part is derecognised. Furthermore, any other repairs or maintenances are charged to profit or loss as incurred.

Land is not depreciated. Depreciation on other assets is calculated using the straight-line method to the amount of residual value less acquisition cost over the following estimated useful lives:

Type	Useful lives (years)
Buildings	20 ~ 50
Structure	10 ~ 40
Movable property	4

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

3. Significant Accounting Policies, Continued

Property and equipment are impaired when the carrying amount exceeds the recoverable amount. The Bank assesses residual value and economic life of its assets at each reporting date and adjusts useful lives when necessary. Any gain or loss arising from the disposal of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the asset) is recognised in non-operating income (expense) in the statement of comprehensive income.

(12) Investment property

The Bank classifies property held for rental income or benefits from capital appreciation as investment property. Investment property is measured initially at cost, including transaction costs. Subsequent to initial recognition, the cost model is applied. Subsequent to initial recognition, an item of investment property is carried at its cost less any accumulated depreciation and any accumulated impairment loss.

Investment properties are derecognised either when they have been disposed of or when the investment property is permanently withdrawn from use and no future economic benefit is expected from its disposal. The difference between the net disposal proceeds and the carrying amount of the asset is recognised in the statement of comprehensive income in the period of de-recognition. Reclassification to other account is made if there is a change in use of corresponding investment property.

Depreciation of investment property is calculated using the straight-line method over its estimated useful lives as follows:

Type	Useful lives (years)
Buildings	20 ~ 50
Structure	10 ~ 40

(13) Intangible assets

An intangible asset is recognised only when its cost can be measured reliably, and the probabilities future economic benefits from the asset will flow into the Bank are high. Separately acquired intangible assets are recognised at the acquisition cost, and subsequently, the cost less accumulated depreciation and accumulated impairment is recognised as the carrying amount.

Intangible assets with finite lives are amortized over the four-year to 30-year period of useful economic lives using the straight-line method. At the end of each reporting period, the Bank reviews intangible assets for any evidence that indicate impairment, and upon the presence of such evidence, the Bank estimates the amount recoverable and recognises the loss accordingly.

Intangible assets with indefinite useful lives are not amortized but are tested for impairment annually. Furthermore, the Bank reviews such intangible assets to determine whether it is appropriate to consider these assets to have indefinite useful lives. If in the case the Bank concludes an asset is not qualified to be classified as non-finite, prospective measures are taken to consider such an asset as finite.

(14) Leases

The Bank recognizes a right-of-use asset representing its right to use the underlying leased asset and a lease liability representing its obligation to make lease payments at the commencement date of the lease. The Bank elected not to apply the requirements to the short-term leases and leases of low value assets.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

3. Significant Accounting Policies, Continued

Right-of-use asset

The right-of-use asset is measured at its cost less subsequent accumulated depreciation and accumulated impairment loss with adjustments reflected arising from remeasurements of the lease liability. The cost of the right-of-use asset comprise the amount of the initial measurement of the lease liability, any initial direct costs incurred by the lessee and any lease payments made at or before the commencement date, less any lease incentive received. The right-of-use asset is depreciated over the shorter of the asset’s useful life and the lease term on a straight-line basis from the commencement date of the lease.

Lease liabilities

At the commencement date, the lease liability is measured at present value of the lease payments that are not paid at that date. Lease payments include fixed payments (including in-substance fixed payments), less any lease incentives receivable, variable lease payments that depend on an index or a rate, amounts expected to be payable by the lessee under residual value guarantees, the exercise price of a purchase option if the lessee is reasonably certain to exercise that option, and payments of penalties for terminating the lease, if the lease term reflects the lessee exercising an option to terminate the lease. The variable lease payments that do not depend on an index or a rate are recognized as an expense in the period in which the event or condition that triggers those payments occurs.

When measuring the present value, the lease payments are discounted using the interest rate implicit in the lease. If such implicit rate cannot be readily determined, the Bank uses the Bank’s incremental borrowing rate. The lease liability is subsequently increased by the amount of interest expenses recognized on the lease liability and reduced by the lease payments made.

Short-term lease and lease of low-value assets

The Bank does not apply the requirements of lessee accounting to short-term leases and leases of low-value assets. The Bank recognizes the lease payments associated with these leases as expenses on a straight-line basis over the lease term.

(15) Impairment of non-financial assets

The Bank tests for any evidence of impairment in assets and reviews whether the impairment has taken place by estimating the recoverable amount, at the end of each reporting period. The recoverable amount is the higher of the fair value less cost and value in use of an asset.

Except for impairment losses in respect of goodwill which are never reversed, an impairment loss is reversed if there has been a change in the estimates used to determine the recoverable amount. The reversal is limited so that the carrying amount of the asset does not exceed its recoverable amount, nor exceeds the carrying amount that would have been determined, net of depreciation, had no impairment loss been recognised for the asset in prior years.

(16) Assets held for sale

Non-current assets, or disposal groups comprising assets and liabilities, that are expected to be recovered primarily through sale rather than through continuing use, are classified as held for sale. To be classified as held for sale, the asset (or disposal group) must be available for immediate sale in its present condition and its sale

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

3. Significant Accounting Policies, Continued

must be highly probable. The assets or disposal group that are classified as assets held for sale are measured at the lower of their carrying amount and fair value less cost to sell. The Bank recognizes an impairment loss for any initial or subsequent write-down of an asset (or disposal group) to fair value less costs to sell, and a gain for any subsequent increase in fair value less costs to sell, up to the cumulative impairment loss previously recognized.

Non-current assets that are classified as held for sale or part of a disposal group classified as held for sale are not depreciated (or amortized).

(17) Non-derivative financial liabilities

The Bank classifies non-derivative financial liabilities into financial liabilities at fair value through profit or loss or other financial liabilities, in accordance with the substance of the contractual arrangement and the definitions of financial liability. The Bank recognizes these financial liabilities in the statement of financial position when the Bank becomes a party to the contractual provisions of the financial liability.

(i) Financial liabilities at fair value through profit or loss

Financial liabilities at fair value through profit or loss include financial liabilities held for trading and financial liabilities designated at FVTPL upon initial recognition. Financial liabilities and derivatives are classified as financial instruments held for trading if they are acquired for repurchasing soon. Financial liabilities are classified as financial liabilities at FVTPL upon initial recognition, if the profit or loss from the liabilities indicates to be more purpose-appropriate to be recognised as profit or loss. Financial liabilities at FVTPL are designated at fair value in subsequent measurements, and any related un-realized profit or loss is recognised as profit or loss. In addition, for the amount of change in the fair value of the financial liability that is attributable to changes in the credit risk of that liability, the Bank present this change in other comprehensive income, and does not recycle this other comprehensive income to profit or loss, subsequently.

(ii) Financial liabilities measured at amortized cost

Financial liabilities measured at amortized cost are recognised at fair value less cost less transaction cost upon initial recognition, and subsequently at amortized costs. The difference between the proceeds (net of transaction cost) and the redemption value is recognised in the statement of comprehensive income over the periods of the liabilities using the effective interest method.

Fees paid on the establishment of a loan facility are recognised as transaction costs of the loan, if the probability that some or all the facility will be drawn down is high. If, however, there is not enough evidence to conclude a draw-down of some or all the facility will occur, the fee is capitalized as a prepayment for liquidity services and amortized over the period of the facility to which it relates.

(18) Employee benefits

(i) Short-term employee benefits

Short-term employee benefits are employee benefits that are due to be settled wholly before 12 months after the end of the period in which the employees render the related service. When an employee has rendered service to the Bank during an accounting period, the Bank recognises the undiscounted amount of short-term employee benefits expected to be paid in exchange for that service.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

3. Significant Accounting Policies, Continued

(ii) Retirement benefits: defined contribution plans

A defined contribution plan is a pension plan under which the Bank pays fixed contributions into a separate fund. The Bank is no longer responsible for any foreseeable future liability after a certain amount or percentage of money is set aside for defined contribution plans. If the pension plan allows for early retirement, payments are recognised as employee benefits. If the contribution already paid exceeds the contribution due for service before the end of the reporting period, the Bank recognises that excess as an asset to the extent that the prepayment will lead to a reduction in future payments or a cash refund.

(iii) Retirement benefits: defined benefit plans

The Bank classifies all the pensions as defined benefit plans except defined contribution plans. The Bank’s net obligation in respect of defined benefit plans is calculated by estimating the amount of future benefit that employees have earned in the current and prior periods, discounting that amount and deducting the fair value of any plan assets. The calculation of defined benefit obligations is performed annually by a qualified actuary using the projected unit credit method. The present value of the defined benefit obligation is determined by discounting the estimated future cash outflows using interest rates of high-quality corporate bonds that are denominated in the currency in which the benefits will be paid and have terms to maturity like the terms of the related pension liability.

Remeasurements of the net defined benefit liabilities (assets), which comprise actuarial gains and losses, the return on plan assets (excluding interest) and the effect of the asset ceiling (if any, excluding interest), are recognised immediately in other comprehensive income.

(19) Provisions

Provisions are recognized when the Bank has a present legal or constructive obligation because of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation.

(20) Financial guarantees

Financial guarantee contracts are contracts that require the issuer (the Bank) to make specified payments to reimburse the holder for a loss it incurs because a specified debtor fails to make payments when due, in accordance with the original or changed terms of a debt instrument. Financial guarantees are initially recognized in the financial statements at fair value on the date the guarantee was given. Subsequent to initial recognition, the Bank’s liabilities under such guarantees are measured at the higher of:

•	The amount determined in accordance with K-IFRS 1109 ‘Financial Instruments’ and

•	The initial amount recognized, less, when appropriate, cumulative amortization recognized in accordance with K-IFRS 1115 ‘Revenue from Contracts with Customers’.

(21) Securities under resale or repurchase agreements

Securities purchased under agreements to resell are recorded as other loans and receivables and the related interest from these securities is recorded as interest income; securities sold under agreements to repurchase are recorded as other borrowings, and the related interest from these securities is recorded as interest expense.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

3. Significant Accounting Policies, Continued

(22) Interest income and expense

Interest income and expense are recognized in profit or loss using the effective interest method. The effective interest method measures the amortized costs of financial instruments and allocates the interest income or expense during the related period.

Upon the calculation of the effective interest rate, the Bank estimates future cash flows by taking into consideration all contractual terms of the financial instrument, but not future credit loss. The calculation also reflects any fees or points paid or received, transaction costs and any related premiums or discounts. In the case that the cash flow and expected duration of a financial instrument cannot be estimated reliably, the effective interest rate is calculated by the contractual cash flow during the contract period.

Once an impairment loss has been recognized on a financial asset or a group of similar assets, subsequent interest income is recognized on the interest rate that was used to discount future cash flow for measuring the impairment loss.

(23) Fees and commission income

Fees and commission income and expense are classified as follows according to related regulations:

(i) Fees and commission from financial instruments

Fees and commission income and expense that are integral to the effective interest rate on a financial asset or liability are included in the measurement of the effective interest rate. It includes those related to evaluation of the borrowers’ financial status, guarantee, collateral, other agreements and related evaluation as well as business transaction, rewards for activities, such as document preparation and recording and setup fees incurred during issuance of financial liabilities. However, when financial instruments are classified as financial instruments at fair value through profit or loss, fees and commission are recognized as revenue upon initial recognition.

(ii) Fees and commission from services

Fees and commission income charged in exchange for services to be performed during a certain period of time such as asset management fees, consignment fees and assurance service fees are recognized as the related services are performed. When a loan commitment is not expected to result in the draw-down of a loan and K-IFRS 1039 ‘Financial Instrument: Recognition and Measurement’ is not applied for the commitment, the related loan commitment fees are recognized as revenue proportionally to time over the commitment period.

(iii) Fees and commission from significant transaction

Fees and commission from significant transactions, such as trading stocks and other securities, negotiation and mediation activities for third parties, for instance business transfer and takeover, are recognized when transactions are completed.

(24) Dividend income

Dividend income is recognized upon the establishment of the Bank’s right to receive the payment.

(25) Income tax expense

Income tax expense comprises current and deferred income tax. Current income tax and deferred income tax are recognized in profit or loss except to the extent that the tax arises from a transaction or event, which is recognized in other comprehensive income or directly in equity, or a business combination.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

3. Significant Accounting Policies, Continued

The Bank recognizes deferred income tax liabilities for all taxable temporary differences associated with investments in subsidiaries, associates, except to the extent that the Bank can control the timing of the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future. The Bank recognizes deferred income tax assets for all deductible temporary differences arising from investments in associates, to the extent that it is probable that the temporary difference will reverse in the foreseeable future and taxable profit will be available against which the temporary difference can be utilized.

Deferred income tax assets and liabilities are measured at the tax rates that are expected to apply to the reporting period when the assets are realized, or the liabilities settled, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period.

The measurement of deferred income tax assets and liabilities reflects the income tax effects that would follow from the manner in which the Bank expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities.

The carrying amount of a deferred income tax asset is reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow the benefit of part or all of that deferred income tax asset to be utilized.

Deferred income tax assets and liabilities are off-set only if the Bank has a legally enforceable right to off-set the related current income tax assets and liabilities, and the assets and liabilities relate to income tax levied by the same tax authority and are intended to be settled on a net basis.

(26) Accounting for trust accounts

The Bank, for financial reporting, differentiates trust assets from identifiable assets according to the Financial Investment Services and Capital Markets Act. Furthermore, the Bank receives trust fees from the application, management and disposal of trust assets, and appropriates such amounts for fees from trust accounts.

Meanwhile, in the case the fee from an unspecified principal or interests guaranteed money in trust does not meet the principal or interest amount, even after appropriating deficit with trust fees and special reserve, the Bank fills in the remaining deficit in the trust account and appropriates such amounts for losses on trust accounts.

(27) Regulatory reserve for credit losses

When the total sum of allowance for possible credit losses is lower than the amount prescribed in Article 29(1) of the Regulations on Supervision of Banking Business, the Bank records the difference as regulatory reserve for credit losses at the end of each reporting period.

In the case that the existing regulatory reserve for credit losses exceeds the amount needed to be set aside at the reporting date, the surplus may be reversed. Furthermore, in the case that undisposed deficit exists, regulatory reserve for credit losses is saved from the time the undisposed deficit is disposed.

(28) Earnings per share

The Bank represents its diluted and basic earnings per common share in the separate statement of comprehensive income. Basic earnings per share (EPS) is calculated by dividing net profit attributable to

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

3. Significant Accounting Policies, Continued

shareholders of the Bank by the weighted average number of common shares outstanding during the reporting period. Diluted earnings per share is calculated by adjusting net profit attributable to common shareholders of the Bank, considering dilution effects from all potential common shares, and the weighted average number of common shares outstanding.

(29) Corrections of errors

Prior period errors shall be corrected by retrospective restatement in the first set of financial statements authorised for issue after their discovery except to the extent that it is impracticable to determine either the period-specific effects or the cumulative effect of the error.

4. Cash and Due from Banks

(1)	Cash and due from banks as of June 30, 2021 and December 31, 2020 are as follows:

	June 30, 2021		December 31, 2020
Cash	~~W~~	53,847	52,240
Due from banks in Korean won:
Due from Bank of Korea		4,158,855	4,140,277
Other due from banks in Korean won		580,636	347,074

		4,739,491	4,487,351

Due from banks in foreign currencies / off-shores		6,475,917	5,989,387

	~~W~~	11,269,255	10,528,978

(2)	Restricted due from banks as of June 30, 2021 and December 31, 2020 are as follows:

	June 30, 2021		December 31, 2020
Reserve deposit	~~W~~	3,644,433	3,052,883
Deposit of monetary stabilization account		700,000	1,300,000
Others		405,986	216,549

	~~W~~	4,750,419	4,569,432

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

5. Securities Measured at FVTPL

(1)	Details of securities measured at fair value through profit or loss as of June 30, 2021 and December 31, 2020 are as follows:

	June 30, 2021
	Face value		Acquisition cost	Fair value (Carrying amounts)
Securities denominated in Korean won:
Stocks	~~W~~	—	865,077	739,169
Equity investments		—	285,098	312,240
Beneficiary certificates		—	6,384,689	6,574,017
Government and public bonds		1,618,000	1,583,369	1,574,273
Financial bonds		335,000	336,164	335,502
Others		40,000	40,193	40,040

		1,993,000	9,494,590	9,575,241
Securities denominated in foreign currencies/off-shores:
Equity investments		—	26,291	51,284
Beneficiary certificates		—	674,879	642,882
Debt securities		3,390	3,313	3,365

		3,390	704,483	697,531

	~~W~~	1,996,390	10,199,073	10,272,772

	December 31, 2020
	Face value		Acquisition cost	Fair value (Carrying amounts)
Securities denominated in Korean won:
Stocks	~~W~~	—	745,860	622,918
Equity investments		—	233,467	291,984
Beneficiary certificates		—	5,726,787	5,841,059
Government and public bonds		1,024,950	1,031,165	1,023,738

		1,024,950	7,737,279	7,779,699
Securities denominated in foreign currencies/off-shores:
Equity investments		—	21,177	19,800
Beneficiary certificates		—	555,149	507,518
Debt securities		13,600	14,532	13,614

		13,600	590,858	540,932

	~~W~~	1,038,550	8,328,137	8,320,631

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

5. Securities Measured at FVTPL, Continued

(2)	Securities measured at fair value through profit or loss with disposal restrictions as of June 30, 2021 and December 31, 2020 are as follows:

	June 30, 2021
Company	Number of shares	Carrying amount		Restricted period
National Happiness Fund Co., Ltd.	34,066	~~W~~	47,647	Undecided
Shinhan Metal Co., Ltd.	7,692		—	Until December 31, 2021

	41,758	~~W~~	47,647

	December 31, 2020
Company	Number of shares	Carrying amount		Restricted period
National Happiness Fund Co., Ltd.	34,066	~~W~~	66,934	Undecided
Shinhan Metal Co., Ltd.	7,692		—	Until December 31, 2021

	41,758	~~W~~	66,934

6. Securities Measured at FVOCI

(1)	Details of securities measured at FVOCI as of June 30, 2021 and December 31, 2020 are as follows:

	June 30, 2021
	Face value		Acquisition cost	Fair value (Carrying amounts)
Securities denominated in Korean won:
Stocks and equity investments	~~W~~	—	10,159,230	10,479,901
Government and public bonds		970,000	977,750	971,397
Financial bonds		2,670,000	2,675,915	2,672,381
Corporate bonds		8,292,641	8,294,165	8,250,448
Others		2,141,115	2,137,849	13,013,856

		14,073,756	24,244,909	35,387,983
Securities denominated in foreign currencies/off-shores:
Equity securities		—	1,657	998
Debt securities		5,634,704	5,787,500	5,762,364

		5,634,704	5,789,157	5,763,362
Loaned securities:
Loaned securities		870,000	864,198	859,161

	~~W~~	20,578,460	30,898,264	42,010,506

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

6. Securities Measured at FVOCI, Continued

	December 31, 2020
	Face value		Acquisition cost	Fair value (Carrying amounts)
Securities denominated in Korean won:
Stocks and equity investments	~~W~~	—	9,964,039	10,060,520
Government and public bonds		1,900,000	1,923,926	1,918,765
Financial bonds		4,230,000	4,236,741	4,237,990
Corporate bonds		7,570,541	7,570,748	7,558,145
Others		2,141,115	2,137,849	4,803,611

		15,841,656	25,833,303	28,579,031
Securities denominated in foreign currencies/off-shores:
Equity securities		—	1,640	984
Debt securities		5,104,050	5,206,146	5,271,504

		5,104,050	5,207,786	5,272,488

Loaned securities:
Debt securities		290,000	289,641	289,806

	~~W~~	21,235,706	31,330,730	34,141,325

Equity instruments that are acquired due to debt-to-equity swap, investment in kind and investment in ventures and small and medium-sized enterprises are designated as measured at FVOCI. The realized pre-tax income and loss on disposal of equity securities for the six-month periods ended June 30, 2021 and 2020 and ~~W~~20,729 million of gain and ~~W~~89,603 million of loss, respectively, which are directly recognized in retained earnings.

(2)	Changes in securities measured at FVOCI for the six-month periods ended June 30, 2021 and 2020 are as follows:

	2021		2020
Beginning balance	~~W~~	34,141,325	24,249,160
Acquisition		19,575,204	30,145,312
Disposal		(20,294,995)	(19,164,238)
Change due to amortization		(22,899)	(24,236)
Change in fair value		8,333,060	205,116
Foreign exchange differences		197,447	203,509
Others (*)		81,364	13,513

Ending balance	~~W~~	42,010,506	35,628,136

(*)

For the six-month period ended June 30, 2021, others represent the increase in securities measured at FVOCI including shares of DAEHAN SHIPBUILDING CO., LTD., HEUNG-A SHIPPING CO.,LTD. and others acquired in accordance with the workout plan decided by the Council of Financial Creditors and shares of Woongjin Energy Co., Ltd acquired in accordance with the rehabilitation plan under the Debtor Rehabilitation and Bankruptcy Act. For the six-month period ended June 30, 2020, others represent the increase in securities measured at FVOCI including shares of SOLUM CO., LTD. acquired through exercise of conversion rights of the convertible bonds and shares of Barun Electronics Co., Ltd., Korea Heat

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

6. Securities Measured at FVOCI, Continued

Exchanger Co.,Ltd., SUNGCHANG ENGINEERING & CONSTRUCTION CO., LTD., NEOV INC. and others acquired in accordance with the rehabilitation plan under the Debtor Rehabilitation and Bankruptcy Act.

(3)	Securities measured at FVOCI with disposal restrictions in securities measured at FVOCI as of June 30, 2021 and December 31, 2020 are as follows:

Company (*1)	June 30, 2021
	Number of shares	Carrying amount		Restricted period
UAMCO., Ltd.	113,050	~~W~~	160,818	Undecided
High Gain Antenna Co., Ltd.	18,138		265	Undecided
Engine Tech Co., Ltd.	500,000		1	Undecided
CREA IN Co., Ltd.	14,383		107	Until December 21, 2021
Heung-A Shipping Co., Ltd.	3,019,800		3	Until July 11, 2022
Kumho Tire Co., Inc.	21,339,320		171,141	Until July 6, 2023(*2)
POSCO Plantec Co., Ltd.	1,838,744		2,214	Until December 31, 2023 or listing date

	26,843,435	~~W~~ 334,549

(*1)	For the six-month period ended June 30, 2021, shares of Taihan Electric Wire Co., Ltd. held as of December 31, 2020 have been sold.
(*2)	From July 6, 2021, 50% of the shares may be sold every year.

Company	December 31, 2020
	Number of shares	Carrying amount		Restricted period
UAMCO., Ltd.	113,050	~~W~~	150,244	Undecided
High Gain Antenna Co., Ltd.	18,138		—	Undecided
Engine Tech Co., Ltd.	500,000		1	Undecided
Taihan Electric Wire Co., Ltd.	15,892,055		21,772	Undecided
POSCO Plantec Co., Ltd.	1,838,744		2,468	Until June 9, 2021
CREA IN Co., Ltd.	14,383		140	Until December 21, 2021
Kumho Tire Co., Inc.	21,339,320		80,769	Until July 6, 2023(*)

	39,715,690	~~W~~255,394

(*)	From July 6, 2021, 50% of the shares may be sold every year.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

6. Securities Measured at FVOCI, Continued

(4)	Changes in the loss allowance in relation to securities measured at FVOCI for the six-month periods ended June 30, 2021 and 2020 are as follows:

	2021
			Lifetime expected credit loss
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	9,671	1,209	70,398	81,278
Transfer to 12-month expected credit loss		76	(76)	—	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired		(1,895)	1,895	—	—
Transfer to credit-impaired debt		—	—	—	—
Provision for loss allowance		1,292	1,290	345	2,927
Disposal		(542)	—	—	(542)
Foreign currency translation and others		1,585	(1,238)	196	543

Ending balance	~~W~~	10,187	3,080	70,939	84,206

	2020
			Lifetime expected credit loss
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	2,354	116	71,336	73,806
Transfer to 12-month expected credit loss		—	—	—	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired		(189)	189	—	—
Transfer to credit-impaired debt		—	—	—	—
Provision for loss allowance		7,139	248	482	7,869
Disposal		(63)	—	—	(63)
Foreign currency translation and others		462	(153)	61	370

Ending balance	~~W~~	9,703	400	71,879	81,982

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

7. Securities Measured at Amortized Cost

(1)	Securities measured at amortized cost as of June 30, 2021 and December 31, 2020 are as follows:

	June 30, 2021
	Amortized cost		Fair value
Securities denominated in Korean won:
Government and public bonds	~~W~~	1,094,179	1,094,179
Financial bonds		1,040,319	1,040,284
Corporate bonds		282,734	282,671

		2,417,232	2,417,134
Less: loss allowance		(98)	—

	~~W~~	2,417,134	2,417,134

	December 31, 2020
	Amortized cost		Fair value
Securities denominated in Korean won:
Government and public bonds	~~W~~	665,183	665,183
Financial bonds		120,090	120,081

		785,273	785,264
Less: loss allowance		(9)	—

	~~W~~	785,264	785,264

(2)	Changes in securities measured at amortized cost for the six-month periods ended June 30, 2021 and 2020 are as follows:

	2021		2020
Beginning balance	~~W~~	785,264	1,501,947
Acquisition		1,804,677	657,702
Redemption		(170,000)	(1,340,002)
Change due to amortization		(2,718)	(2,247)
Impairment loss		(89)	(2)

Ending balance	~~W~~	2,417,134	817,398

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

8. Loans Measured at FVTPL

(1)	Loans measured at FVTPL as of June 30, 2021 and December 31, 2020 are as follows:

	June 30, 2021			December 31, 2020
	Amortized cost		Fair value (Carrying amounts)	Amortized cost	Fair value (Carrying amounts)
Loans in Korean won:
Privately placed corporate bonds	~~W~~	467,762	696,048	795,871	1,429,258
Loans in foreign currencies/off-shores:
Privately placed corporate bonds		5,650	5,240	5,440	5,256

	~~W~~	473,412	701,288	801,311	1,434,514

(2)	Gains (losses) related to loans measured at FVTPL for the six-month periods ended June 30, 2021 and 2020 are as follows:

	June 30, 2021			June 30, 2020
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Transaction gains (losses) on loans measured at FVTPL
Transaction gains	~~W~~	1,820,467	1,832,631	1,171	2,678
Transaction losses		(3,494)	(4,461)	(13,948)	(17,188)

		1,816,973	1,828,170	(12,777)	(14,510)
Valuation gains (losses) on loans measured at FVTPL
Valuation gains		(830,230)	121,556	43,623	62,057
Valuation losses		(1,111)	(4,899)	(1,407)	(6,719)

		(831,341)	116,657	42,216	55,338

	~~W~~	985,632	1,944,827	29,439	40,828

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

9. Loans Measured at Amortized Cost

(1)	Loans measured at amortized cost and loss allowance for loan as of June 30, 2021 and December 31, 2020 are as follows:

	June 30, 2021			December 31, 2020
	Amortized cost		Fair value	Amortized cost	Fair value
Loans in Korean won:
Loans for working capital	~~W~~	65,337,331	63,612,342	63,711,135	62,132,170
Loans for facility development		53,224,325	52,256,010	51,237,311	50,692,553
Loans for households		217,119	216,641	238,011	240,468
Inter-bank loans		2,864,969	2,690,196	2,710,868	2,589,344

		121,643,744	118,775,189	117,897,325	115,654,535
Loans in foreign currencies:
Loans		18,908,566	18,653,701	17,196,875	16,860,390
Inter-bank loans		2,488,936	2,488,529	1,636,589	1,636,166
Off-shore loans		15,453,865	15,097,262	14,697,580	14,387,438

		36,851,367	36,239,492	33,531,044	32,883,994
Other loans:
Bills bought in foreign currency		2,210,969	2,209,807	2,198,964	2,198,079
Advances for customers on acceptances and guarantees		39,447	9,789	49,908	10,776
Privately placed corporate bonds		1,120,043	909,380	1,182,436	969,648
Others		5,506,649	5,384,093	4,223,895	4,102,454

		8,877,108	8,513,069	7,655,203	7,280,957

			163,527,750		155,819,486

Less:
Loss allowance for loan		(4,474,340)		(3,776,491)
Present value discount		(16,128)		(15,906)
Deferred loan origination costs and fees		12,785		9,003

	~~W~~	162,894,536		155,300,178

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

9. Loans Measured at Amortized Cost, Continued

(2)	Changes in loss allowance for loan for the six-month periods ended June 30, 2021 and 2020 are as follows:

	2021
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	640,094	1,398,461	1,737,936	3,776,491
Transfer to 12-month expected credit loss		7,761	(7,761)	—	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired		(602,527)	602,583	(56)	—
Transfer to credit-impaired		(152,782)	(241,699)	394,481	—
Provision for loss allowance		393,374	421,122	114,110	928,606
Write-offs		—	—	(20,000)	(20,000)
Recovery		—	—	38,992	38,992
Disposal		—	—	(195,323)	(195,323)
Debt-to-equity swap		—	—	(118,676)	(118,676)
Foreign currency translation		2,252	19,747	9,561	31,560
Other		(2,199)	19,566	15,323	32,690

Ending balance	~~W~~	285,973	2,212,019	1,976,348	4,474,340

	2020
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	169,293	1,045,942	1,890,547	3,105,782
Transfer to 12-month expected credit loss		21,459	(21,459)	—	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired		(146,311)	153,243	(6,932)	—
Transfer to credit-impaired		(41,745)	(182,592)	224,337	—
Provision for (reversal of) loss allowance		267,324	204,994	(133,627)	338,691
Write-offs		—	—	(122,638)	(122,638)
Recovery		—	—	23,367	23,367
Disposal		—	—	(164,270)	(164,270)
Debt-to-equity swap		—	—	(21,116)	(21,116)
Foreign currency translation		1,680	17,511	10,457	29,648
Other		70	12,830	21,737	34,637

Ending balance	~~W~~	271,770	1,230,469	1,721,862	3,224,101

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

9. Loans Measured at Amortized Cost, Continued

(3)	Gains (losses) related to loans measured at amortized cost for the three-month and six-month periods ended June 30, 2021 and 2020 are as follows:

	June 30, 2021			June 30, 2020
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Provision for loan allowance for loan	~~W~~	(838,872)	(928,606)	(139,199)	(338,691)
Gains(losses) on disposal of loan		4,129	32,525	(39,296)	(41,783)

	~~W~~	(834,743)	(896,081)	(178,495)	(380,474)

(4)	Changes in net deferred loan origination costs and fees for the six-month periods ended June 30, 2021 and 2020 are as follows:

	2021		2020
Beginning balance	~~W~~	9,003	7,188
New deferrals		11,060	7,963
Amortization		(7,278)	(6,025)

Ending balance	~~W~~	12,785	9,126

10. Derivative Financial Instruments

The Bank’s derivative financial instruments consist of trading derivatives and hedging derivatives, depending on the nature of each transaction. The Bank enters into hedging derivative transactions mainly for the purpose of hedging risk related to changes in fair values of the underlying assets and liabilities and future cash flows.

The Bank enters into trading derivative transactions such as futures, forwards, swaps and options for arbitrage transactions by speculating on the future value of the underlying asset. Derivatives held-for trading transactions include contracts with the Bank’s clients and its liquidation position.

For the purpose of hedging the exposure to the variability of fair values and cash flows of funds in Korean won by changes in interest rate, the Bank mainly uses interest swaps or currency swaps. The main counterparties are foreign financial institutions and local banks. In addition, to hedge the exposure to the variability of fair values of bonds in foreign currencies by changes in interest rate or foreign exchange rate, the Bank mainly uses interest swaps or currency swaps.

The Bank applies net investment hedge accounting by designating non-derivative financial instruments as hedging instruments and any gain or loss on the hedging instruments relating to the effective portion of the hedge is recognised in other comprehensive income and accumulated in the foreign currency translation reserve.

Gains and losses on the hedging instrument accumulated in the foreign currency translation reserve are reclassified to profit or loss on the disposal or partial disposal of the foreign operation.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

10. Derivative Financial Instruments, Continued

(1)	The notional amounts outstanding for derivative contracts and the carrying amounts of the derivative financial instruments as of June 30, 2021 and December 31, 2020 are as follows:

	June 30, 2021
	Notional amounts			Carrying amounts
	Buy		Sell	Asset	Liability
Trading purpose derivative financial instruments:
Interest rate
Futures	~~W~~	—	1,784,822	—	—
Swaps		200,478,063	200,477,826	1,027,740	614,939
Options		8,518,394	13,037,459	290,111	327,618

		208,996,457	215,300,107	1,317,851	942,557
Currency
Futures		16,950	—	—	—
Forwards		67,811,241	52,534,086	1,082,293	1,005,986
Swaps		53,101,754	65,242,631	1,738,484	1,637,398
Options		240,979	241,302	1,816	1,171

		121,170,924	118,018,019	2,822,593	2,644,555
Stock
Options		355,321	485,257	8,596	439
Allowance and other adjustments		—	—	(22,721)	(642)

		330,522,702	333,803,383	4,126,319	3,586,909
Hedging purpose derivative financial instruments:
Interest rate (*)
Swaps		23,714,892	23,714,892	586,723	30,763
Currency
Swaps		9,008,004	8,703,870	433,438	39,698
Allowance and other adjustments		—	—	(359)	(4,197)

		32,722,896	32,418,762	1,019,802	66,264

	~~W~~	363,245,598	366,222,145	5,146,121	3,653,173

(*)	The expected maximum period for which derivative contracts, applied the cash flow hedge accounting, are exposed to risk of cash flow fluctuation is until April 29, 2025.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

10. Derivative Financial Instruments, Continued

	December 31, 2020
	Notional amounts			Carrying amounts
	Buy		Sell	Asset	Liability
Trading purpose derivative financial instruments:
Interest rate
Futures	~~W~~	55,000	151,200	—	—
Swaps		187,095,329	187,096,172	1,493,796	811,643
Options		9,055,649	12,890,976	291,068	329,946

		196,205,978	200,138,348	1,784,864	1,141,589
Currency
Futures		16,320	—	—	—
Forwards		58,129,120	49,012,225	1,807,677	2,251,316
Swaps		50,228,615	56,919,490	3,285,228	2,808,945
Options		422,146	403,029	2,909	5,299

		108,796,201	106,334,744	5,095,814	5,065,560
Stock
Options		53,571	7,315	8,214	661
Allowance and other adjustments		—	—	(7,921)	(908)

		305,055,750	306,480,407	6,880,971	6,206,902
Hedging purpose derivative financial instruments:
Interest rate (*)
Swaps		18,877,120	18,877,120	885,364	19,567
Currency
Swaps		8,308,800	7,985,902	563,558	83,201
Allowance and other adjustments		—	—	(517)	(4,383)

		27,185,920	26,863,022	1,448,405	98,385

	~~W~~	332,241,670	333,343,429	8,329,376	6,305,287

(*)	The expected maximum period for which derivative contracts, applied the cash flow hedge accounting, are exposed to risk of cash flow fluctuation is until April 29, 2025.

(2)	The notional amounts outstanding for the hedging instruments by period as of June 30, 2021 and December 31, 2020 are as follows:

	June 30, 2021
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Interest rate:
Notional amounts outstanding	~~W~~	50,000	1,023,346	3,366,541	14,690,423	4,584,582	23,714,892
Currency:
Notional amounts outstanding	~~W~~	340,938	716,220	926,812	6,284,581	739,453	9,008,004

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

10. Derivative Financial Instruments, Continued

	December 31, 2020
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Interest rate:
Notional amounts outstanding	~~W~~	47,200	154,043	3,015,053	10,843,135	4,817,689	18,877,120
Currency:
Notional amounts outstanding	~~W~~	77,504	290,040	1,851,289	5,711,249	378,718	8,308,800

(3)	Details of the balances of the hedging instruments by risk type as of June 30, 2021 and December 31, 2020 are as follows:

	June 30, 2021
	Notional amounts			Balances		Changes in fair value for the period
	Buy		Sell	Assets	Liabilities
Cash flow hedge accounting:
Interest rate risk:
Swaps	~~W~~	79,100	79,100	—	—	962
Fair value hedge accounting:
Interest rate risk:
Swaps		23,635,792	23,635,792	586,723	30,763	(342,181)
Currency risk:
Swaps		9,008,004	8,703,870	433,438	39,698	(143,716)

		32,643,796	32,339,662	1,020,161	70,461	(485,897)

	~~W~~	32,722,896	32,418,762	1,020,161	70,461	(484,935)

	December 31, 2020
	Notional amounts			Balances		Changes in fair value for 2020
	Buy		Sell	Assets	Liabilities
Cash flow hedge accounting:
Interest rate risk
Swaps	~~W~~	76,160	76,160	—	—	23
Fair value hedge accounting:
Interest rate risk
Swaps		18,800,960	18,800,960	885,364	19,567	358,347
Currency risk
Swaps		8,308,800	7,985,902	563,558	83,201	502,957

		27,109,760	26,786,862	1,448,922	102,768	861,304

	~~W~~	27,185,920	26,863,022	1,448,922	102,768	861,327

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

(In millions of won)

10. Derivative Financial Instruments, Continued

(4)	Details of the balances of the hedged items by risk type as of June 30, 2021 and December 31, 2020 are as follows:

	June 30, 2021
	Carrying amounts			Change in value of the hedged item		Changes in fair value for the period	Cash flow hedge reserve
	Assets		Liabilities	Assets	Liabilities
Cash flow hedge accounting:
Interest rate risk:
Debt debentures	~~W~~	—	79,100	—	—	—	953
Fair value hedge accounting:
Interest rate risk:
Securities measured at FVOCI		2,006,650	—	(64,837)	—	(21,208)	—
Debt debentures		—	22,248,893	—	290,748	358,272	—
Other liabilities (Deposits, etc.)		—	118,661	—	5,611	6,430	—

		2,006,650	22,367,554	(64,837)	296,359	343,494	—
Currency risk:
Debt debentures		—	9,041,822	—	251,458	148,226	—

		2,006,650	31,409,376	(64,837)	547,817	491,720	—

	~~W~~	2,006,650	31,488,476	(64,837)	547,817	491,720	953

	December 31, 2020
	Carrying amounts			Change in value of the hedged item		Changes in fair value for 2020	Cash flow hedge reserve
	Assets		Liabilities	Assets	Liabilities
Cash flow hedge accounting:
Interest rate risk
Debt debentures	~~W~~	—	76,160	—	—	—	47
Fair value hedge accounting:
Interest rate risk
Securities measured at FVOCI		1,922,565	—	18,217	—	47,606	—
Debt debentures		—	18,549,949	—	628,869	(396,922)	—
Other liabilities (Deposits, etc.)		—	120,394	—	11,594	(8,770)	—

		1,922,565	18,670,343	18,217	640,463	(358,086)	—
Currency risk
Debt debentures		—	8,413,087	—	24,675	(503,895)	—

		1,922,565	27,083,430	18,217	665,138	(861,981)	—

	~~W~~	1,922,565	27,159,590	18,217	665,138	(861,981)	47

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

(In millions of won)

10. Derivative Financial Instruments, Continued

(5)	Details of hedge ineffectiveness recognized in profit or loss from derivatives for the six-month periods ended June 30, 2021 and 2020 are as follows:

	2021		2020
Interest rate risk	~~W~~	1,313	(4,447)
Currency risk		4,510	(179)

	~~W~~	5,823	(4,626)

(6)

The summary of the amounts that have affected the statement of comprehensive income as a result of applying cash flow hedge accounting for the six-month periods ended June 30, 2021 and 2020 is as follows:

	2021
	Change in the value of the hedging instrument recognized in other comprehensive income	Hedge ineffectiveness recognized in profit or loss(*)	Amount reclassified from other comprehensive income to profit or loss(*)
Interest rate risk	~~W~~ 906	56	—

(*)	Recognized in gains or losses related to hedging purpose derivatives.

	2020
	Change in the value of the hedging instrument recognized in other comprehensive income	Hedge ineffectiveness recognized in profit or loss(*)	Amount reclassified from other comprehensive income to profit or loss(*)
Interest rate risk	~~W~~ 20	(60)	304

(*)	Recognized in gains or losses related to hedging purpose derivatives.

(7)	Details of net investments in foreign operations for the six-month periods ended June 30, 2021 and 2020 are as follows:

	2021
	Changes in fair value	Other comprehensive income for hedges of net investments in foreign operations
Currency (foreign exchange risk)	~~W~~ 33,052	15,923

	2020
	Changes in fair value	Other comprehensive income for hedges of net investments in foreign operations
Currency (foreign exchange risk)	~~W~~ (43,437)	48,975

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

(In millions of won)

10. Derivative Financial Instruments, Continued

(8)	Details of hedging instruments in hedge of net investments in foreign operations as of June 30, 2021 and December 31, 2020 are as follows:

	June 30, 2021
	Carrying amount		Changes in fair value for the period	Change in the value of the hedging instrument recognized in other comprehensive income for the period	Hedge ineffectiveness recognized in profit or loss for the period
Debentures in foreign currencies	~~W~~	944,270	(33,052)	(33,052)	—

	December 31, 2020
	Carrying amount		Changes in fair value for 2020	Change in the value of the hedging instrument recognized in other comprehensive income for 2020	Hedge ineffectiveness recognized in profit or loss for 2020
Debentures in foreign currencies	~~W~~	732,566	43,437	43,437	—

(9)

In relation to interest rate benchmark reform, the amendments provide a practical expedient allowing entities to change the effective interest rate instead of changing the carrying amount and apply hedge accounting without discontinuance although the interest rate benchmark is replaced in hedging relationship. The Bank’s notional amounts outstanding for hedging derivative instruments affected by Interest Rate Benchmark Reform as of June 30, 2021 and December 31, 2020 are as follows:

	June 30, 2021		December 31, 2020
USD 3M LIBOR	~~W~~	22,775,296	17,393,414
KRW 3M CD		3,705,000	2,635,000
EUR 3M EURIBOR		516,376	537,149
EUR 6M EURIBOR		672,210	669,120
GBP 6M LIBOR		216,293	205,904
JPY 3M LIBOR		22,487	23,194

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

(In millions of won)

11. Investments in Subsidiaries and Associates

(1)	Investments in subsidiaries and associates as of June 30, 2021 and December 31, 2020 are as follows:

	June 30, 2021		December 31, 2020
Subsidiaries:(*1)
KDB Asia Ltd.	~~W~~	332,907	332,907
KDB Bank Europe Ltd.(*2)		144,790	144,659
KDB Ireland Ltd.		62,389	62,389
KDB Bank Uzbekistan Ltd.		47,937	47,937
Banco KDB Do Brazil S.A.(*3)		34,032	31,270
KDB Indonesia Ltd.		40,288	40,233
KDB Silicon Valley LLC		5,565	—
KDB Investment Co., Ltd.		70,000	70,000
KDB Biz Co., Ltd.		1,500	1,500
KDB Capital Corporation		597,290	597,290
Korea BTL Financing 1		149,526	156,109
Korea Railroad Financing 1		87,469	90,316
Korea Education Financing		47,939	50,274
KDB Infrastructure Investment Asset Management Co., Ltd.		16,843	16,843
Korea Infrastructure Financing Co.(*4)		—	2,313
KDB Investment PEF No.1(*5)		1,137,683	977,570
KDB Consus Value PEF(*6)		157,525	157,759
KDB Sigma PEF II		10,356	18,468
KDB Value PEF VII(*7)		350	9,231
KDB-IAP OBOR PEF(*8)		—	6,086
KDB Asia PEF		36,672	26,326
KDB Small Medium Mezzanine PEF		81,740	81,740
Corporate Liquidity Assistance Agency Co., Ltd.		1,000,000	1,000,000

		4,062,801	3,921,220

Associates:
Korea Electric Power Co., Ltd.		16,921,067	16,921,067
Korea Tourism Organization		337,286	337,286
Korea Infrastructure Financing 2 Co.		213,028	219,902
Korea Ocean Business Corporation		631,777	631,777
Korea Real Estate Board		58,492	58,492
HMM Co., Ltd.		2,736,835	78,835
GM Korea Company(*9)		402,942	436,930
Hanjin Heavy Industries & Construction Co., Ltd.(*10)		—	—
HANJIN KAL		500,000	500,000
Multi Asset Electronic Power PEF(*11)		—	19,464
Shinbundang Railroad Co., Ltd.(*12)		30,999	30,999
Troika Resources Investment PEF(*13)		2,294	2,336
Others(*14)		2,428,463	2,395,253

		24,263,183	21,632,341

	~~W~~	28,325,984	25,553,561

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

(In millions of won)

11. Investments in Subsidiaries and Associates, Continued

(*1)

The Bank acquired an additional 172,732 of common shares of Daehan Shipbuilding Co., Ltd. and recognized ~~W~~1,727 million of impairment losses for the year ended December 31, 2020, considering the impaired capital of Daehan Shipbuilding Co., Ltd. as objective evidence of impairment.

(*2)

For the period ended June 30, 2021, the Bank recognized ~~W~~131 million of reversal of impairment losses considering increase in value in use due to enhancement of expected cash flows from the shares held by the Bank, while for the year ended December 31, 2020 the Bank recognized ~~W~~58,965 million of impairment losses.

(*3)

For the period ended June 30, 2021, the Bank recognized ~~W~~2,762 million of reversal of impairment losses considering increase in value in use due to enhancement of expected cash flows from the shares held by the Bank, while for the year ended December 31, 2020 the Bank recognized ~~W~~14,279 million of impairment losses.

(*4)	For the period ended June 30, 2021, Korea Infrastructure Financing Co. was liquidated and excluded from the Bank’s subsidiaries.
(*5)

The Bank recognized ~~W~~146,779 million and ~~W~~2,153 million of reversal of impairment losses for the period ended June 30, 2021 and the year ended December 31, 2020, respectively, considering the increase in the value in use of the shares of Daewoo Engineering & Construction Co., Ltd. held by KDB Investment PEF NO.1 as objective evidence of recovery of impairment.

(*6)

The Bank made a stock purchase agreement with JC Partners on the December 31, 2020 to sell the Bank’s shares of KDB Life Insurance Co., Ltd., the Bank’s sub-subsidiary. The Bank recognized ~~W~~234 million and ~~W~~176,327 million of impairment losses for the period ended June 30, 2021 and the year ended December 31, 2020, respectively, based on the expected cash flows distributed to the Bank through the disposal of KDB Life Insurance Co., Ltd.

(*7)

The Bank recognized ~~W~~2,200 million of impairment losses for the period ended June 30, 2021, considering the decline in net asset values due to the decrease in fair value of assets held as objective evidence of impairment.

(*8)

The Bank recognized ~~W~~6,086 million and ~~W~~28,054 million of impairment losses for the period ended June 30, 2021 and the year ended December 31, 2020, respectively, considering the decline in net asset values due to the decrease in fair value of assets held as objective evidence of impairment.

(*9)

For the period ended June 30, 2021, the Bank recognized ~~W~~33,988 million of impairment losses considering decrease in value in use due to deterioration of operating cash flows, while for the year ended December 31, 2020 the Bank recognized ~~W~~35,417 million of reversal of impairment losses.

(*10)

As described in Note 16, the Bank selected Dongbu-led consortium as the preferred bidder for Hanjin Heavy Industries & Construction Co., Ltd. on December 22, 2020, and made the share purchase agreement on April 15, 2021. The relevant investments in associates were reclassified as assets held for sale. The Bank recognized ~~W~~11,613 million of reversal of impairment losses for the year ended December 31, 2020 based on the expected cash flows distributed to the Bank through the disposal of Hanjin Heavy Industries & Construction Co., Ltd.

(*11)	For the period ended June 30, 2021, Multi Asset Electronic Power PEF was liquidated and excluded from the Bank’s subsidiaries.
(*12)

The Bank recognized ~~W~~21,577 million of reversal of impairment losses for the year ended December 31, 2020, respectively, considering increase in fair value due to improvement of expected dividend cash flows from the shares held by the Bank.

(*13)

The Bank recognized ~~W~~42 million and ~~W~~1,222 million of impairment losses for the period ended June 30, 2021 and the year ended December 31, 2020, respectively, considering the decline in net asset values due to the decrease in fair value of assets held as objective evidence of impairment.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

(In millions of won)

11. Investments in Subsidiaries and Associates, Continued

(*14)

The Bank recognized ~~W~~19,126 million of impairment losses for KoFC Value-up Private Equity Fund and 16 other companies for the period ended June 30, 2021. The Bank recognized ~~W~~29,503 million of impairment losses for KBS KDB PEF and 19 other companies for the year ended December 31, 2020.

(2)	The market value of marketable investments in subsidiaries and associates as of June 30, 2021 and December 31, 2020 are as follows:

	Market value			Carrying amounts
	June 30, 2021		December 31, 2020	June 30, 2021	December 31, 2020
Korea Electric Power Co., Ltd.	~~W~~	5,249,196	5,787,846	16,921,067	16,921,067
HMM Co., Ltd.		4,442,649	574,730	2,736,835	78,835
HANJIN KAL		466,102	445,621	500,000	500,000
KG Dongbu Steel Co., Ltd.		71,511	127,359	24,652	67,599

(3)	The key financial information of subsidiaries and associates invested and ownership ratios as of June 30, 2021 and December 31, 2020 are as follows:

	June 30, 2021
	Country	Fiscal year end	Industry	Assets		Liabilities	Equity	Operating revenue	Net income (loss)	Total compre- hensive income (loss)	Owner- ship (%)
Subsidiaries:
KDB Asia Ltd.	Hong Kong	December	Finance	~~W~~	3,001,896	2,494,360	507,536	67,250	18,848	36,169	100
KDB Bank Europe Ltd.	Hungary	December	Finance		1,064,542	948,913	115,629	17,754	1,806	4,234	100
KDB Ireland Ltd.	Ireland	December	Finance		514,786	411,133	103,653	9,193	962	4,553	100
KDB Bank Uzbekistan Ltd.	Uzbekistan	December	Finance		672,128	594,928	77,200	12,978	4,725	11,313	86.32
Banco KDB Do Brazil S.A.	Brazil	December	Finance		368,628	304,161	64,467	29,818	598	5,901	100
KDB Indonesia Ltd.	Indonesia	December	Finance		85,196	55,484	29,712	4,332	(963)	(724)	84.65
KDB Silicon Valley LLC	USA	December	Finance		5,652	—	5,652	2	2	—	100
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Korea	December	Manufacturing		9,816,076	7,189,675	2,626,401	2,171,179	(1,246,945)	(1,241,471)	55.68
Sam Woo Heavy Industries Co., Ltd.(*1)	Korea	December	Manufacturing		256,441	237,764	18,677	38,022	(3,664)	(3,664)	100
Daehan Shipbuilding Co., Ltd.(*1)	Korea	December	Manufacturing		564,950	758,020	(193,070)	379,533	(38,731)	(38,731)	70.04
KDB Capital Corporation	Korea	December	Specialized Credit Finance		7,201,847	6,018,893	1,182,954	293,389	120,105	121,691	99.92
Korea BTL Financing 1(*2)	Korea	Semi- annually	Financial investment		381,425	245	381,180	9,098	8,549	8,549	41.67
Korea Railroad Financing 1(*2)	Korea	Semi- annually	Financial investment		186,069	5	186,064	3,677	3,451	3,451	50
Korea Education Financing(*2)	Korea	Semi- annually	Financial investment		104,118	7	104,111	1,970	1,621	1,621	50
KDB Infrastructure Investment Asset Management Co., Ltd.	Korea	December	Asset management		56,823	9,423	47,400	17,862	9,097	9,097	84.16
KDB Investment Co., Ltd.	Korea	December	Finance		78,211	2,336	75,875	4,556	1,272	1,272	100
KDB Biz Co., Ltd.	Korea	December	Services		6,748	4,624	2,124	11,999	(176)	(176)	100
KDB Investment PEF No.1	Korea	December	Financial investment		10,718,947	7,928,160	2,790,787	4,219,728	136,810	152,468	99.40
KDB Consus Value PEF	Korea	December	Financial investment		19,633,259	19,380,190	253,069	2	(8,585)	(259,601)	68.20
KDB Sigma PEF II	Korea	December	Financial investment		15,117	2	15,115	24	(3,316)	(3,316)	60

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

(In millions of won)

11. Investments in Subsidiaries and Associates, Continued

	June 30, 2021
	Country	Fiscal year end	Industry	Assets	Liabilities	Equity	Operating revenue	Net income (loss)	Total compre- hensive income (loss)	Owner- ship (%)
KDB Value PEF VII(*3)	Korea	December	Financial investment	18,362	—	18,362	5	(1,137)	(1,137)	50
KDB-IAP OBOR PEF(*3)	Korea	December	Financial investment	52,473	52,187	286	—	(72,020)	(70,094)	33.52
KDB Asia PEF(*3)	Korea	December	Financial investment	69,180	181	68,999	—	(1,842)	1,634	50
KDB Small Medium Mezzanine PEF	Korea	December	Financial investment	102,162	218	101,944	8,182	(8,159)	(7,371)	66.67
Corporate Liquidity Assistance Agency Co., Ltd.	Korea	December	Financial investment	4,417,448	3,398,050	1,019,398	39,305	16,689	16,689	100
Components and Materials M&A PEF	Korea	December	Financial investment	1,047	1,831	(784)	1	(33)	(33)	83.33

Associates:
Korea Electric Power Co., Ltd.	Korea	December	Electricity Generation	206,982,941	137,290,234	69,692,707	28,594,215	(610,120)	(275,589)	32.90
Korea Tourism Organization	Korea	December	Culture and Tourism administration	1,236,590	369,410	867,180	160,124	(70,915)	(68,557)	43.58
Korea Infrastructure Financing 2 Co.	Korea	December	Financial investment	839,048	44,724	794,324	32,424	6,069	6,069	26.67
Korea Ocean Business Corporation	Korea	December	Finance	19,780,026	7,073,807	12,706,219	10,719,866	7,718,473	7,725,648	22.11
Korea Real Estate Board	Korea	December	Appraisal	299,149	76,072	223,077	99,958	13,958	13,771	30.60
GM Korea Company (*4)	Korea	December	Manufacturing	4,853,377	3,464,004	1,389,373	3,961,834	(293,362)	(290,418)	17.02
HMM Co., Ltd.(*5)	Korea	December	Foreign cargo transportation	12,467,253	7,290,562	5,176,691	5,334,746	364,570	465,962	24.96
HANJIN KAL(*4)	Korea	December	Holding compnay	3,510,994	1,977,693	1,533,301	175,667	(118,275)	(109,509)	10.66
Shinbundang Railroad Co., Ltd.(*6)	Korea	December	Other	654,510	973,492	(318,982)	66,206	(191,263)	(191,263)	10.98
Troika Resources Investment PEF(*7)	Korea	December	Financial investment	5,573	1,371	4,202	51	(9)	(9)	54.94

	December 31, 2020
	Country	Fiscal year end	Industry	Assets		Liabilities	Equity	Operating revenue	Net income (loss)	Total compre- hensive income (loss)	Owner- ship (%)
Subsidiaries:
KDB Asia Ltd.	Hong Kong	December	Finance	~~W~~	2,693,398	2,222,031	471,367	132,319	12,603	(18,151)	100
KDB Bank Europe Ltd.	Hungary	December	Finance		1,191,023	1,079,628	111,395	55,804	(15,780)	(26,355)	100
KDB Ireland Ltd.	Ireland	December	Finance		468,754	369,654	99,100	23,062	4,572	(1,828)	100
KDB Bank Uzbekistan Ltd.	Uzbekistan	December	Finance		628,874	562,988	65,886	24,028	8,401	(4,776)	86.32
Banco KDB Do Brazil S.A.	Brazil	December	Finance		315,666	257,100	58,566	96,007	1,917	(19,812)	100
KDB Indonesia Ltd.	Indonesia	December	Finance		87,891	57,455	30,436	12,345	1,831	1,831	84.65
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Korea	December	Manufacturing		10,320,775	6,451,804	3,868,971	7,030,175	86,573	114,107	55.68
Sam Woo Heavy Industries Co., Ltd.(*1)	Korea	December	Manufacturing		253,735	231,394	22,341	135,932	1,037	1,104	100
Daehan Shipbuilding Co., Ltd.(*1)	Korea	December	Manufacturing		636,255	790,594	(154,339)	765,204	(5,518)	(5,704)	70.04
KDB Capital Corporation	Korea	December	Specialized Credit Finance		6,607,724	5,518,888	1,088,836	431,722	173,681	171,657	99.92
Korea BTL Financing 1(*2)	Korea	Semi- annually	Financial investment		395,038	259	394,779	14,120	6,822	6,822	41.67

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

(In millions of won)

11. Investments in Subsidiaries and Associates, Continued

	December 31, 2020
	Country	Fiscal year end	Industry	Assets	Liabilities	Equity	Operating revenue	Net income (loss)	Total compre- hensive income (loss)	Owner- ship (%)
Korea Railroad Financing 1(*2)	Korea	Semi- annually	Financial investment	190,706	9	190,697	9,681	9,201	9,201	50
Korea Education Financing(*2)	Korea	Semi- annually	Financial investment	108,656	7	108,649	7,275	6,994	6,994	50
KDB Infrastructure Investment Asset Management Co., Ltd.	Korea	December	Asset management	59,818	10,715	49,103	35,072	17,972	17,951	84.16
KDB Investment Co., Ltd.	Korea	December	Finance	77,601	2,997	74,604	9,420	3,042	3,054	100
KDB Biz Co., Ltd.	Korea	December	Services	8,207	5,907	2,300	25,468	1,149	603	100
Korea Infrastructure Financing Co.	Korea	December	Financial investment	2,777	12	2,765	191	(22)	(22)	85
KDB Investment PEF No.1	Korea	December	Financial investment	9,701,074	7,233,393	2,467,681	8,361,795	58,745	23,799	99.40
KDB Consus Value PEF	Korea	December	Financial investment	19,548,528	19,015,550	532,978	8	(140,754)	(172,013)	68.20
KDB Sigma PEF II	Korea	December	Financial investment	39,432	1	39,431	51,694	51,465	52,715	60
KDB Value PEF VII(*3)	Korea	December	Financial investment	27,294	82	27,212	763	(154)	(154)	50
KDB-IAP OBOR PEF(*3)	Korea	December	Financial investment	119,687	49,307	70,380	—	(23,969)	(28,026)	33.52
KDB Asia PEF(*3)	Korea	December	Financial investment	46,847	175	46,672	—	4,910	(5,606)	50
KDB Small Medium Mezzanine PEF	Korea	December	Financial investment	120,692	377	120,315	9,416	(4,740)	(5,655)	66.67
Corporate Liquidity Assistance Agency Co., Ltd.	Korea	December	Financial investment	2,992,986	1,990,277	1,002,709	20,419	2,709	2,709	100
Components and Materials M&A PEF	Korea	December	Financial investment	1,076	1,827	(751)	2	(13)	(13)	83.33

Associates:
Korea Electric Power Co., Ltd.	Korea	December	Electricity Generation	203,142,111	132,475,265	70,666,846	58,569,314	1,991,347	1,802,824	32.90
Korea Tourism Organization	Korea	December	Culture and Tourism administration	1,351,779	388,854	962,925	488,285	(56,712)	(60,819)	43.58
Korea Infrastructure Financing 2 Co.	Korea	December	Financial investment	874,470	31,518	842,952	68,022	47,318	47,318	26.67
Korea Ocean Business Corporation	Korea	December	Finance	8,826,068	3,842,127	4,983,941	3,597,982	2,689,659	2,690,496	22.33
Korea Real Estate Board (formerly known as Korea Appraisal Board)	Korea	December	Appraisal	263,852	52,438	211,414	177,955	5,540	3,093	30.60
GM Korea Company(*4)	Korea	December	Manufacturing	5,415,322	3,739,509	1,675,813	8,504,588	(302,847)	(302,847)	17.02
HMM Co., Ltd.(*5)	Korea	December	Foreign cargo transportation	9,373,360	7,684,812	1,688,548	6,413,270	123,889	(33,766)	12.61
HANJIN KAL(*4)	Korea	December	Holding compnay	3,488,569	1,824,304	1,664,265	408,827	(269,846)	(222,157)	10.66
Multi Asset Electronic Power PEF	Korea	December	Financial investment	70,913	213	70,700	36,330	36,218	36,218	50
Shinbundang Railroad Co., Ltd.(*6)	Korea	December	Other	679,176	999,986	(320,810)	76,427	(50,329)	(50,329)	10.98
Troika Resources Investment PEF(*7)	Korea	December	Financial investment	5,496	1,286	4,210	312	(131)	(131)	54.94

(*1)

The Bank consolidates the investees which were subsidiaries of Daewoo Shipbuilding & Marine Engineering Co., Ltd. as the Bank has had control over the investees through the commencement of the administrative proceeding since the past.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

(In millions of won)

11. Investments in Subsidiaries and Associates, Continued

(*2)

The investees are financed by the Bank and managed by KDB Infrastructure Investments Asset Management Co., Ltd. They were included in the scope of consolidation even though the Bank holds less than half of the voting rights because the Bank is exposed to variable returns and has the ability to affect those returns through its power over the investee.

(*3)

Although the Bank’s shareholding in the investee is less than 50%, it controls the investee since it is exposed, or has right to variable returns from its involvement with the investee and has the ability to affect those returns through its power over the investee.

(*4)	Although the Bank’s shareholding is less than 20%, the Bank has significant influence considering the right to elect the investees’ directors and the Bank classifies the companies as associates.
(*5)

Although the Bank’s shareholding is less than 20%, the Bank is considered to have significant influence as the principal creditor bank for the year ended December 31, 2020. For the period ended June 30, 2021, the Bank exercised the conversion right and hold more than 20% of the shares.

(*6)	The shareholding is above 20% upon the consideration of shares owned by the Bank’s subsidiaries. Therefore, the Bank exercises significant influence over the associate.
(*7)	Although the Bank’s shareholding in Troika Resources Investment PEF is above 50%, the Bank as joint managing member does not have the ability to direct the relevant activities unilaterally.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

(In millions of won)

12. Property and Equipment

Changes in property and equipment for the six-month periods ended June 30, 2021 and 2020 are as follows:

	2021
	January 1, 2021		Acquisition/ depreciation	Disposal	Reclassification	Foreign exchange differences	June 30, 2021
Acquisition cost:
Land	~~W~~	305,836	—	(62)	(543)	—	305,231
Buildings and structures		600,627	2,548	(660)	(525)	—	601,990
Leasehold improvements		42,180	578	(4,525)	—	23	38,256
Vehicles		734	—	—	—	15	749
Equipment		54,528	1,385	(1,704)	—	67	54,276
Construction in progress		13,615	8,712	—	(573)	—	21,754
Right-of-use assets (Real estate)		81,203	26,163	(17,371)	—	1,365	91,360
Right-of-use assets (Vehicles)		5,989	703	(516)	—	24	6,200
Right-of-use assets (Others)		27	—	—	—	1	28
Others		179,109	3,388	(32,878)	—	105	149,724

		1,283,848	43,477	(57,716)	(1,641)	1,600	1,269,568

Accumulated depreciation:
Buildings and structures(*)		200,349	8,463	(289)	(147)	—	208,376
Leasehold improvements		36,025	1,839	(3,997)	—	(2)	33,865
Vehicles		533	31	—	—	8	572
Equipment(*)		44,197	1,527	(1,186)	—	50	44,588
Right-of-use assets (Real estate)		39,533	15,315	(13,059)	—	446	42,235
Right-of-use assets (Vehicles)		2,604	1,038	(273)	—	11	3,380
Right-of-use assets (Others)		24	4	—	—	1	29
Others		143,817	8,657	(32,614)	—	60	119,920

		467,082	36,874	(51,418)	(147)	574	452,965

Accumulated impairment losses:
Land		3,023	—	—	—	—	3,023
Buildings and structures		2,361	—	—	—	—	2,361

		5,384	—	—	—	—	5,384

	~~W~~	811,382	6,603	(6,298)	(1,494)	1,026	811,219

(*)	The amounts include government grants.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

(In millions of won)

12. Property and Equipment, Continued

	2020
	January 1, 2020		Acquisition/ depreciation	Disposal	Reclassification	Foreign exchange differences	June 30, 2020
Acquisition cost:
Land	~~W~~	318,940	437	(120)	1,128	—	320,385
Buildings and structures		607,036	2,137	(932)	4,496	—	612,737
Leasehold improvements		43,058	1,982	(2,833)	—	(25)	42,182
Vehicles		740	—	(123)	—	161	778
Equipment		53,170	1,754	(1,932)	—	75	53,067
Construction in progress		1,588	6,217	—	(3,396)	—	4,409
Right-of-use assets (Real estate)		74,792	14,943	(9,376)	—	1,340	81,699
Right-of-use assets (Vehicles)		5,007	1,228	(441)	—	17	5,811
Right-of-use assets (Others)		29	—	—	—	1	30
Others		165,032	1,032	(353)	—	237	165,948

		1,269,392	29,730	(16,110)	2,228	1,806	1,287,046

Accumulated depreciation:
Buildings and structures(*)		191,473	8,527	(210)	573	—	200,363
Leasehold improvements		36,078	1,562	(1,807)	—	(55)	35,778
Vehicles		596	26	(113)	—	10	519
Equipment(*)		43,348	1,488	(1,374)	—	56	43,518
Right-of-use assets (Real estate)		29,059	13,983	(7,976)	—	670	35,736
Right-of-use assets (Vehicles)		1,997	819	(5)	—	(383)	2,428
Right-of-use assets (Others)		13	6	—	—	1	20
Others		128,593	7,830	(37)	—	4	136,390

		431,157	34,241	(11,522)	573	303	454,752

Accumulated impairment losses:
Land		3,023	—	—	—	—	3,023
Buildings and structures		2,361	—	—	—	—	2,361

		5,384	—	—	—	—	5,384

	~~W~~	832,851	(4,511)	(4,588)	1,655	1,503	826,910

(*)	The amounts include government grants.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

(In millions of won)

13. Investment Property

Changes in investment property for the six-month periods ended June 30, 2021 and 2020 are as follows:

	2021
	January 1, 2021		Acquisition/ depreciation	Reclassification	June 30, 2021
Acquisition cost:
Land	~~W~~	57,778	—	543	58,321
Buildings and structures		56,089	—	1,098	57,187

		113,867	—	1,641	115,508
Accumulated depreciation:
Buildings and structures		29,827	1,246	147	31,220

Accumulated impairment losses:
Land		1,197	—	—	1,197
Buildings and structures		1,778	—	—	1,778

		2,975	—	—	2,975

	~~W~~	81,065	(1,246)	1,494	81,313

	2020
	January 1, 2020		Acquisition/ depreciation	Reclassification	June 30, 2020
Acquisition cost:
Land	~~W~~	49,913	—	(1,128)	48,785
Buildings and structures		40,474	—	(1,100)	39,374

		90,387	—	(2,228)	88,159
Accumulated depreciation:
Buildings and structures		21,003	604	(573)	21,034

Accumulated impairment losses:
Land		1,197	—	—	1,197
Buildings and structures		1,778	—	—	1,778

		2,975	—	—	2,975

	~~W~~	66,409	(604)	(1,655)	64,150

The fair value of the Bank’s investment property, as determined based on valuation by an independent appraiser, amounts to ~~W~~97,264 million and ~~W~~96,959 million as of June 30, 2021 and December 31, 2020, respectively. Additionally, fair value of investment in property is classified as level 3 according to the fair value hierarchy in Note 45.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

(In millions of won)

14. Intangible Assets

Changes in intangible assets for the six-month periods ended June 30, 2021 and 2020 are as follows:

	2021
	January 1, 2021		Acquisition	Disposal	Amortization	Foreign exchange differences	June 30, 2021
Development expense	~~W~~	155,479	2,676	—	(21,740)	5	136,420
Equipment usage right		482	—	—	(22)	16	476
Other deposits provided		11,940	—	—	—	19	11,959
Others		20,516	3,269	—	(4,861)	5	18,929

	~~W~~	188,417	5,945	—	(26,623)	45	167,784

	2020
	January 1, 2020		Acquisition	Disposal	Amortization	Foreign exchange differences	June 30, 2020
Development expense	~~W~~	194,680	1,111	—	(22,318)	—	173,473
Equipment usage right		553	—	—	(23)	17	547
Other deposits provided		10,984	—	—	—	2	10,986
Others		24,712	1,088	—	(4,871)	38	20,967

	~~W~~	230,929	2,199	—	(27,212)	57	205,973

15. Other Assets

Other assets as of June 30, 2021 and December 31, 2020 are as follows:

	June 30, 2021		December 31, 2020
Accounts receivable	~~W~~	7,216,599	2,662,879
Unsettled domestic exchange receivables		1,747,817	1,313,958
Accrued income		366,955	343,901
Guarantee deposits		205,658	193,003
Financial guarantee asset		19,238	22,982
Prepaid expenses		13,712	14,121
Advance payments		7,996	7,953
Others		29,880	182,484

		9,607,855	4,741,281
Loss allowance for other assets		(84,077)	(79,474)
Present value discount		(1,213)	(1,522)

	~~W~~	9,522,565	4,660,285

The carrying amounts of financial assets included in other assets above amounted to ~~W~~9,487,732 million and ~~W~~4,463,726 million as of June 30, 2021 and December 31, 2020, respectively, and their fair value amounted to ~~W~~9,486,382 million and ~~W~~4,461,117 million as of June 30, 2021 and December 31, 2020, respectively.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

(In millions of won)

16. Assets Held for Sale

Assets held for sale as of June 30, 2021 and December 31, 2020 are as follows:

	2021
	Acquisition cost		Fair value less costs to sell	Carrying amount	Reversal of impairment loss
Assets held for sale:
Investments in subsidiaries(*1)	~~W~~	2,244,664	2,129,428	2,129,428	(499,949)
Investments in associates(*2)		78,278	78,305	78,305	(27)

	~~W~~	2,322,942	2,207,733	2,207,733	(499,976)

	2020
	Acquisition cost		Fair value less costs to sell	Carrying amount	Impairment loss
Assets held for sale:
Investments in subsidiaries(*1)	~~W~~	2,244,664	1,629,479	1,629,479	25,926
Investments in associates(*2)		78,278	78,278	78,278	—
Property and equipment		5,590	5,590	5,590	—

	~~W~~	2,328,532	1,713,347	1,713,347	25,926

(*1)

For attracting investment in Daewoo Shipbuilding & Marine Engineering Co., Ltd. (“Daewoo Shipbuilding & Marine Engineering”), the Bank’s subsidiary, the Bank and Hyundai Heavy Industries Co., Ltd. (“Hyundai Heavy Industries”) made the basic agreement on January 31, 2019 and the contract on investment on March 8, 2019. According to the contract, Hyundai Heavy Industries will make shipbuilding segment, special ship segment, industrial plant segment and engine & machinery segment into each new company and surviving company, Korea Shipbuilding & Offshore Engineering Co., Ltd. (“Korea Shipbuilding & Offshore Engineering”), into holding company defined in the Monopoly Regulation and Fair Trade Act. The Bank will invest the common shares of Daewoo Shipbuilding & Marine Engineering into the common shares and redeemable convertible preference shares of Korea Shipbuilding & Offshore Engineering. Also, Korea Shipbuilding & Offshore Engineering will finance new common shares of Daewoo Shipbuilding & Marine Engineering and be obliged to fund Daewoo Shipbuilding & Marine Engineering.

The Bank made the adjusted contract on investment with Korea Shipbuilding & Offshore Engineering Co., Ltd. on January 22, 2021, reflecting some adjustments to the previous contract on investment made between the Bank and Hyundai Heavy Industries on March 8, 2019.

The contract will be completed after the satisfaction of the contract’s precondition including governmental permission of different countries.

(*2)

The Bank selected Dongbu-led consortium as the preferred bidder for Hanjin Heavy Industries & Construction Co., LTD. on December 22, 2020, and made the share purchase agreement on April 15, 2021. The relevant investments in associates were reclassified as assets held for sale.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

(In millions of won)

17. Financial Liabilities Measured at FVTPL

(1)	Financial liabilities designated at fair value through profit or loss as of June 30, 2021 and December 31, 2020 are as follows:

	June 30, 2021		December 31, 2020
Debentures	~~W~~	1,449,313	1,510,793
Deposits		443,395	184,164

	~~W~~	1,892,708	1,694,957

Changes in fair value of structured debentures and deposits which hedge accounting are applied, are recognized in profit or loss, but structured debentures with no hedge accounting applied to, are measured at amortized costs. Therefore, such structured debentures and deposits, not applied to hedge accounting, have been designated at FVTPL to eliminate mismatch in measurements of accounting profit and loss.

(2)

The difference between the carrying amount and contractual cash flow amount of financial liabilities designated at fair value through profit or loss as of June 30, 2021 and December 31, 2020 are as follows:

	June 30, 2021		December 31, 2020
Carrying amount	~~W~~	1,892,708	1,694,957
Contractual cash flow amounts		1,885,000	1,580,800

Difference	~~W~~	7,708	114,157

18. Deposits

Deposits as of June 30, 2021 and December 31, 2020 are as follows:

	June 30, 2021			December 31, 2020
	Amortized cost		Fair value	Amortized cost	Fair value
Deposits in Korean won:
Demand deposits	~~W~~	109,226	109,226	109,570	109,570
Time and savings deposits		39,748,850	39,732,134	37,097,869	37,110,866
Certificates of deposit		27,135	27,059	467,329	467,342

		39,885,211	39,868,419	37,674,768	37,687,778

Deposits in foreign currencies:
Demand deposits		1,130,402	1,130,402	1,534,717	1,534,717
Time and savings deposits		3,595,362	3,594,596	2,775,150	2,774,425
Certificates of deposit		3,671,536	3,654,389	3,289,651	3,271,530

		8,397,300	8,379,387	7,599,518	7,580,672

Off-shore deposits in foreign currencies:
Demand deposits		592,708	592,708	605,133	605,133

	~~W~~	48,875,219	48,840,514	45,879,419	45,873,583

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

(In millions of won)

19. Borrowings

(1)	Borrowings as of June 30, 2021 and December 31, 2020 are as follows:

	June 30, 2021
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Borrowings in Korean won	—	3.15	~~W~~	4,371,533	4,363,152
Borrowings in foreign currencies	—	5.25		11,915,755	11,912,412
Off-shore borrowings in foreign currencies	—	1.89		1,988,201	1,987,854
Others	0.01	3.29		2,700,581	2,699,971

				20,976,070	20,963,389

Deferred borrowing costs				(175)

			~~W~~	20,975,895

	December 31, 2020
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Borrowings in Korean won	—	3.15	~~W~~	4,216,659	4,210,221
Borrowings in foreign currencies	—	3.86		9,996,208	9,988,337
Off-shore borrowings in foreign currencies	—	2.50		1,790,665	1,791,294
Others	0.01	2.55		2,884,139	2,884,301

				18,887,671	18,874,153

Deferred borrowing costs				(60)

			~~W~~	18,887,611

(2)	Borrowings in Korean won before adjusting for gains and losses on deferred borrowing costs as of June 30, 2021 and December 31, 2020 are as follows:

Lender	Classification	Annual interest rate (%)	June 30, 2021		December 31, 2020
Ministry of Economy and Finance	Borrowings from government fund(*)	0.47 ~ 0.76	~~W~~	117,023	125,101

Korea SMEs and Startups Agency	Borrowings from small and medium enterprise promotion fund	0.51 ~ 2.76		61,766	64,892

Ministry of Culture, Sports and Tourism	Borrowings from tourism promotion fund	0.20 ~ 2.00		3,081,365	2,934,681

Korea Energy Agency	Borrowings from fund for rational use of energy	0.25 ~ 2.30		292,741	295,088

Local governments	Borrowings from local small and medium enterprise promotion fund	0.00 ~ 2.95		32,857	37,198

The Bank of Korea	Borrowings from Bank of Korea	0.25		387,829	373,881

Others	Borrowings from petroleum enterprise fund and others	0.00 ~ 3.15		397,952	385,818

			~~W~~	4,371,533	4,216,659

(*)	Borrowings from government fund are subordinated borrowings.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

(In millions of won)

19. Borrowings, Continued

(3)	Borrowings and off-shore borrowings in foreign currencies before adjusting for gains and losses on deferred borrowing costs as of June 30, 2021 and December 31, 2020 are as follows:

Lender	Classification	Annual interest rate (%)	June 30, 2021		December 31, 2020
Mizuho and others	Bank loans from foreign funds	3M Libor + 0.24 ~ 3M Libor + 0.78	~~W~~	452,000	435,200

Ministry of Economy and Finance	Exchange equalization fund borrowings in foreign currencies	3M Libor + 0.22 ~ 3M Libor + 0.74		190,439	183,360

Central Bank of the Republic Uzbekistan and others	Off-shore short term borrowings	0.16 ~ 1.89		1,207,328	1,487,973

HSBC and others	Off-shore long term borrowings	3M Libor + 0.36		780,873	302,692

Others	Short-term borrowings in foreign currencies	0.08 ~ 5.25		10,571,801	8,567,852
	Long term borrowings in foreign currencies	0.10 ~ 1.02		701,515	809,796

			~~W~~	13,903,956	11,786,873

20. Debentures

Details of debentures as of June 30, 2021 and December 31, 2020 are as follows:

	June 30, 2021
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Debentures in Korean won:
Debentures	0.60	6.60	~~W~~	108,756,966	109,033,706
Discount on debentures				(59,755)
Valuation adjustment for fair value hedges				(57,622)

				108,639,589

Debentures in foreign currencies:
Debentures	—	6.90		19,038,337	20,309,452
Discount on debentures				(36,096)
Premium on debentures				1,490
Valuation adjustment for fair value hedges				369,818

				19,373,549

Off-shore debentures:
Debentures	—	7.00		15,160,939	15,436,622
Discount on debentures				(28,163)
Premium on debentures				39
Valuation adjustment for fair value hedges				230,010

				15,362,825

			~~W~~	143,375,963	144,779,780

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

(In millions of won)

20. Debentures, Continued

	December 31, 2020
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Debentures in Korean won:
Debentures	0.55	6.60	~~W~~	107,480,364	108,542,792
Discount on debentures				(57,255)
Valuation adjustment for fair value hedges				49,070

				107,472,179

Debentures in foreign currencies:
Debentures	—	6.90		15,799,118	16,883,195
Discount on debentures				(31,438)
Premium on debentures				1,677
Valuation adjustment for fair value hedges				452,330

				16,221,687

Off-shore debentures:
Debentures	—	7.00		14,496,508	14,662,046
Discount on debentures				(23,869)
Premium on debentures				79
Valuation adjustment for fair value hedges				152,144

				14,624,862

			~~W~~	138,318,728	140,088,033

21. Net Defined Benefit Liabilities

The Bank implements a defined benefit retirement pension plan based on employee compensation benefits and service periods. The plan assets are in trusts with Kookmin Bank, Samsung Life Insurance Co., Ltd., etc.

(1)	Details of net defined benefit liabilities as of June 30, 2021 and December 31, 2020 are as follows:

	June 30, 2021		December 31, 2020
Present value of defined benefit obligation	~~W~~	427,349	415,529
Fair value of plan assets		(356,875)	(364,983)

	~~W~~	70,474	50,546

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

(In millions of won)

21. Net Defined Benefit Liabilities, Continued

(2)	Changes in net defined benefit liabilities for the six-month periods ended June 30, 2021 and 2020 are as follows:

	2021
	Present value of defined benefit obligation		Fair value of plan assets	Net defined benefit liabilities
Beginning balance	~~W~~	415,529	(364,983)	50,546
Current service costs		19,668	—	19,668
Interest expense (income)		4,925	(4,619)	306
Benefits paid by the plan		(12,773)	12,727	(46)

Ending balance	~~W~~	427,349	(356,875)	70,474

	2020
	Present value of defined benefit obligation		Fair value of plan assets	Net defined benefit liabilities
Beginning balance	~~W~~	379,728	(326,587)	53,141
Current service costs		18,778	—	18,778
Interest expense (income)		4,393	(3,933)	460
Benefits paid by the plan		(8,453)	8,344	(109)

Ending balance	~~W~~	394,446	(322,176)	72,270

(3)	Fair value of plan assets for each type as of June 30, 2021 and December 31, 2020 are as follows:

	June 30, 2021			December 31, 2020
	Quoted market prices		Unquoted market prices	Quoted market prices	Unquoted market Prices
Due from banks	~~W~~	—	356,875	—	364,983

(4)	Defined benefit costs recognized in profit or loss for the three-month and six-month periods ended June 30, 2021 and 2020 are as follows:

	June 30, 2021			June 30, 2020
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Current service costs	~~W~~	9,834	19,668	9,386	18,778
Interest expense (income), net		154	306	230	460

	~~W~~	9,988	19,974	9,616	19,238

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

(In millions of won)

21. Net Defined Benefit Liabilities, Continued

(5)	The principal actuarial assumptions used as of June 30, 2021 and December 31, 2020 are as follows:

	June 30, 2021	December 31, 2020
Discount rate (%)	2.54	2.54
Future salary increasing rate (%)	6.08	6.08

(6)	The present value sensitivity of defined benefit obligation as changes in principal actuarial assumptions as of December 31, 2020 is as follows:

Sensitivity
	1% increase in assumption	1% decrease in assumption
Discount rate	10.16% decrease	12.06% increase
Future salary increasing rate	11.51% increase	9.94% decrease

(7)	The weighted average duration of defined benefit obligation is 11.82 years as of December 31, 2020.

22. Provisions

(1)	Details of provisions as of June 30, 2021 and December 31, 2020 are as follows:

	June 30, 2021		December 31, 2020
Provision for unused commitments	~~W~~	764,099	770,760
Provision for financial guarantee		49,444	77,498
Provision for payment guarantees		568,867	603,648
Provision for possible losses from lawsuits		1,563	441
Provision for restoration		14,490	15,365
Other provision		47,441	47,458

	~~W~~	1,445,904	1,515,170

(2)	Changes in provision for unused commitments for the six-month periods ended June 30, 2021 and 2020 are as follows:

	2021
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	479,933	290,827	—	770,760
Transfer to 12-month expected credit loss		294,249	(294,249)	—	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired		(61,883)	61,883	—	—
Transfer to credit-impaired		(2,887)	(4,324)	7,211	—
Impairment loss (gain)		(321,210)	298,565	168	(22,477)
Foreign currency translation		14,763	1,024	29	15,816

Ending balance	~~W~~	402,965	353,726	7,408	764,099

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

(In millions of won)

22. Provisions, Continued

	2020
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	428,388	314,204	—	742,592
Transfer to 12-month expected credit loss		5,354	(5,243)	(111)	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired		(7,735)	7,735	—	—
Impairment loss (gain)		18,899	(27,578)	111	(8,568)
Foreign currency translation		16,317	1,610	—	17,927

Ending balance	~~W~~	461,223	290,728	—	751,951

(3)	Changes in provision for financial guarantee for the six-month periods ended June 30, 2021 and 2020 are as follows:

	2021
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	45,567	26,007	5,924	77,498
Transfer to 12-month expected credit loss		97	(17)	(80)	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired		(5,593)	5,792	(199)	—
Transfer to credit-impaired		(8,063)	(93)	8,156	—
Impairment loss (gain)		(31,012)	3,700	(742)	(28,054)

Ending balance	~~W~~	996	35,389	13,059	49,444

	2020
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	1,123	23,121	11,648	35,892
Transfer to 12-month expected credit loss		—	—	—	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired		(2,368)	2,368	—	—
Transfer to credit-impaired		(79)	—	79	—
Impairment loss (gain)		2,968	3,790	34,075	40,833

Ending balance	~~W~~	1,644	29,279	45,802	76,725

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

(In millions of won)

22. Provisions, Continued

(4)	Changes in provision for payment guarantees for the six-month periods ended June 30, 2021 and 2020 are as follows:

	2021
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	183,963	155,646	264,039	603,648
Transfer to 12-month expected credit loss		27,229	(27,229)	—	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired exposures		(55,070)	55,070	—	—
Transfer to credit-impaired exposures		(4,820)	(761)	5,581	—
Provision for (reversal of) unused commitments		2,736	(77,483)	27,684	(47,063)
Foreign currency translation		1,597	2,802	7,883	12,282

Ending balance	~~W~~	155,635	108,045	305,187	568,867

	2020
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	170,320	167,939	336,669	674,928
Transfer to 12-month expected credit loss		82	(82)	—	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired exposures		(954)	954	—	—
Provision for (reversal of) unused commitments		(24,112)	(101,750)	(42,078)	(167,940)
Foreign currency translation		1,508	3,868	14,922	20,298

Ending balance	~~W~~	146,844	70,929	309,513	527,286

(5)	Changes of lawsuit provision and other provision for the six-month periods ended June 30, 2021 and 2020 are as follows:

	2021
	Lawsuit provision		Provision for restoration	Other provision
Beginning balance	~~W~~	441	15,365	47,458
Increase (decrease) of provision		1,122	(1,211)	—
Provision used and others		—	336	(17)

Ending balance	~~W~~	1,563	14,490	47,441

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

(In millions of won)

22. Provisions, Continued

	2020
	Lawsuit provision		Provision for restoration	Other provision
Beginning balance	~~W~~	12,302	15,167	38,983
Increase (decrease) of provision		—	(269)	—
Provision used and others		—	391	—

Ending balance	~~W~~	12,302	15,289	38,983

(6)	Provision for payment guarantees and financial guarantee

Confirmed acceptances and guarantees, unconfirmed acceptances and guarantees and bills endorsed are not recognized on the statement of financial position, but are disclosed as off-statement of financial position items in the notes to the financial statements. The Bank provides a provision for such off-statement of financial position items, applying a Credit Conversion Factor (CCF) and provision rates under the Bank’s expected credit loss model, and records the provision as a reserve for expected credit losses on acceptances and guarantees.

In the case of financial guarantee contracts, when the amount calculated using the same method as above is greater than the initial amount less amortization of fees recognized, the difference is recorded as provision for financial guarantee.

(7)	Provision for unused commitments

The Bank records a provision for a certain portion of unused credit lines which is calculated using a CCF as provision for unused commitments applying provision rates under the Bank’s expected credit loss model.

(8)	Provision for possible losses from lawsuits

As of June 30, 2021, the Bank is involved in 21 lawsuits as a plaintiff and 32 lawsuits as a defendant. The aggregate amounts of claims as a plaintiff and a defendant amounted to ~~W~~196,869 million and ~~W~~213,778 million, respectively. The Bank provided a provision against contingent loss from pending lawsuits as of June 30, 2021 and additional losses may be incurred depending on the result of pending lawsuits.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

(In millions of won)

22. Provisions, Continued

Major lawsuits in progress as of June 30, 2021 and December 31, 2020 are as follows:

	June 30, 2021
	Contents	Amounts		Status of lawsuit
Plaintiff:
Korea Trade Insurance Corporation and one other	Claim for guarantee insurance	~~W~~	136,538	1st trial ruled against the Bank; 2nd trial in progress
KAMCO 1st JV Securitization Specialty Co., Ltd.	Transfer of claim		8,792	1st trial in progress
Korea Land & Housing Corporation	Claim for return of residual property		4,568	2nd trial in progress
Kappa Korea and one other	Claim for loans		1,000	1st trial in progress

Defendant:
Shinhan Bank and one other	Claim for damages		58,474	1st trial in progress
Defense Acquisition Program Administration	Claim for guaranteed debt		56,977	1st, 2nd trial ruled partially against the Bank; 3rd trial in progress
Dongbu Corporation	Claim for nullity of table of rehabilitation creditor		33,997	1st trial ruled in favor of the Bank; 2nd trial ruled against the Bank; 3rd trial in progress
Dongbu Corporation	Claim for objection of request (participation to support)		19,658	1st trial in progress
Hana Bank	Claim for settlement money and others		7,500	1st, 2nd trial ruled in favor of the Bank; 3rd trial in progress

	December 31, 2020
	Contents	Amounts		Status of lawsuit
Plaintiff:
Korea Trade Insurance Corporation and one other	Claim for guarantee insurance	~~W~~	136,538	1st trial ruled against the Bank; 2nd trial in progress
KAMCO 1st JV Securitization Specialty Co., Ltd.	Transfer of claim		8,792	1st trial in progress
Dadae Construction Co., Ltd.	Absence of liens		2,900	1st trial ruled in favor of the Bank; 2nd trial in progress
Korea Technology Finance Corporation	Claim for guarantee		872	1st trial ruled partially in favor of the Bank; 2nd trial in progress

Defendant:
Shinhan Bank and one other	Claim for damages		58,474	1st trial in progress
Defense Acquisition Program Administration	Claim for guaranteed debt		56,977	1st, 2nd trial ruled partially against the Bank; 3rd trial in progress

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

(In millions of won)

22. Provisions, Continued

	December 31, 2020
	Contents	Amounts	Status of lawsuit
Dongbu Corporation	Claim for nullity of table of rehabilitation creditor	33,997	1st trial ruled in favor of the Bank; 2nd trial ruled against the Bank; 3rd trial in progress
Dongbu Corporation	Claim for objection of request (participation to support)	19,658	1st trial in progress
Woori Bank	Claim for disposal of debt	12,470	1st, 2nd trial ruled in favor of the Bank; 3rd trial in progress

(9)	Other provision

The Bank recognised other provision as a reserve for other miscellaneous purpose.

23. Other Liabilities

(1)	Other liabilities as of June 30, 2021 and December 31, 2020 are as follows:

	June 30, 2021		December 31, 2020
Accounts payable	~~W~~	6,880,712	2,623,207
Lease liabilities		133,840	75,523
Accrued expense		1,494,709	1,657,438
Advance received		—	920
Unearned income		33,110	45,344
Deposits withholding tax		22,912	22,019
Guarantee money received		398,896	720,932
Foreign exchanges payable		26,873	307,935
Domestic exchanges payable		410,087	587,194
Borrowing from trust accounts		1,494,132	973,885
Financial guarantee liability		21,660	25,347
Others		103,604	64,153

		11,020,535	7,103,897
Present value discount		(85,485)	(34,891)

	~~W~~	10,935,050	7,069,006

The carrying amount of financial liabilities included in other liabilities above amounted to ~~W~~10,751,127 million and ~~W~~6,896,581 million as of June 30, 2021 and December 31, 2020, respectively, and their fair value amounted to ~~W~~10,739,115 million and ~~W~~6,889,375 million as of June 30, 2021 and December 31, 2020, respectively.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

(In millions of won)

23. Other Liabilities, Continued

(2)	Details of lease liabilities as of June 30, 2021 and December 31, 2020 are as follows:

	June 30, 2021
	Face value		Discount	Carrying amounts
Real estate	~~W~~	129,858	(82,540)	47,318
Vehicles		3,981	(1,059)	2,922
Others		1	—	1

	~~W~~	133,840	(83,599)	50,241

	December 31, 2020
	Face value		Discount	Carrying amounts
Real estate	~~W~~	71,207	(31,964)	39,243
Vehicles		3,923	(639)	3,284
Others		393	(197)	196

	~~W~~	75,523	(32,800)	42,723

(3)	The amount related to lease recognized in the separate statement of comprehensive income for the six-month periods ended June 30, 2021 and 2020 is as follows:

	June 30, 2021			June 30, 2020
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Depreciation of right-of-use assets
Real estate	~~W~~	7,322	15,315	6,293	13,983
Vehicles		527	1,038	265	819
Others		1	4	3	6

		7,850	16,357	6,561	14,808

Interest expenses on the lease liabilities		342	357	217	477
Expense relating to short-term leases		—	—	—	66
Expense relating to leases of low-value assets		3,342	3,776	79	150

	~~W~~	11,534	20,490	6,857	15,501

(4)	Cash flows used in lease liabilities for the six-month periods ended June 30, 2021 and 2020 are as follows:

	2021		2020
Decrease in lease liabilities	~~W~~	11,492	12,308
Lease payments relating to short-term leases		—	66
Lease payments relating to leases of low-value assets		3,776	150

	~~W~~	15,268	12,524

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

(In millions of won)

23. Other Liabilities, Continued

(5)	Maturity analysis of undiscounted lease payments relating to lease liabilities as of June 30, 2021 and December 31, 2020 are as follows:

	June 30, 2021
	Within 3 months		3 months ~ 1 year	1 year ~ 5 years	Over 5 years	Total
Lease payments	~~W~~	15,328	36,174	82,338	—	133,840

	December 31, 2020
	Within 3 months		3 months ~ 1 year	1 year ~ 5 years	Over 5 years	Total
Lease payments	~~W~~	10,659	26,225	38,639	—	75,523

24. Equity

(1) Issued capital

The Bank is authorized to issue up to 6,000 million shares of common stock and has 4,377,311,768 shares issued and 4,153,145,768 shares issued as of June 30, 2021 and December 31, 2020, respectively, and outstanding with a total par value (~~W~~5,000 of par value per share) of ~~W~~21,886,559 million and ~~W~~20,765,729 million as of June 30, 2021 and December 31, 2020, respectively.

(2) Capital surplus

Capital surplus as of June 30, 2021 and December 31, 2020 are as follows:

	June 30, 2021		December 31, 2020
Paid-in capital in excess of par value	~~W~~	44,142	49,530
Surplus from capital reduction(*1)		44,373	44,373
Other capital surplus(*2)		2,390,495	2,390,495

	~~W~~	2,479,010	2,484,398

(*1)

The Bank reduced ~~W~~5,178,600 million of its issued capital in 1998 and 2000 to offset its accumulated deficit amounting to ~~W~~5,134,227 million. As the result of the capital reduction, ~~W~~44,373 million of surplus exceeding accumulated deficit was recorded in capital surplus in equity.

(*2)

The difference in the amount of shares issued and the carrying value of net asset acquired occurring from the merger of the Bank with KDB Financial Group Inc. and Korea Finance Corporation are recognized as other capital surplus.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

(In millions of won)

24. Equity, Continued

(3) Accumulated other comprehensive income

(i)	Accumulated other comprehensive income as of June 30, 2021 and December 31, 2020 are as follows:

	June 30, 2021		December 31, 2020
Net gain (loss) on securities measured at FVOCI
Valuation gain (loss) on securities measured at FVOCI (before tax)	~~W~~	11,141,788	2,787,519
Loss allowance for securities measured at FVOCI (before tax)		84,206	81,278
Income tax effect		(3,087,148)	(788,919)

		8,138,846	2,079,878

Exchange differences on translation of foreign operations:
Exchange differences on translation of foreign operations (before tax)		(19,032)	(60,912)
Income tax effect		—	—

		(19,032)	(60,912)

Valuation gain (loss) on cash flow hedge:
Valuation gain (loss) on cash flow hedge (before tax)		953	47
Income tax effect		(262)	(13)

		691	34

Net gain on hedges of net investments in foreign operations:
Net gain on hedges of net investments in foreign operations (before tax)		15,923	48,975
Income tax effect		(4,379)	(13,468)

		11,544	35,507

Remeasurements of defined benefit liabilities:
Remeasurements of defined benefit liabilities (before tax)		21,562	21,562
Income tax effect		(5,928)	(5,928)

		15,634	15,634

Fair value changes on financial liabilities designated at fair value due to credit risk:
Valuation loss on financial liabilities designated at fair value due to credit risk (before tax)		(7,388)	(7,959)
Income tax effect		2,032	2,189

		(5,356)	(5,770)

	~~W~~	8,142,327	2,064,371

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

(In millions of won)

24. Equity, Continued

(ii)	Changes in accumulated other comprehensive income for the six-month periods ended June 30, 2021 and 2020 are as follows:

	2021
	January 1, 2021		Increase (Decrease)	Tax Effect	June 30, 2021
Gain (loss) on Securities Measured at FVOCI	~~W~~	2,079,878	8,357,197	(2,298,229)	8,138,846
Exchange differences on translation of foreign operations		(60,912)	41,880	—	(19,032)
Valuation gain (loss) on cash flow hedge		34	906	(249)	691
Valuation gain (loss) on hedges of net investments in foreign operations		35,507	(33,052)	9,089	11,544
Remeasurements of defined benefit liabilities		15,634	—	—	15,634
Valuation gain (loss) on financial liabilities designated at fair value due to credit risk		(5,770)	571	(157)	(5,356)

	~~W~~	2,064,371	8,367,502	(2,289,546)	8,142,327

	2020
	January 1, 2020		Increase (Decrease)	Tax Effect	June 30, 2020
Gain (loss) on Securities Measured at FVOCI	~~W~~	(99,406)	131,514	(36,166)	(4,058)
Exchange differences on translation of foreign operations		(7,158)	32,160	—	25,002
Valuation gain (loss) on cash flow hedge		(292)	324	(89)	(57)
Valuation gain (loss) on hedges of net investments in foreign operations		4,015	(26,697)	7,342	(15,340)
Remeasurements of defined benefit liabilities		19,331	—	—	19,331
Valuation gain (loss) on financial liabilities designated at fair value due to credit risk		(4,582)	906	(249)	(3,925)

	~~W~~	(88,092)	138,207	(29,162)	20,953

(4) Retained earnings

In accordance with the Korea Development Bank Act, the Bank is required to appropriate at least 40% of net income as a legal reserve. This reserve can be transferred to paid-in capital or offset an accumulated deficit.

In accordance with the Korea Development Bank Act, the Bank offsets an accumulated deficit with reserves. If the reserve is insufficient to offset the accumulated deficit, the Korean government is responsible for the deficit.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

(In millions of won)

24. Equity, Continued

(i)	Retained earnings as of June 30, 2021 and December 31, 2020 are as follows:

	June 30, 2021		December 31, 2020
Legal reserve	~~W~~	1,551,154	1,356,142
Voluntary reserve
Regulatory reserve for loan losses		482,885	1,146,038
Unappropriated retained earnings		5,216,992	2,565,852

	~~W~~	7,251,031	5,068,032

(ii)	Changes in legal reserve for the six-month periods ended June 30, 2021 and 2020 are as follows:

	2021		2020
Beginning balance	~~W~~	1,356,142	1,177,851
Transfer from retained earnings		195,012	178,291

Ending balance	~~W~~	1,551,154	1,356,142

(iii)	Changes in unappropriated retained earnings for the six-month periods ended June 30, 2021 and 2020 are as follows:

	2021		2020
Beginning balance	~~W~~	2,565,852	2,327,769
Contribution to legal reserve		(195,012)	(178,291)
Transfer from regulatory reserve for credit losses		663,153	81,662
Dividends		(209,638)	(111,978)
Reclassification of gain or loss on equity securities measured at FVOCI		15,029	(64,962)
Profit for the period		2,377,608	369,343

Ending balance	~~W~~	5,216,992	2,423,543

(5) Regulatory reserve for credit losses

The Bank is required to provide a regulatory reserve for credit losses in accordance with Regulations on Supervision of Banking Business 29(1) and (2). The details of regulatory reserve for credit losses are as follows:

(i)	Regulatory reserve for credit losses as of June 30, 2021 and December 31, 2020 are as follows:

	June 30, 2021		December 31, 2020
Beginning balance	~~W~~	482,885	1,146,038
Planned provision for (reversal of) regulatory reserve for credit losses		76,926	(663,153)

Ending balance	~~W~~	559,811	482,885

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

(In millions of won)

24. Equity, Continued

(ii)

Required reversal of regulatory reserve for credit losses and profit (loss) after adjusting regulatory reserve for loan losses for the three-month and six-month periods ended June 30, 2021 and 2020 are as follows:

	June 30, 2021			June 30, 2020
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Profit for the period	~~W~~	922,929	2,377,608	770,078	369,343
Obligated amount of reversal of (provision for) regulatory reserve for credit losses		158,709	(76,926)	91,751	35,030

Profit after adjusting regulatory reserve for credit losses	~~W~~	1,081,638	2,300,682	861,829	404,373

Earnings per share after adjusting regulatory reserve for credit losses (in won)	~~W~~	252	540	226	107

25. Net Interest Income

Net interest income for the three-month and six-month periods ended June 30, 2021 and 2020 are as follows:

	June 30, 2021			June 30, 2020
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Interest income:
Due from banks	~~W~~	6,289	13,234	20,566	39,070
Securities measured at FVTPL		7,916	13,724	5,647	15,246
Securities measured at FVOCI		84,687	169,696	103,114	194,100
Securities measured at amortized cost		4,742	7,464	3,623	9,590
Loans measured at FVTPL		5,635	9,703	10,789	14,803
Loans measured at amortized cost		890,083	1,779,435	1,026,821	2,080,301

		999,352	1,993,256	1,170,560	2,353,110
Interest expense:
Financial liabilities measured at FVTPL		(20,204)	(38,721)	(20,458)	(43,103)
Deposits		(83,906)	(167,904)	(144,234)	(281,609)
Borrowings		(31,116)	(62,883)	(81,612)	(179,772)
Debentures		(457,558)	(936,838)	(607,476)	(1,267,363)

		(592,784)	(1,206,346)	(853,780)	(1,771,847)

	~~W~~	406,568	786,910	316,780	581,263

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

(In millions of won)

26. Net Fees and Commission Income

Net fees and commission income for the three-month and six-month periods ended June 30, 2021 and 2020 are as follows:

	June 30, 2021			June 30, 2020
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Fees and commission income:
Loan commissions	~~W~~	29,142	58,413	31,037	63,836
Underwriting and investment consulting commissions		26,644	48,470	22,767	46,297
Brokerage and agency commissions		1,935	3,388	2,056	3,539
Trust and retirement pension plan commissions		8,879	17,553	8,235	17,109
Fees on asset management		662	1,156	445	805
Other fees		24,333	54,759	20,433	47,339

		91,595	183,739	84,973	178,925
Fees and commission expenses:
Brokerage and agency fees		(1,963)	(3,509)	(2,362)	(4,723)
Other fees		(5,704)	(11,962)	(5,450)	(11,356)

		(7,667)	(15,471)	(7,812)	(16,079)

	~~W~~	83,928	168,268	77,161	162,846

27. Dividend Income

Dividend income for the three-month and six-month periods ended June 30, 2021 and 2020 are as follows:

	June 30, 2021			June 30, 2020
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Securities measured at FVTPL	~~W~~	34,329	67,101	66,316	93,036
Securities measured at FVOCI		1,939	112,366	1,820	122,994
Investments in subsidiaries and associates		74,799	463,132	72,280	184,575

	~~W~~	111,067	642,599	140,416	400,605

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

(In millions of won)

28. Net Gain on Securities Measured at FVTPL

Net gain related to securities measured at FVTPL for the three-month and six-month periods ended June 30, 2021 and 2020 are as follows:

	June 30, 2021			June 30, 2020
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Gains on securities measured at FVTPL:
Gains on sale	~~W~~	11,391	18,214	16,945	62,626
Gains on valuation		58,803	125,947	61,157	112,471

		70,194	144,161	78,102	175,097
Losses on securities measured at FVTPL:
Losses on sale		(13,413)	(23,496)	(9,414)	(27,304)
Losses on valuation		(50,943)	(124,433)	(24,593)	(80,576)
Purchase related expense		(117)	(119)	(5)	(39)

		(64,473)	(148,048)	(34,012)	(107,919)

	~~W~~	5,721	(3,887)	44,090	67,178

29. Net Gain (Loss) on Financial Liabilities Measured at FVTPL

Net gain (loss) related to financial liabilities designated at fair value through profit or loss (“FVTPL”) for the three-month and six-month periods ended June 30, 2021 and 2020 are as follows:

	June 30, 2021			June 30, 2020
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Gains on financial liabilities measured at FVTPL:
Gains on redemption	~~W~~	—	—	—	96
Gains on valuation		28,365	106,413	(9,326)	4,459

		28,365	106,413	(9,326)	4,555
Losses on financial liabilities measured at FVTPL:
Losses on redemption		—	(309)	(3,506)	(6,101)
Losses on valuation		112	—	(15,967)	(26,953)

		112	(309)	(19,473)	(33,054)

	~~W~~	28,477	106,104	(28,799)	(28,499)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

(In millions of won)

30. Net Gain (Loss) on Securities Measured at FVOCI

Net gain (loss) related to securities measured at FVOCI for the three-month and six-month periods ended June 30, 2021 and 2020 are as follows:

	June 30, 2021			June 30, 2020
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Gains on securities measured at FVOCI:
Gains on sale	~~W~~	2,549	7,794	36,918	67,134
Reversal of impairment losses		(175)	—	—	—

		2,374	7,794	36,918	67,134
Losses on securities measured at FVOCI:
Losses on sale		(6,574)	(14,757)	(1,211)	(7,252)
Impairment losses		(2,262)	(2,927)	(2,278)	(7,869)

		(8,836)	(17,684)	(3,489)	(15,121)

	~~W~~	(6,462)	(9,890)	33,429	52,013

31. Net Gain (Loss) on Derivatives

Net gain (loss) on derivatives for the three-month and six-month periods ended June 30, 2021 and 2020 are as follows:

	June 30, 2021			June 30, 2020
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Net gain (loss) on trading purpose derivatives:
Gains on trading purpose derivatives:
Interest	~~W~~	350,922	1,391,147	501,482	1,703,007
Currency		983,473	5,529,736	6,433	7,660,733
Stock		2,243	4,140	9,613	21,875
Gains on adjustment of derivatives		(246)	2,939	(25)	1,461

		1,336,392	6,927,962	517,503	9,387,076
Losses on trading purpose derivatives:
Interest		(357,110)	(1,401,176)	(470,199)	(1,772,695)
Currency		(1,013,039)	(5,339,116)	(115,102)	(7,397,381)
Stock		(1,216)	(3,270)	(863)	(15,929)
Losses on adjustment of derivatives		(10,379)	(18,911)	22,339	(30,049)

		(1,381,744)	(6,762,473)	(563,825)	(9,216,054)

		(45,352)	165,489	(46,322)	171,022
Net gain (loss) on hedging purpose derivatives:
Gains on hedging purpose derivatives:
Interest		(4,169)	8,306	77,446	609,865
Currency		81,548	183,844	89,899	143,339
Gains on adjustment of derivatives		(37)	181	(61)	36

		77,342	192,331	167,284	753,240

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

(In millions of won)

31. Net Gain (Loss) on Derivatives, Continued

	June 30, 2021			June 30, 2020
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Losses on hedging purpose derivatives:
Interest	~~W~~	(27,355)	(347,618)	(9,361)	(54,285)
Currency		97,512	(342,458)	105,723	(456,560)
Losses on adjustment of derivatives		(140)	(245)	(179)	(394)

		70,017	(690,321)	96,183	(511,239)

		147,359	(497,990)	263,467	242,001
Net gain (loss) on fair value hedged items:
Gains on fair value hedged items:
Gains on valuation		(61,894)	424,743	(120,631)	292,534
Gains on redemption		22,681	99,671	138,970	171,820

		(39,213)	524,414	18,339	464,354
Losses on fair value hedged items:
Losses on valuation		(65,111)	(217,629)	(75,028)	(907,902)
Losses on redemption		(28,065)	(105,366)	(43,422)	(48,496)

		(93,176)	(322,995)	(118,450)	(956,398)

		(132,389)	201,419	(100,111)	(492,044)

	~~W~~	(30,382)	(131,082)	117,034	(79,021)

Related with cash flow hedge, the Bank recognized ~~W~~56 million of gain and ~~W~~60 million of loss in the statement of comprehensive income as the ineffective portion for the period ended June 30, 2021 and 2020, respectively.

32. Net Gain on Foreign Currency Transaction

Net gain on foreign currency transaction for the three-month and six-month periods ended June 30, 2021 and 2020 are as follows:

	June 30, 2021			June 30, 2020
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Net gain (loss) on foreign exchange transactions:
Gains on foreign exchange transactions	~~W~~	112,166	245,413	180,378	346,058
Losses on foreign exchange transactions		(117,936)	(256,133)	(180,514)	(346,384)

		(5,770)	(10,720)	(136)	(326)
Net gain on foreign exchange translations:
Gains on foreign exchange translations		425,213	3,760,632	(16,068)	4,086,100
Losses on foreign exchange translations		(385,863)	(3,641,192)	37,269	(3,871,553)

		39,350	119,440	21,201	214,547

	~~W~~	33,580	108,720	21,065	214,221

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

(In millions of won)

33. Other Operating Expense, net

Other operating income and expense for the three-month and six-month periods ended June 30, 2021 and 2020 are as follows:

	June 30, 2021			June 30, 2020
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Other operating income:
Gains on sale of loans	~~W~~	31,927	60,323	7,422	7,959
Gains on disposal of loans measured at FVTPL		1,820,467	1,832,631	1,171	2,678
Gains on valuation of loans measured at FVTPL		(830,230)	121,556	43,623	62,057
Gains on disposal of investments in subsidiaries and associates		72,508	78,121	10,963	10,963
Reversal of provisions		398	1,580	33	353
Others		5,542	8,977	5,833	9,129

		1,100,612	2,103,188	69,045	93,139
Other operating expenses:
Losses on sale of loans		(27,798)	(27,798)	(46,718)	(49,742)
Losses on disposal of loans measured at FVTPL		(3,494)	(4,461)	(13,948)	(17,188)
Losses on valuation of loans measured at FVTPL		(1,111)	(4,899)	(1,407)	(6,719)
Losses on disposal of investments in subsidiaries and associates		—	(575)	(339)	(340)
Increase of provisions		178	(1,492)	(31)	(84)
Insurance expenses		(18,265)	(35,796)	(15,929)	(29,441)
Credit guarantee fund salary		(46,894)	(94,207)	(42,807)	(79,792)
Educational taxes		(11,407)	(24,310)	(14,314)	(21,680)
Foreign security contributions		(22)	(1,939)	(2,972)	(4,878)
Others		(1,989)	(7,233)	(3,293)	(7,584)

		(110,802)	(202,710)	(141,758)	(217,448)

	~~W~~	989,810	1,900,478	(72,713)	(124,309)

34. Provision for Credit Losses

Provision for credit losses for the three-month and six-month periods ended June 30, 2021 and 2020 are as follows:

	June 30, 2021			June 30, 2020
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Provision for loss allowance for loan	~~W~~	838,872	928,606	139,199	338,691
Provision for loss allowance for other assets		1,791	5,077	417	1,681
Provision for (reversal of) unused commitments		24,131	(22,477)	44,395	(8,568)
Provision for (reversal of) financial guarantee		7,107	(28,054)	37,259	40,833
Provision for (reversal of) payment guarantees		29,858	(47,063)	(118,442)	(167,940)

	~~W~~	901,759	836,089	102,828	204,697

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

(In millions of won)

35. General and Administrative Expenses

General and administrative expenses for the three-month and six-month periods ended June 30, 2021 and 2020 are as follows:

	June 30, 2021			June 30, 2020
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Payroll costs:
Short-term employee benefits	~~W~~	82,114	174,264	80,253	170,344
Defined benefit costs		9,988	19,974	9,616	19,238
Defined contribution costs		340	937	836	2,648

		92,442	195,175	90,705	192,230
Depreciation and amortization:
Depreciation of property and equipment		17,899	36,874	16,403	33,971
Amortization of intangible assets		13,368	26,623	13,514	27,212

		31,267	63,497	29,917	61,183
Other:
Employee welfare benefits		9,118	17,356	8,291	16,125
Rent expenses		1,518	3,337	1,624	3,449
Taxes and dues		5,198	12,808	4,446	13,118
Advertising expenses		3,127	4,825	3,080	4,933
Electronic data processing expenses		20,496	41,084	19,322	32,477
Fees and charges		8,272	17,364	9,142	15,625
Others		7,289	14,270	5,531	13,561

		55,018	111,044	51,436	99,288

	~~W~~	178,727	369,716	172,058	352,701

36. Other Non-Operating Income and Expense

Other non-operating income and expense for the three-month and six-month periods ended June 30, 2021 and 2020 are as follows:

	June 30, 2021			June 30, 2020
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Other non-operating income:
Gains on disposal of assets held for sale	~~W~~	—	3,610	—	—
Reversal of impairment losses on assets held for sale		446,451	499,976	—	—
Gains on disposal of property and equipment		1,260	3,391	537	604
Rental income on investment property		122	246	156	362
Others		372	1,721	170	1,574

		448,205	508,944	863	2,540

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

(In millions of won)

36. Other Non-Operating Income and Expense, Continued

	June 30, 2021			June 30, 2020
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Other non-operating expenses:
Impairment losses on assets held for sale	~~W~~	—	—	808,796	(46,775)
Losses on disposal of property and equipment		(59)	(171)	—	—
Depreciation of investment property		(625)	(1,246)	(43)	(604)
Donations		(132)	(257)	(166)	(678)
Others		71	(4,337)	(896)	(3,724)

		(745)	(6,011)	807,691	(51,781)

	~~W~~	447,460	502,933	808,554	(49,241)

37. Income Tax Expense

(1)	Income tax expense for the three-month and six-month periods ended June 30, 2021 and 2020 are as follows:

	June 30, 2021			June 30, 2020
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Current income tax(*)	~~W~~	(224,351)	(193,242)	(102,571)	135,808
Changes in deferred income taxes on temporary differences		1,587,891	3,102,476	483,781	(26,837)
Deferred income tax recognized directly to equity
Other comprehensive income		(1,159,765)	(2,289,546)	(147,448)	(29,162)
Retained earnings		(5,089)	(5,700)	22,903	24,641

Income tax expense	~~W~~	198,686	613,988	256,665	104,450

(*)	Includes changes such as those that arise from final tax returns.

(2)	Profit before income taxes and income tax expense for the six-month periods ended June 30, 2021 and 2020 are as follows:

	2021		2020
Profit before income taxes	~~W~~	2,991,596	473,793
Income taxes calculated using enacted tax rates		822,689	130,293
Adjustments:
Non-deductible losses and tax-free gains		(47,172)	(15,159)
Non-recognition effect of deferred income taxes and others		(130,608)	(16,101)
Net adjustments for prior years		(34,033)	1,100
Others		3,112	4,317

		(208,701)	(25,843)

Income tax expense	~~W~~	613,988	104,450

Effective tax rate (%)		20.52	22.05

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

(In millions of won)

37. Income Tax Expense, Continued

(3)	Changes in deferred income taxes recognized directly to equity for the six-month periods ended June 30, 2021 and 2020 are as follows:

	2021
	June 30, 2021			January 1, 2021
	Amounts before tax		Tax effect	Amounts before tax	Tax effect	Changes in tax effect
Net gain (loss) on securities measured at FVOCI	~~W~~	8,138,846	(3,087,148)	2,079,878	(788,919)	(2,298,229)
Exchange differences on translation of foreign operations		(19,032)	—	(60,912)	—	—
Net gain (loss) on valuation of cash flow hedge		691	(262)	34	(13)	(249)
Net gain on hedges of net investments in foreign operations		11,544	(4,379)	35,507	(13,468)	9,089
Remeasurements of defined benefit liabilities		15,634	(5,928)	15,634	(5,928)	—
Fair value changes on financial liabilities designated at fair value due to credit risk		(5,356)	2,032	(5,770)	2,189	(157)

	~~W~~	8,142,327	(3,095,685)	2,064,371	(806,139)	(2,289,546)

Income tax benefit recognized direct to retained earnings amounting to ~~W~~5,700 million is the tax effect of realized income amounting to ~~W~~20,729 million from disposal of equity securities measured at FVOCI.

	2020
	June 30, 2020			January 1, 2020
	Amounts before tax		Tax effect	Amounts before tax	Tax effect	Changes in tax effect
Net gain (loss) on securities measured at FVOCI	~~W~~	(4,058)	1,540	(99,406)	37,706	(36,166)
Exchange differences on translation of foreign operations		25,002	—	(7,158)	—	—
Losses on valuation of cash flow hedge		(57)	22	(292)	111	(89)
Net gain on hedges of net investments in foreign operations		(15,340)	5,819	4,015	(1,523)	7,342
Remeasurements of defined benefit liabilities		19,331	(7,331)	19,331	(7,331)	—
Fair value changes on financial liabilities designated at fair value due to credit risk		(3,925)	1,489	(4,582)	1,738	(249)

	~~W~~	20,953	1,539	(88,092)	30,701	(29,162)

Income tax expense recognized direct to retained earnings amounting to ~~W~~24,641 million is the tax effect of realized loss amounting to ~~W~~89,603 million from disposal of equity securities measured at FVOCI.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

(In millions of won)

38. Earnings per Share

(1) Basic earnings per share

The Bank’s basic earnings per share for the three-month and six-month periods ended June 30, 2021 and 2020 are computed as follows:

(i) Basic earnings per share

	June 30, 2021			June 30, 2020
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Profit attributable to ordinary shareholders of the Bank (A) (in won)	~~W~~	922,930,059,256	2,377,608,342,739	770,077,848,944	369,342,875,100
Weighted-average number of ordinary shares outstanding (B)		4,295,420,273	4,260,178,807	3,820,739,548	3,776,679,658

Basic earnings per share (A/B) (in won)	~~W~~	215	558	202	98

(ii) Weighted-average number of ordinary shares outstanding

	2021
	Number of ordinary shares	Days	Cumulative shares
Three-month period ended:
Number of ordinary shares outstanding (A)	4,153,145,768	91	377,936,264,888
Increased paid-in capital (B)	102,000,000	91	9,282,000,000
Increased paid-in capital (C)	122,166,000	30	3,664,980,000
Cumulative shares (D = A+B+C)			390,883,244,888

Weighted-average number of ordinary shares outstanding (D/91)			4,295,420,273

Six-month period ended:
Number of ordinary shares outstanding (A)	4,153,145,768	181	751,719,384,008
Increased paid-in capital (B)	102,000,000	154	15,708,000,000
Increased paid-in capital (C)	122,166,000	30	3,664,980,000

Cumulative shares (D = A+B+C)			771,092,364,008

Weighted-average number of ordinary shares outstanding (D/181)			4,260,178,807

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

(In millions of won)

38. Earnings per Share, Continued

	2020
	Number of ordinary shares	Days	Cumulative shares
Three-month period ended:
Number of ordinary shares outstanding (A)	3,732,619,768	91	339,668,398,888
Increased paid-in capital (B)	90,100,000	89	8,018,900,000
Cumulative shares (C = A+B)			347,687,298,888

Weighted-average number of ordinary shares outstanding (C/91)			3,820,739,548

Six-month period ended:
Number of ordinary shares outstanding (A)	3,732,619,768	182	679,336,797,776
Increased paid-in capital (B)	90,100,000	89	8,018,900,000

Cumulative shares (C = A+B)			687,355,697,776

Weighted-average number of ordinary shares outstanding (C/182)			3,776,679,658

(2) Diluted earnings per share

Diluted and basic earnings per share for the three-month and six-month periods ended June 30, 2021 and 2020 are equal because there is no potential dilutive instrument.

39. Pledged Assets

Assets pledged by the Bank as collateral as of June 30, 2021 and December 31, 2020 are as follows:

	June 30, 2021			December 31, 2020
	Pledged assets		Related liabilities	Pledged assets	Related liabilities
Securities measured at FVOCI(*)	~~W~~	3,646,158	2,429,469	5,701,903	2,249,385
Securities measured at amortized cost(*)		1,432,377		313,631

	~~W~~	5,078,535	2,429,469	6,015,534	2,249,385

(*)	Pledged as collateral related to bonds sold under repurchase agreements and borrowings.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

(In millions of won)

40. Guarantees and Commitments

Guarantees and commitments as of June 30, 2021 and December 31, 2020 are as follows:

	June 30, 2021		December 31, 2020
Confirmed acceptances and guarantees:
Acceptances in foreign currency	~~W~~	332,372	408,155
Guarantees for bond issuance		2,424,483	2,281,329
Guarantees for loans		522,378	485,483
Letter of guarantee		88,711	42,965
Guarantees for on-lending debt		9,202	11,127
Others		3,695,542	3,734,283

		7,072,688	6,963,342

Unconfirmed acceptances and guarantees:
Letter of credit		2,194,279	1,252,411
Others		3,079,299	1,882,381

		5,273,578	3,134,792

Commitments:
Commitments on loans		42,376,831	42,787,113
Others		2,078,318	2,075,621

		44,455,149	44,862,734

Bills endorsed:
With recourse		—	971

	~~W~~	56,801,415	54,961,839

41. Trust Accounts

(1)	Trust accounts as of June 30, 2021 and December 31, 2020 are as follows:

	June 30, 2021		December 31, 2020
Accrued trust fee	~~W~~	13,667	8,010
Borrowings from trust accounts		1,415,518	906,843
Accrued expense		884	909

(2)	Transactions with trust accounts for the three-month and six-month periods ended June 30, 2021 and 2020 are as follows:

	June 30, 2021			June 30, 2020
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Trust management fee	~~W~~	8,223	16,077	7,648	15,714
Interest expenses on deposits		—	—	(1)	(3)
Interest expenses of borrowings from trust accounts		(1,459)	(2,715)	(1,475)	(5,314)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

(In millions of won)

41. Trust Accounts, Continued

(3)	The carrying amounts of principals guaranteed trust and principals and interest guaranteed trust as of June 30, 2021 and December 31, 2020 are as follows:

	June 30, 2021		December 31, 2020
Principals guaranteed trust	~~W~~	243,714	251,006
Principals and interest guaranteed trust		236,651	238,320

	~~W~~	480,365	489,326

Principal of money and property trust	~~W~~	443,217	450,445
Accrued trust profit		37,148	38,881

42. Related Party Transactions

(1)	The Bank’s related parties as of June 30, 2021 are as follows:

Classification	Corporate name

Subsidiaries	KDB Capital Corporation, Daewoo Shipbuilding & Marine Engineering Co., Ltd., KDB Infrastructure Investment Asset Management Co., Ltd., KDB Asia Ltd., KDB Ireland Ltd., KDB Bank Europe Ltd., Banco KDB Do Brazil S.A., KDB Bank Uzbekistan, KDB Indonesia and 9 others, KDB Investment PEF No. 1, KDB Value PEF VII, KDB Consus Value PEF, Components and Materials M&A PEF and 4 others, Principals guaranteed trust accounts of KDB, Principals and interests guaranteed interest trust accounts of KDB, UBest 5th Securitization Specialty Co., Ltd. and 6 others, KIAMCO Road Investment Private Fund Special Asset Trust 2 and 22 others

Associates	Korea Electric Power Co., Ltd., Korea Tourism Organization, KOREA REAL ESTATE BOARD, GM Korea Company, HMM Co., Ltd., Hanjin Heavy Industries & Construction Co., Ltd., HANJIN KAL, Korea Ocean Business Corporation and 76 others, Troika Resources Investment PEF and 99 others, KIP Overseas Expansion Platform Fund and 114 others

Others	Key management personnel

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

(In millions of won)

42. Related Party Transactions, Continued

(2)	Significant balances with related parties as of June 30, 2021 and December 31, 2020 are as follows:

	Account	June 30, 2021		December 31, 2020
Subsidiaries:
KDB Capital Corporation	Loans	~~W~~	5,669	7,188
	Allowance for loan losses		(2)	(3)
	Derivative financial assets		665	293
	Other assets		5	7
	Deposits		588	2,762
	Derivative financial liabilities		618	3,756
	Other liabilities		35,304	35,513
KDB Infrastructure Investment Asset Management Co., Ltd.	Deposits		8,873	17,767
	Other liabilities		86	162
KDB Ireland Ltd.	Loans		402,558	358,393
	Allowance for loan losses		(105)	(94)
	Derivative financial assets		7,376	9,673
	Other assets		136	179
KDB Bank Europe Ltd.	Cash and due from banks		298,433	264,697
	Derivative financial assets		439	552
	Other assets		—	47
	Derivative financial liabilities		—	278
	Other liabilities		849	762
Banco KDB Do Brazil S.A.	Cash and due from banks		79,100	48,960
	Loans		155,375	60,384
	Allowance for loan losses		(53)	(30)
	Other assets		241	85
KDB Indonesia Ltd.	Loans		22,600	21,760
	Allowance for loan losses		(6)	(6)
	Other assets		11	12
KDB Asia Ltd.	Cash and due from banks		1,152,600	783,360
	Loans		45,200	261,120
	Allowance for loan losses		(12)	(68)
	Derivative financial assets		—	1,051
	Other assets		931	825
	Deposits		2	2
	Borrowings		21,163	10,736
	Derivative financial liabilities		739	370
	Other liabilities		14	23
KDB Investment PEF No.1	Loans		633,900	732,640
	Allowance for loan losses		(2,780)	(3,443)
	Derivative financial assets		2,423	3,109
	Other assets		9,725	8,985

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

(In millions of won)

42. Related Party Transactions, Continued

	Account	June 30, 2021		December 31, 2020
	Allowance of other assets	~~W~~	(34)	(35)
	Deposits		8,543	4,553
	Derivative financial liabilities		206	585
	Other liabilities		885	31
	Other provisions		1,510	1,003
KDB Consus Value PEF	Securities		40,686	40,857
	Derivative financial assets		2,096	243
	Other assets		345	345
	Deposits		116	104
	Derivative financial liabilities		4,517	9,923
	Other liabilities		705	703
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Loans		1,358,035	1,322,265
	Allowance for loan losses		(604,419)	(437,867)
	Derivative financial assets		43,107	6,533
	Other assets		3,334	3,406
	Deposits		508,392	593,439
	Derivative financial liabilities		40,230	153,516
	Other liabilities		9,243	238,642
	Other provisions		656,737	769,944
Corporate Liquidity Assistance Agency Co., Ltd.	Loans		440,000	220,000
	Allowance for loan losses		(128)	(64)
	Other assets		14,142	4,452
	Allowance of other assets		(4)	(1)
	Deposits		1,421,848	696,350
	Other liabilities		186	90
	Other provisions		120	168
Others	Loans		846,347	1,032,466
	Allowance for loan losses		(330,543)	(368,449)
	Derivative financial assets		905	738
	Other assets		16,959	13,142
	Allowance of other assets		(6,848)	(5,190)
	Deposits		104,971	86,364
	Borrowings		—	42,527
	Derivative financial liabilities		6,388	25,090
	Other liabilities		865	15,675
	Other provisions		237,884	170,380

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

(In millions of won)

42. Related Party Transactions, Continued

	Account	June 30, 2021		December 31, 2020
Associates:
Korea Electric Power Co., Ltd.	Securities	~~W~~	28,003	5,779
	Loans		91,906	197,539
	Allowances for loan losses		(1,590)	(1,778)
	Derivative financial assets		36,036	80,203
	Other assets		11,323	20,631
	Deposits		61,863	135,837
	Borrowings		22,871	53,107
	Derivative financial liabilities		78,001	41,212
	Other liabilities		994	10,599
	Other provisions		27	10
KG Dongbu Steel Co., Ltd.	Loans		666,671	614,062
	Allowances for loan losses		(3,199)	(55,321)
	Other assets		109,785	622
	Deposits		23,962	3,871
	Other liabilities		165	129
	Other provisions		917	15,320
HMM Co., Ltd.	Securities		11,928,326	3,866,467
	Loans		200,571	1,040,638
	Allowances for loan losses		(31,476)	(93,017)
	Other assets		15,009	7,302
	Deposits		1,209,097	440,127
	Other liabilities		7,877	2,536
	Other provisions		4,126	8,200
Hanjin Heavy Industries & Construction Co., Ltd.	Loans		215,887	213,052
	Allowances for loan losses		(2,228)	—
	Other assets		440	—
	Deposits		53,957	110,914
	Other liabilities		1,055	1,464
	Other provisions		121,804	128,819
HANJIN KAL	Securities		—	20,098
	Loans		490,273	390,902
	Other assets		1,073	616
Korea Ocean Business Corporation	Loans		15,292	15,464
	Allowances for loan losses		(1)	(1)
	Other assets		16	17
	Other liabilities		59	4

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

(In millions of won)

42. Related Party Transactions, Continued

	Account	June 30, 2021		December 31, 2020
Others	Securities	~~W~~	665	—
	Loans		800,538	803,266
	Allowances for loan losses		(353,742)	(355,141)
	Other assets		6,530	6,390
	Deposits		577,292	439,113
	Other liabilities		1,566	2,169
	Other provisions		45,952	60,070

(3)	Significant profit or loss with related parties for the six-month periods ended June 30, 2021 and 2020 are as follows:

	Account	2021		2020
Subsidiaries:
KDB Capital Corporation	Interest income	~~W~~	52	71
	Dividend income		27,956	42,866
	Reversal of allowance for loan losses		1	3
	Fees and commission income, other income		3,214	3,895
	Interest expenses		(206)	(4)
	Other operating expenses		(435)	(2,554)
KDB Infrastructure Investments Asset Management Co., Ltd.	Dividend income		9,089	12,287
	Interest expenses		(67)	(236)
KDB Ireland Ltd.	Interest income		625	2,596
	Fees and commission income, other income		2,730	9,054
	Interest expenses		—	(3)
	Provision for loan losses		(8)	(6)
	Other operating expenses		(3,334)	(1,743)
KDB Bank Europe Ltd.	Interest income		494	3,458
	Reversal of allowance for loan losses		—	2
	Fees and commission income, other income		174	136
	Other operating expenses		(206)	(135)
Banco KDB Do Brazil S.A.	Interest income		485	1,954
	Provision for loan losses		(22)	(3)
KDB Indonesia Ltd.	Interest income		81	—
KDB Asia Ltd.	Interest income		4,011	8,140
	Reversal of allowance for loan losses		59	19
	Fees and commission income, other income		836	2,273
	Interest expenses		(31)	(26)
	Other operating expenses		(2,440)	(1,376)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

(In millions of won)

42. Related Party Transactions, Continued

	Account	2021		2020
KDB Investment PEF No.1	Interest income	~~W~~	12,247	15,746
	Fees and commission income, other income		865	3,252
	Interest expenses		(14)	(363)
	Provision for loan losses		(672)	—
	Other operating expenses		(1,233)	(6,714)
KDB Consus Value PEF	Interest income		799	799
	Fees and commission income, other income		10,626	13,935
	Interest expenses		(3)	(6)
	Other operating expenses		(1,102)	(298)
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Interest income		13,571	18,170
	Fees and commission income, other income		339,490	411,520
	Interest expenses		(2,406)	(3,149)
	Provision for loan losses		(150,506)	(62,212)
	Other operating expenses		(55,394)	(85,935)
Corporate Liquidity Assistance Agency Co., Ltd.	Interest income		9,690	—
	Fees and commission income, other income		47	—
	Interest expenses		(4,440)	—
	Provision for loan losses		(64)	—
	Other operating expenses		(3)	—
Others	Interest income		22,179	16,646
	Dividend income		25,810	64,423
	Reversal of allowance for loan losses		87,817	44,692
	Fees and commission income, other income		140,915	118,211
	Interest expenses		(310)	(581)
	Provision for loan losses		(27,259)	(31,095)
	Other operating expenses		(187,981)	(88,673)
Associates:
Korea Electric Power Co., Ltd.	Interest income		1,397	2,586
	Dividend income		256,862	—
	Reversal of allowance for loan losses		188	—
	Fees and commission income, other income		8,441	18,767
	Interest expenses		(505)	(1,385)
	Provision for loan losses		—	(22)
	Other operating expenses		(116,233)	(133,154)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

(In millions of won)

42. Related Party Transactions, Continued

	Account	2021		2020
KG Dongbu Steel Co., Ltd.	Interest income	~~W~~	5,851	11,959
	Dividend income		1,101	—
	Reversal of allowance for loan losses		52,122	93,914
	Fees and commission income, other income		18,964	37,739
	Interest expenses		(7)	(20)
	Other operating expenses		(3,553)	(7,278)
HMM Co., Ltd.	Interest income		22,171	18,828
	Reversal of allowance for loan losses		61,540	3,541
	Fees and commission income, other income		1,824,314	53,975
	Interest expenses		(1,262)	(1,129)
	Other operating expenses		(16,505)	(8,786)
Hanjin Heavy Industries & Construction Co., Ltd.	Interest income		2,735	3,093
	Fees and commission income, other income		22,267	4,408
	Interest expenses		(118)	(193)
	Provision for loan losses		(2,228)	(8)
	Other operating expenses		(12,273)	(1,694)
HANJIN KAL	Interest income		3,610	—
	Fees and commission income, other income		99,421	—
Korea Ocean Business Corporation	Interest income		108	253
	Fees and commission income, other income		593	678
	Interest expenses		(59)	—
	Other operating expenses		—	(1)
Others	Interest income		6,255	6,127
	Dividend income		163,508	78,637
	Reversal of allowance for loan losses		2,722	1,604
	Fees and commission income, other income		28,231	46,573
	Interest expenses		(961)	(2,423)
	Provision for loan losses		(801)	(5,339)
	Other operating expenses		(8,980)	(11,778)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

(In millions of won)

42. Related Party Transactions, Continued

(4)	Details of guarantees and commitments to the related parties as of June 30, 2021 and December 31, 2020 are as follows:

	Account	June 30, 2021		December 31, 2020
Subsidiaries:
KDB Capital Corporation	Commitments	~~W~~	320,000	320,000
KDB Investment PEF No.1	Unconfirmed acceptances and guarantees		6,933	7,854
	Commitments		404,667	298,706
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Confirmed acceptances and guarantees		1,160,689	1,226,351
	Unconfirmed acceptances and guarantees		1,069,548	557,377
	Commitments		4,846,495	5,084,798
Corporate Liquidity Assistance Agency Co., Ltd.	Commitments		560,000	780,000
Others	Confirmed acceptances and guarantees		296,935	337,604
	Unconfirmed acceptances and guarantees		254,585	175,716
	Commitments		65,000	178,200
Associates:
KG Dongbu Steel Co., Ltd.	Confirmed acceptances and guarantees		1,704	—
	Unconfirmed acceptances and guarantees		78,386	20,265
	Commitments		239,473	339,823
HMM Co., Ltd.	Confirmed acceptances and guarantees		13,560	13,056
Hanjin Heavy Industries & Construction Co., Ltd.	Confirmed acceptances and guarantees		347,886	414,630
	Unconfirmed acceptances and guarantees		3,359	3,337
	Commitments		91,080	22,614
Others	Confirmed acceptances and guarantees		53,075	76,628
	Unconfirmed acceptances and guarantees		53,973	28,431
	Commitments		332,894	244,384

		~~W~~	10,200,242	10,129,774

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

(In millions of won)

42. Related Party Transactions, Continued

(5)	Details of compensation to key management personnel for the six-month periods ended June 30, 2021 and 2020 are as follows:

	2021		2020
Short-term employee benefits	~~W~~	337	330
Post-employment benefits		3	—

	~~W~~	340	330

(6)	The Bank are not pledged any assets as collaterals to the related parties and from the related parties as of June 30, 2021 and December 31, 2020.

43. Statements of Cash Flows

(1)	Cash and cash equivalents in the separate statements of cash flows as of June 30, 2021 and 2020 are as follows:

	June 30, 2021		June 30, 2020
Cash and due from banks:
Cash and foreign currencies	~~W~~	53,847	59,917
Due from banks in Korean won		4,739,491	4,854,243
Due from banks in foreign currencies		6,475,917	7,531,806

		11,269,255	12,445,966

Less: Restricted due from banks, others		(6,075,890)	(6,123,060)
Add: Financial instruments reaching maturity within three months from date of acquisition
Loans measured at amortized cost:
Call-loans		1,564,172	1,234,328
Inter-bank loans		1,302,509	1,071,172

		2,866,681	2,305,500

	~~W~~	8,060,046	8,628,406

(2)	Significant transactions not involving cash flows for the six-month periods ended June 30, 2021 and 2020 are as follows:

	2021		2020
Decrease in loans due to write-offs	~~W~~	20,000	122,638
Increase in securities measured at FVOCI due to debt-to-equity swap		81,364	13,513
Increase in investments in subsidiaries and associates due to debt-to-equity swap		2,658,000	750
Increase in accumulated other comprehensive income due to securities valuation		8,357,197	131,514
Deferred income tax effect due to securities valuation		(2,298,229)	(36,166)
Transfer from investment property to property and equipment		—	1,655

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

(In millions of won)

43. Statements of Cash Flows, Continued

Transfer from property and equipment to investment property	1,494	—
Recognition of right-of-use assets and lease liabilities	26,866	16,171

44. Transfers of Financial Instruments

Details of financial assets and liabilities related to repurchase agreements and loaned securities that do not qualify for derecognition as of June 30, 2021 and December 31, 2020 are as follows:

	June 30, 2021			December 31, 2020
Characteristics of transactions	Carrying amounts for transferred assets		Carrying amounts for related liabilities	Carrying amounts for transferred assets	Carrying amounts for related liabilities
Repurchase agreements	~~W~~	1,974,244	2,041,640	2,762,065	1,875,504
Loaned securities		859,161	—	289,806	—

	~~W~~	2,833,405	2,041,640	3,051,871	1,875,504

45. Fair Value of Financial Assets and Liabilities

The Bank classifies and discloses fair value of the financial instruments into the following three-level hierarchy:

•	Level 1: Financial instruments measured at quoted prices from active markets are classified as level 1.

•	Level 2: Financial instruments measured using valuation techniques where all significant inputs are observable market data are classified as level 2.

•	Level 3: Financial instruments measured using valuation techniques where one or more significant inputs are not based on observable market data are classified as level 3.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

(In millions of won)

45. Fair Value of Financial Assets and Liabilities, Continued

(1) Fair value hierarchy of financial instruments measured at fair value

(i)	The fair value hierarchy of financial instruments measured at fair value as of June 30, 2021 and December 31, 2020 are as follows:

	June 30, 2021
	Level 1		Level 2	Level 3	Total
Financial assets:
Securities measured at FVTPL	~~W~~	1,574,273	1,415,111	7,283,388	10,272,772
Securities measured at FVOCI		2,155,521	16,685,193	23,169,792	42,010,506
Loans measured at FVTPL		—	—	701,288	701,288
Derivative financial assets		179	5,137,525	8,417	5,146,121

	~~W~~	3,729,973	23,237,829	31,162,885	58,130,687

Financial liabilities:
Financial liabilities designated at FVTPL	~~W~~	—	1,892,708	—	1,892,708
Derivative financial liabilities		217	3,647,605	5,351	3,653,173

	~~W~~	217	5,540,313	5,351	5,545,881

	December 31, 2020
	Level 1		Level 2	Level 3	Total
Financial assets:
Securities measured at FVTPL	~~W~~	1,023,738	1,064,829	6,232,064	8,320,631
Securities measured at FVOCI		2,439,145	17,067,639	14,634,541	34,141,325
Loans measured at FVTPL		—	—	1,434,514	1,434,514
Derivative financial assets		—	8,321,162	8,214	8,329,376

	~~W~~	3,462,883	26,453,630	22,309,333	52,225,846

Financial liabilities:
Financial liabilities designated at FVTPL	~~W~~	—	1,694,957	—	1,694,957
Derivative financial liabilities		—	6,298,836	6,451	6,305,287

	~~W~~	—	7,993,793	6,451	8,000,244

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

(In millions of won)

45. Fair Value of Financial Assets and Liabilities, Continued

(ii)	Changes in the fair value of level 3 financial instruments for the six-month periods ended June 30, 2021 and 2020 are as follows:

	2021
	Financial assets						Financial liabilities
	Securities measured at FVTPL		Securities measured at FVOCI	Loans measured at FVTPL	Derivative financial assets	Total	Derivative financial liabilities
January 1, 2021	~~W~~	6,232,064	14,634,541	1,434,514	8,214	22,309,333	6,451
Profit or loss		21,782	—	116,657	203	138,642	(1,100)
Other comprehensive income		—	8,427,801	—	—	8,427,801	—
Acquisition / Issue		1,174,381	348,188	17,500	—	1,540,069	—
Sale / Settlement		(144,839)	(150,920)	(867,383)	—	(1,163,142)	—
Transfer out(*)		—	(89,818)	—	—	(89,818)	—
Transfer in(*)		—	—	—	—	—	—

June 30, 2021	~~W~~	7,283,388	23,169,792	701,288	8,417	31,162,885	5,351

	2020
	Financial assets						Financial liabilities
	Securities measured at FVTPL		Securities measured at FVOCI	Loans measured at FVTPL	Derivative financial assets	Total	Derivative financial liabilities
January 1, 2020	~~W~~	4,804,158	10,865,012	604,380	10,007	16,283,557	75
Profit or loss		160,145	—	55,337	9,354	224,836	4,884
Other comprehensive income		—	82,366	—	—	82,366	—
Acquisition / Issue		1,303,693	829,765	13,000	—	2,146,458	—
Sale / Settlement		(202,197)	(109,021)	(121,694)	—	(432,912)	—
Transfer out(*)		(1,178)	(21,575)	—	—	(22,753)	—
Transfer in(*)		—	71,697	—	—	71,697	—

June 30, 2020	~~W~~	6,064,621	11,718,244	551,023	19,361	18,353,249	4,959

(*)	When significant inputs become observable market data, the financial instruments are transferred to (from) other levels.

(iii)	Changes in deferred day one profit or loss for the six-month periods ended June 30, 2021 and 2020 are as follows:

	2021		2020
Beginning balance	~~W~~	4,375	4,763
Amortization		(191)	(193)

Ending balance	~~W~~	4,184	4,570

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

(In millions of won)

45. Fair Value of Financial Assets and Liabilities, Continued

(iv)

Details of valuation technique and inputs used in the fair value measurement categorized within level 2 of the fair value hierarchy of financial instruments measured at fair value as of June 30, 2021 and December 31, 2020 are as follows:

	Valuation technique	Input
Securities measured at FVTPL and financial assets held for trading:
Equity securities	Net asset value approach	Underlying asset price
Debt securities	Discounted cash flow method	Discount rate
Securities measured at FVOCI and available-for-sale financial assets:
Equity securities	Net asset value approach	Underlying asset price
Debt securities	Discounted cash flow method	Discount rate
Derivatives financial assets:
Interest rate swaps	Discounted cash flow method,	Discount rate, exchange rate,
Currency forwards and swaps	Black-Scholes model, Modified	volatility, commodity index,
Currency options	Black model, Formula model	etc.
Commodities options
Financial liabilities measured at FVTPL:
Debentures	Discounted cash flow method	Discount rate

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

(In millions of won)

45. Fair Value of Financial Assets and Liabilities, Continued

(v)

Details of valuation technique and quantitative information about unobservable inputs used in the fair value measurement categorized within level 3 of the fair value hierarchy of financial instruments measured at fair value as of June 30, 2021 and December 31, 2020 are as follows:

June 30, 2021
	Valuation technique	Unobservable input	Range (%)
Securities measured at FVTPL
Equity securities	Discounted cash flow	Discount rate	6.49 ~ 13.68
	method, Relative value	Rate of increase in	—
	approach, Net asset	liquidation value
	value approach	Rate of increase in	—
property disposal price
		Volatility	14.35 ~ 37.31
Securities measured at FVOCI
Equity securities	Discounted cash flow	Discount rate	7.38 ~ 18.72
	method, Relative value	Growth rate	—
	approach, Net asset	Volatility	16.63 ~ 34.96
value approach
Loans measured at FVTPL
Convertible bonds, etc.	Binomial model, LSMC	Volatility	14.35 ~37.31
Derivatives financial assets
Interest rate swaps	Discounted cash flow	Volatility	38.89 ~ 49.27
		Correlation coefficient	0.74 ~ 0.80
Interest rate options	Modified Black model	Volatility	38.89 ~ 49.27
Stock index options	Black-Scholes model	Volatility	8.10 ~ 50.60
Equity options	Discounted cash flow	Volatility	25.67 ~ 34.96
method and others

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

(In millions of won)

45. Fair Value of Financial Assets and Liabilities, Continued

December 31, 2020
	Valuation technique	Unobservable input	Range (%)
Securities measured at FVTPL
Equity securities	Discounted cash flow	Discount rate	0.72 ~ 19.05
	method, Relative value	Rate of increase in	—
	approach, Net asset	liquidation value
	value approach	Rate of increase in	—
property disposal price
		Volatility	17.53 ~ 33.00
Securities measured at FVOCI
Equity securities	Discounted cash flow	Discount rate	0.20 ~19.05
	method, Relative value	Growth rate	—
	approach, Net asset	Volatility	18.49 ~ 26.45
value approach
Loans measured at FVTPL
Convertible bonds, etc.	Binomial model	Volatility	17.53 ~ 32.59
Derivatives financial assets
Interest rate swaps	Discounted cash flow	Volatility	36.02 ~ 44.87
		Correlation coefficient	0.83 ~ 0.91
Interest rate options	Modified Black model	Volatility	36.02 ~ 44.87
Stock index options	Black-Scholes model	Volatility	17.20 ~ 27.30
Equity options	Discounted cash flow	Volatility	18.49 ~ 33.00
method and others

(vi)

The sensitivity analysis on changes in unobservable inputs for financial instruments categorized within level 3 of the fair value hierarchy of financial instruments measured at fair value as of June 30, 2021 and December 31, 2020 is as follows:

	December 31, 2020
	Profit(loss) for the year			Other comprehensive income(loss)
	Favorable change		Unfavorable change	Favorable change	Unfavorable change
Securities measured at FVTPL(*1)	~~W~~	8,549	(6,903)	—	—
Securities measured at FVOCI(*1)		—	—	63,426	(97,729)
Loans measured at FVTPL(*2)		56,861	(54,828)	—	—
Derivative financial assets(*2)		4,244	(1,778)	—	—

	~~W~~	69,654	(63,509)	63,426	(97,729)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

(In millions of won)

45. Fair Value of Financial Assets and Liabilities, Continued

	December 31, 2020
	Profit(loss) for the year			Other comprehensive income(loss)
	Favorable change		Unfavorable change	Favorable change	Unfavorable change
Securities measured at FVTPL(*1)	~~W~~	8,478	(7,355)	—	—
Securities measured at FVOCI(*1)		—	—	45,231	(75,780)
Loans measured at FVTPL(*2)		64,022	(28,054)	—	—
Derivative financial assets(*2)		4,364	(1,846)	—	—

	~~W~~	76,864	(37,255)	45,231	(75,780)

(*1)

Sensitivity amounts of equity securities are calculated by increasing and decreasing the correlations between the discount rates and the growth rates (0~1%) or the rate of increase in liquidation value (-1~1%) which are significant unobservable inputs. Sensitivity amounts for beneficiary certificates are calculated by increasing and decreasing the correlations between the discount rate of rent cash flow (-1~1%) and the rate of increase in property disposal price (-1~1%), only when they consist of real properties. Other than that, it is difficult to measure the sensitivity amounts of beneficiary certificates for practical reasons. Also, for financial instruments categorized within level 3 as of June 30, 2021 and December 31, 2020, ~~W~~17,702,274 million and ~~W~~20,500,366 million, respectively, are excluded from the sensitivity disclosure because it is impossible to calculate the sensitivity due to changes in unobservable variables for practical reasons.

(*2)

Sensitivity amounts of loans measured at FVTPL and derivatives financial instruments are calculated by increasing and decreasing the correlation coefficient and volatility (-10~10%) which are significant unobservable inputs.

(2)	Fair value hierarchy of financial instruments measured at amortized cost

(i)	The Bank’s policies for measuring fair value of financial instruments at amortized costs are as follows:

•	Cash and due from banks: Fair value of cash is considered equivalent to the carrying amount. In the case of due from banks on demand, which do not have a set maturity and can be realized instantly, the carrying amount is a close estimate of the fair value and is assumed so. In the case of other ordinary due from banks, the cash flow discount method is used to estimate the fair value.

•	Securities measured at amortized cost: The fair value of securities measured at amortized cost is computed by widely-accepted appraisal agencies upon request.

•	Loans measured at amortized cost: The fair value of loans measured at amortized cost is the expected future cash flows, reflecting premature redemption ratio, discounted by the market interest rate, adjusted by a spread sheet considering the probability of default. Exceptions to this method include loans with credit line facilities, loans with a maturity of three months or less left and impaired loans, which the Bank assumes the carrying amount as the fair value.

•	Deposits: The fair value of deposits is computed using the discounted cash flow method. However, for deposits, whose cash flows cannot be estimated reasonably, the Bank assumes the carrying amount as the fair value.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

(In millions of won)

45. Fair Value of Financial Assets and Liabilities, Continued

•	Borrowings: The fair value of industrial financial debentures is computed using the discounted cash flow method by the Bank’s Fair Value Evaluation System. However, for borrowings including call money whose contractual maturity is three months or less, the Bank assumes the carrying amount as the fair value.

•	Debentures: The fair value of industrial financial debentures is computed using the discounted cash flow method by the Bank’s Fair Value Evaluation System.

•	Other financial assets and liabilities: The fair value of other financial assets and liabilities is computed using the discounted cash flow method. However, in cases cash flow cannot be estimated reasonably, the Bank assumes the carrying amount as the fair value.

(ii)	The fair value hierarchy of financial instruments measured at amortized cost as of June 30, 2021 and December 31, 2020 are as follows:

	June 30, 2021
	Level 1		Level 2	Level 3	Total
Financial assets:
Cash and due from banks(*)	~~W~~	5,193,365	6,075,890	—	11,269,255
Securities measured at amortized cost		1,094,179	1,322,955	—	2,417,134
Loans measured at amortized cost(*)		—	1,564,172	161,963,578	163,527,750
Other financial assets(*)		—	8,402,449	1,083,933	9,486,382

	~~W~~	6,287,544	17,365,466	163,047,511	186,700,521

Financial liabilities:
Deposits(*)	~~W~~	—	1,832,336	47,008,178	48,840,514
Borrowings(*)		—	658,941	20,304,448	20,963,389
Debentures		—	144,779,780	—	144,779,780
Other financial liabilities(*)		—	7,064,215	3,674,900	10,739,115

	~~W~~	—	154,335,272	70,987,526	225,322,798

	December 31, 2020
	Level 1		Level 2	Level 3	Total
Financial assets:
Cash and due from banks(*)	~~W~~	4,904,584	5,624,394	—	10,528,978
Securities measured at amortized cost		665,183	120,081	—	785,264
Loans measured at amortized cost(*)		—	465,485	155,354,001	155,819,486
Other financial assets(*)		—	3,831,087	630,030	4,461,117

	~~W~~	5,569,767	10,041,047	155,984,031	171,594,845

Financial liabilities:
Deposits(*)	~~W~~	—	2,249,420	43,624,163	45,873,583
Borrowings(*)		—	1,008,635	17,865,518	18,874,153
Debentures		—	140,088,033	—	140,088,033
Other financial liabilities(*)		—	3,104,887	3,784,488	6,889,375

	~~W~~	—	146,450,975	65,274,169	211,725,144

(*)	For financial instruments categorized as level 2, the carrying amount is considered as a reasonable approximation of the fair value and is thus, disclosed by fair value.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

(In millions of won)

45. Fair Value of Financial Assets and Liabilities, Continued

(iii)

Details of valuation technique and inputs used in the fair value measurement categorized within level 2 and level 3 of the fair value hierarchy of financial instruments measured at amortized cost as of June 30, 2021 and December 31, 2020 are as follows:

	Valuation technique	Input
Level 2
Financial assets:
Securities measured at amortized cost	Discounted cash flow method	Discount rate
Financial liabilities:
Debentures	Discounted cash flow method	Discount rate
Level 3
Financial assets:
Loans measured at amortized cost	Discounted cash flow method	Credit spread, Other spread, Prepayment rate
Other financial assets	Discounted cash flow method	Other spread
Financial liabilities:
Deposits	Discounted cash flow method	Other spread, Prepayment rate
Borrowings	Discounted cash flow method	Other spread
Other financial liabilities	Discounted cash flow method	Other spread

46. Categories of Financial Assets and Liabilities

Categories of financial assets and liabilities as of June 30, 2021 and December 31, 2020 are as follows:

	June 30, 2021
	Cash and cash equivalents		Financial instruments measured at FVTPL	Financial instruments designated at FVTPL	Financial instruments measured at FVOCI	Financial instruments designated at FVOCI	Financial instruments measured at amortized cost	Hedging purpose derivative instruments	Total
Financial assets:
Cash and due from banks	~~W~~	5,193,365	—	—	—	—	6,075,890	—	11,269,255
Securities measured at FVTPL		—	10,272,772	—	—	—	—	—	10,272,772
Securities measured at FVOCI		—	—	—	18,515,751	23,494,755	—	—	42,010,506
Securities measured at amortized cost		—	—	—	—	—	2,417,134	—	2,417,134
Loans measured at FVTPL		—	701,288	—	—	—	—	—	701,288
Loans measured at amortized cost		2,866,681	—	—	—	—	160,027,855	—	162,894,536
Derivative financial assets		—	4,126,319	—	—	—	—	1,019,802	5,146,121
Other financial assets		—	—	—	—	—	9,487,732	—	9,487,732

	~~W~~	8,060,046	15,100,379	—	18,515,751	23,494,755	178,008,611	1,019,802	244,199,344

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

(In millions of won)

46. Categories of Financial Assets and Liabilities, Continued

	June 30, 2021
	Cash and cash equivalents		Financial instruments measured at FVTPL	Financial instruments designated at FVTPL	Financial instruments measured at FVOCI	Financial instruments designated at FVOCI	Financial instruments measured at amortized cost	Hedging purpose derivative instruments	Total
Financial liabilities:
Financial liabilities measured at FVTPL	~~W~~	—	—	1,892,708	—	—	—	—	1,892,708
Deposits		—	—	—	—	—	48,875,219	—	48,875,219
Borrowings		—	—	—	—	—	20,975,895	—	20,975,895
Debentures		—	—	—	—	—	143,375,963	—	143,375,963
Derivative financial liabilities		—	3,586,909	—	—	—	—	66,264	3,653,173
Other financial liabilities		—	—	—	—	—	10,751,127	—	10,751,127

	~~W~~	—	3,586,909	1,892,708	—	—	223,978,204	66,264	229,524,085

	December 31, 2020
	Cash and cash equivalents		Financial instruments measured at FVTPL	Financial instruments designated at FVTPL	Financial instruments measured at FVOCI	Financial instruments designated at FVOCI	Financial instruments measured at amortized cost	Hedging purpose derivative instruments	Total
Financial assets:
Cash and due from banks	~~W~~	4,904,584	—	—	—	—	5,624,394	—	10,528,978
Securities measured at FVTPL		—	8,320,631	—	—	—	—	—	8,320,631
Securities measured at FVOCI		—	—	—	19,276,210	14,865,115	—	—	34,141,325
Securities measured at amortized cost		—	—	—	—	—	785,264	—	785,264
Loans measured at FVTPL		—	1,434,514	—	—	—	—	—	1,434,514
Loans measured at amortized cost		824,610	—	—	—	—	154,475,568	—	155,300,178
Derivative financial assets		—	6,880,971	—	—	—	—	1,448,405	8,329,376
Other financial assets		—	—	—	—	—	4,463,726	—	4,463,726

	~~W~~	5,729,194	16,636,116	—	19,276,210	14,865,115	165,348,952	1,448,405	223,303,992

Financial liabilities:
Financial liabilities measured at FVTPL	~~W~~	—	—	1,694,957	—	—	—	—	1,694,957
Deposits		—	—	—	—	—	45,879,419	—	45,879,419
Borrowings		—	—	—	—	—	18,887,611	—	18,887,611
Debentures		—	—	—	—	—	138,318,728	—	138,318,728
Derivative financial liabilities		—	6,206,902	—	—	—	—	98,385	6,305,287
Other financial liabilities		—	—	—	—	—	6,896,581	—	6,896,581

	~~W~~	—	6,206,902	1,694,957	—	—	209,982,339	98,385	217,982,583

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

(In millions of won)

47. Offsetting of Financial Assets and Liabilities

Details of financial instruments subject to offsetting, enforceable master netting agreements or similar agreements as of June 30, 2021 and December 31, 2020 are as follows:

	June 30, 2021
	Gross amounts of recognized financial asset		Gross amounts of recognized financial liabilities set off in the statement of financial position	Net amounts of financial assets presented in the statement of financial position	Related amounts not set off in the statement of financial position
					Financial instruments	Cash collateral received	Net amounts
Derivative financial assets(*)	~~W~~	5,146,121	—	5,146,121	2,261,781	270,615	2,613,725
Unsettled spot exchange receivables(*)		6,654,631	—	6,654,631	6,653,380	—	1,251
Unsettled domestic exchange receivables		3,469,076	1,721,259	1,747,817	—	—	1,747,817
Security pledged as collateral for repurchase agreements		1,974,244	—	1,974,244	2,041,640	—	(67,396)
Reverse repurchase agreements		785,600	—	785,600	785,600	—	—
Loaned securities		859,161	—	859,161	859,161	—	—
Receivables from securities transaction		401,990	—	401,990	401,990	—	—

	~~W~~	19,290,823	1,721,259	17,569,564	13,003,552	270,615	4,295,397

	June 30, 2021
	Gross amounts of recognized financial liabilities		Gross amounts of recognized financial assets set off in the statement of financial position	Net amounts of financial liabilities presented in the statement of financial position	Related amounts not set off in the statement of financial position
					Financial instruments	Cash collateral pledged	Net amounts
Derivative financial liabilities(*)	~~W~~	3,653,173	—	3,653,173	2,598,470	101,022	953,681
Unsettled spot exchange payables(*)		6,654,129	—	6,654,129	6,653,380	—	749
Unsettled domestic exchange payables		2,131,346	1,721,259	410,087	—	—	410,087
Repurchase agreements		2,041,640	—	2,041,640	2,041,640	—	—
Payables from securities transaction		112,156	—	112,156	112,156	—	—

	~~W~~	14,592,444	1,721,259	12,871,185	11,405,646	101,022	1,364,517

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

(In millions of won)

47. Offsetting of Financial Assets and Liabilities, Continued

	December 31, 2020
	Gross amounts of recognized financial asset		Gross amounts of recognized financial liabilities set off in the statement of financial position	Net amounts of financial assets presented in the statement of financial position	Related amounts not set off in the statement of financial position
					Financial instruments	Cash collateral received	Net amounts
Derivative financial assets(*)	~~W~~	8,329,376	—	8,329,376	5,414,190	526,608	2,388,578
Unsettled spot exchange receivables(*)		2,517,129	—	2,517,129	2,516,540	—	589
Unsettled domestic exchange receivables		2,731,336	1,417,378	1,313,958	—	—	1,313,958
Security pledged as collateral for repurchase agreements		2,762,065	—	2,762,065	1,875,504	—	886,561
Reverse repurchase agreements		1,440,000	—	1,440,000	1,440,000	—	—
Loaned securities		289,806	—	289,806	289,806	—	—
Receivables from securities transaction		18,519	—	18,519	18,519	—	—

	~~W~~	18,088,231	1,417,378	16,670,853	11,554,559	526,608	4,589,686

	December 31, 2020
	Gross amounts of recognized financial liabilities		Gross amounts of recognized financial assets set off in the statement of financial position	Net amounts of financial liabilities presented in the statement of financial position	Related amounts not set off in the statement of financial position
					Financial instruments	Cash collateral pledged	Net amounts
Derivative financial liabilities(*)	~~W~~	6,305,287	—	6,305,287	4,261,659	40,158	2,003,470
Unsettled spot exchange payables(*)		2,517,693	—	2,517,693	2,516,540	—	1,153
Unsettled domestic exchange payables		2,004,572	1,417,378	587,194	—	—	587,194
Repurchase agreements		1,875,504	—	1,875,504	1,875,504	—	—
Payables from securities transaction		14,766	—	14,766	14,766	—	—

	~~W~~	12,717,822	1,417,378	11,300,444	8,668,469	40,158	2,591,817

(*)

For the derivatives covered by the ISDA derivative contracts, all contracts are settled and the net amount of derivative contracts is measured and paid based on the liquidation value if the counterparty files for bankruptcy or has any credit issues.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

(In millions of won)

48. Operating Segments

(1)

The Bank has four reportable segments, as described below, which are the Bank’s strategic business units. They are managed separately because each business requires different technology and marketing strategies.

The following summary describes general information about each of the Bank’s reportable segments:

Segments	General information
Corporate finance	Provides trade finance and loans to corporate customers
Investment finance	Provides consulting services to corporate such as capital finance, restructuring, etc.
Asset management	Provides asset management services to individual and corporate customers
Others	Any other segment not mentioned above

(2)	Operating income (loss) from external customers and among operating segments for the six-month periods ended June 30, 2021 and 2020 are as follows:

	2021
	Corporate finance		Investment finance	Asset management	Others	Total
Operating income from external customers	~~W~~	18,227	1,730,000	13,064	601,124	2,362,415
Operating income (loss) from intersegment sales		(12,026)	403,962	—	(391,936)	—

	~~W~~	6,201	2,133,962	13,064	209,188	2,362,415

	2020
	Corporate finance		Investment finance	Asset management	Others	Total
Operating income (loss) from external customers	~~W~~	235,168	810,711	11,597	(368,577)	688,899
Operating income (loss) from intersegment sales		(86,638)	(361,048)	—	447,686	—

	~~W~~	148,530	449,663	11,597	79,109	688,899

(3)	Details of segment results for the Bank’s reportable segments for the six-month periods ended June 30, 2021 and 2020 are as follows:

	2021
	Corporate finance		Investment finance	Asset management	Others	Total
Net interest income	~~W~~	610,452	(33,082)	381	209,159	786,910
Non-interest income
Income related to securities(*1)		12,074	(35,130)	—	9,279	(13,777)
Other non-interest income		480,696	2,176,824	18,447	(14,026)	2,661,941

		492,770	2,141,694	18,447	(4,747)	2,648,164
Provision for loan losses and others(*2)		(783,463)	75,236	—	5,284	(702,943)
General and administrative expenses		(313,558)	(49,886)	(5,764)	(508)	(369,716)

Operating income	~~W~~	6,201	2,133,962	13,064	209,188	2,362,415

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

(In millions of won)

48. Operating Segments, Continued

	2020
	Corporate finance		Investment finance	Asset management	Others	Total
Net interest income	~~W~~	592,853	(15,920)	(332)	4,662	581,263
Non-interest income
Income related to securities(*1)		26,497	99,321	—	(6,627)	119,191
Other non-interest income		264,352	197,674	17,901	81,307	561,234

		290,849	296,995	17,901	74,680	680,425
Provision for loan losses and others(*2)		(436,563)	216,708	—	(233)	(220,088)
General and administrative expenses		(298,609)	(48,120)	(5,972)	—	(352,701)

Operating income	~~W~~	148,530	449,663	11,597	79,109	688,899

(*1)	Income related to securities is composed of net gain (loss) on securities measured at FVTPL, securities measured at FVOCI and securities measured at amortized cost.
(*2)	Provision for loan losses and others comprises of provision for loan losses, provision for derivative credit risks, gains (losses) on sales of loans, and increase (reversal) of provision.

(4)

Geographical revenue information about the Bank’s operating segments for the six-month periods ended June 30, 2021 and 2020 and the geographical non-current asset information as of June 30, 2021 and December 31, 2020 are as follows:

	Revenues (*1)			Non-current assets (*2)
	2021		2020	June 30, 2021	December 31, 2020
Domestic	~~W~~	15,368,839	17,317,451	29,346,230	26,606,309
Overseas		665,469	855,124	40,070	28,116

	~~W~~	16,034,308	18,172,574	29,386,300	26,634,425

(*1)

Revenues consist of interest income, fees and commission income, dividend income, income related to securities, foreign currency transaction gain, gain on derivatives, other operating income and provision for loan losses.

(*2)	Non-current assets consist of investments in subsidiaries and associates, property and equipment, investment property and intangible assets.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

(In millions of won)

49. Risk Management

(1) Introduction

(i) Objectives and principles

The Bank’s risk management aims to maintain financial soundness and effectively manage various risks pertinent to the nature of the Bank’s business. The Bank has set up and fulfilled policies to manage risks timely and effectively. Pursuant to the policies, the Bank’s risks shall be

•	managed comprehensively and independently,

•	recognized timely, evaluated exactly and managed effectively,

•	maintained to the extent that the risks balance with profit,

•	diversified appropriately to avoid concentration on specific segments,

•	managed to prevent excessive exposure by the setting up and managing of tolerance limits and guidelines.

(ii) Risk management strategy and process

The Bank’s risk management business is separated into two different stages; the ‘metrification stage,’ in which risks are estimated and monitored, and the ‘integration stage,’ in which information gained during the risk management process is integrated and used in management strategies. Risk management is recognized as a key component of the Bank’s management and seeks to change from its previously adaptive and limited role to more leading and comprehensive role.

Furthermore, the Bank focuses on consistent communication among different departments to establish a progressive consensus on risk management.

(iii) Risk management governance

Risk Management Committee

The Bank’s Risk Management Committee (the “Committee”) is composed of the President of the committee (an outside director), and three other commissioners. The Committee functions to establish policies of risk management, evaluate the capital adequacy of the Bank, discuss material issues relating to risk management, and present preliminary decisions on such matters.

The CEO of the Bank and the head of Risk Management Segment

The CEO of the Bank, according to the policies of risk management, performs his or her role to manage and direct risk management to sustain efficiency and internal control. The head of the Risk Management Segment is responsible for supervising the overall administration of the Bank’s risk management business and providing risk-related information to members of the board of directors and the Bank’s management.

Risk Management Policy Committee

The Bank’s Risk Management Policy Committee is composed of the leaders of all business segments. and exercises its role to decide important matters relating to the Bank’s portfolio including allocating internal capital

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

(In millions of won)

49. Risk Management, Continued

limits by segment and setting exposure limits by industry within the scope that Risk Management Committee regulated.

(iv) Performance of risk management committee

The Risk Management Committee performs comprehensive reviews of all the affairs related to risk management and deliberates the decisions of the board of directors. For the year ended June 30, 2021, the key activities of the Risk Management Committee are as follows:

•	Major decision

•	Risk management plan for 2021

•	Setting and managing exposure limits by country for 2021

•	Contingency funding plan for 2021

•	Major reporting

•	Result of integrated crisis analysis for the second half of 2020

•	Result of assessment of suitability for internal capital for 2020

•	Resolution of Credit Committee for the fourth quarter of 2020

•	Result of ex-post validation of credit rating system and default rates, and verification of risk measurement factors for internal purposes

(v) Improvement of risk management system

For the continuous improvement of risk management, financial soundness and capital adequacy, the Bank performs the following:

•	Continuous improvement of Basel

•	Improvements in the internal capital adequacy assessment system, in line with the guidelines set by the Financial Supervisory Service (FSS) in 2008, to manage capital adequacy more effectively

•	Improvements in the credit assessment system on Low Default Portfolio (LDP)

•	Elaboration of risk measuring criteria including credit risk parameters and measurement logics

•	Development of the application system for timely calculation of LCR and NSFR

•	Rebuilding the Corporate Credit Rating System (approved by Financial Supervisory Services on October 26, 2017)

•	Establishment of the system to calculate Basel Interest Rate Risk in the Banking Book coming to domestic in September 2018

•	Establishment of the system to comply with the amended regulation relating to risk-weighted assets under Basel III in December 2020

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

(In millions of won)

49. Risk Management, Continued

•	Expansion of risk management infrastructure

•	Establishment of the RAPM system to reflect risks to the Bank’s business and support decision-making upon management, and application of performance assessment at the branch level since 2010

•	Enforcement of risk management related to irregular compound derivatives and validation of the derivative pricing model developed by the Bank’s Front Office

•	Establishment of IFRS 9 accounting system to calculate a loan loss allowances under IFRS 9 in March 2017 and, since then, run of IFRS 9 accounting system in January 2018

(vi) Risk management reporting and measuring system

The Bank endeavours consistently to objectively and rationally measure and manage all significant risks considering the characteristics of operational areas, assets and risks. In relation to reporting and measurement, the Bank has developed application systems as follows:

Application system	Approach	Completion date	Major function
Corporate Credit Rating System	Logit Model	Oct. 2017	Rebuilding the Corporate Credit Rating System
Market Risk Management System	Risk Watch	Jun. 2002 Feb. 2019	Summarize position, manage exposure limits and calculate Market VaR
	RS Model	Sep. 2012	Calculate regulatory capital by Standardized Approach
	Murex M/O	Apr. 2013	Supplement of RiskWatch to calculate VaR
Interest/Liquidity Risk Management System	In-house	May. 2019	Calculation of interest risk, liquidity risk, etc.

Operational Risk Management System	Standardized Approach	May. 2006	Manage process and calculate CSA, KRI and OP VaR, etc.
	AMA	May. 2009	Measure by Advanced Measurement Approach
BIS Capital Ratio Calculation/Credit Risk Measurement System	Fermat RaY (*)	Sep. 2006 Dec. 2013	Calculate equity, credit risk-weighted assets and credit risk, etc.

Loan Loss Allowance Calculation System	IFRS IFRS 9	Jan. 2011 Mar. 2017	Incurred loss model Expected loss model
(*)	To comply with the amended regulation relating to risk-weighted assets under Basel III, the upgrade of relevant systems was completed in March 2021.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

(In millions of won)

49. Risk Management, Continued

(vii) Response to Basel

The Korean financial authorities have implemented Basel II since January 2008, and the Standardized Approach and the Foundation Internal Ratings-Based Approach for calculating credit risk are applicable.

In conformity with the implementation roadmap of Basel II, the Bank obtained the approval to use the Foundation Internal Ratings-Based Approach on credit risk from the FSS in July 2008 and has applied the approach since late June 2008. The Bank applies the Standardized Approach on market risks and operational risks.

The Bank completed the Basel III standard risk management system in preparation of the adoption of the Basel III regulations announced on December 1, 2013. Starting from 2013 year-end, the BIS capital adequacy ratio has been measured in accordance to the Basel III regulations.

Responding to the requirements of the financial authorities, the Bank recognizes interest rate risk, liquidity risk, credit bias risk and reputation risk besides Pillar I risks (credit risk, market risk and operational risk). The Bank has actively responded to the Pillar 2 regulation, including additional capital requirements based on comprehensive assessment of risk management levels since 2015. In addition, from the end of 2015, the Bank has applied the uniform standards for the public announcement of financial business for Basel compliance.

The Bank completed revised standards such as capital requirements for banks’ investments in funds in 2017, capital requirements for securitization in 2018, and the Standardised Approach for measuring counterparty credit risk (SA-CCR) in 2019.

To comply with the amended regulation relating to risk-weighted assets under Basel III, the Bank completed the consultation and the development of the relevant systems and the amended regulation has been applied since the calculation of the BIS ratio at the end of 2020.

(viii) Internal capital adequacy assessment process

Internal capital adequacy assessment process is defined as the process that the Bank aggregates significant risks, calculates its internal capital, compares the internal capital with the available capital and assesses its internal capital adequacy. The internal capital adequacy report including the assessment results at the end of the year is prepared and reported to the Risk Management Policy Committee.

•	Internal capital adequacy assessment

For the internal capital adequacy assessment, the Bank calculates its aggregated internal capital by evaluating all significant risks and available capital considering the quality and components of capital, and then assesses the internal capital adequacy by comparing the aggregated internal capital with the available capital.

In addition, the Bank conducts periodic stress tests more than once every six months to assess potential weakness in crisis situations and uses its results to assess the internal capital adequacy. The Bank assumes the macroeconomic situation as three stages of ‘normal- pessimistic-serious’ and is preparing countermeasures such as checking the adequacy of capital by each stage.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

(In millions of won)

49. Risk Management, Continued

•	Goal setting of internal capital management

The Bank sets up and manages an internal capital limit on an annual basis, through the approval of the Risk Management Committee, to maintain internal capital adequacy by managing internal capital (integrated risks) within the extent of available capital.

The prior year’s internal capital, analysis of domestic and foreign environment changes in the current year, and the direction and size of operations are all reflected in the goal setting of internal capital management to calculate the integrated internal capital scale. Moreover, Bank for International Settlements(BIS) capital adequacy ratio and risk appetite are taken into consideration in the goal setting of internal capital management.

•	Allocation of internal capital

The Bank’s Risk Management Committee approves entire internal capital and the Risk Management Policy Committee allocates the capital to each segment and department, considering the extent of possible risk faced and size of operations. The allocated internal capital is monitored regularly and managed using various management methods. The results of monitoring and managing the allocated internal capital are reported to the Risk Management Committee. In case of any material changes in the Bank’s business plan or risk operation strategy, the Bank adjusts the allocations elastically.

•	Composition of internal capital

Internal capital comprises all the significant risks of the Bank and is composed of quantifiable and non-quantifiable risks. Quantifiable risks are composed of credit risk, market risk, interest rate risk, operational risk and credit concentration risk, foreign currency settlement risk, and are risks measured quantitatively by applying reasonable methodology using objective data. Non-quantifiable risks are composed of strategy risk, reputation risk, residual risk on asset securitization and furthermore. Non-quantifiable risks are those risks that cannot be measured quantitatively because of lack of data or the absence of appropriate measuring methodologies.

(2) Credit Risk

(i) Concept

Credit risk can be defined as potential loss resulting from the refusal to perform obligations or default of counterparties. More generally, it is used to refer to the possibility of loss from engaged bonds that cannot be redeemed properly or from substitute payments.

(ii) Approach to credit risk management

Summary of credit risk management

The Bank regards credit risk as the most significant risk area in its business operations, and accordingly, closely monitors its credit risk exposure. The Bank manages both credit risks at portfolio level and at individual credit level. At portfolio level, the Bank reduces credit concentration and restructures the portfolio in such a way to maximize profitability considering the risk level. To avoid credit concentration on a particular sector, the Bank manages credit limits by client, group, and industry. The Bank also resets exposure management directives for each industry by conducting an industry credit evaluation twice a year.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

(In millions of won)

49. Risk Management, Continued

At the individual credit level, the relationship manager (RM), the credit officer (CO) and the Credit Review Committee manage each borrower’s credit risk.

Post management and insolvent borrower management

The Bank monitors the borrower’s credit rating from the date of the loan to the date of the final collection of debt consistently and inspects the borrower’s status regularly and frequently to prevent the generation of new bad debts and to stabilize the number of debt recoveries.

In addition, an early warning system is operated to spot borrowers that are highly likely to be insolvent. The early warning system provides financial information, financial transaction information, public information and market information of the borrower, and such information is used by the RM and the CO to monitor and manage changes in the borrower’s credit rating.

A borrower that is likely to be insolvent is classified as an early warning borrower or a precautionary borrower, depending on the level of insolvency risk. The Bank sets up a specific and applicable stabilization plan for such a borrower considering the borrower’s characteristics. Furthermore, sub-standard borrowers are classified as insolvent borrowers, and are managed intensively by the Bank, which takes legal proceedings, disposals or corporate turnaround measures if necessary.

Classification of asset soundness and provision of allowance for loss

Classification of asset soundness is fulfilled by the analysis and assessment of credit risk. The classification is used to provide an appropriate allowance, prevent further occurrences of insolvent assets and promote the normalization of existing insolvent assets to enhance the stabilization of asset operations.

Based on the Financial Supervisory Regulations of the Republic of Korea, the Bank has established standards and guidelines on the classification of asset soundness, according to the Forward-Looking Criteria, which reflects not only the borrower’s past records of repayment but also their future debt repayment capability.

In conformity with these standards, the Bank classifies the soundness of its assets as “normal”, “precautionary”, “substandard”, “doubtful”, or “estimated loss” and differentiates the coverage ratio by the level of classification.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

(In millions of won)

49. Risk Management, Continued

Details of loans by credit rating as of June 30, 2021 and December 31, 2020 are as follows:

< Corporate >

	June 30, 2021
	Carrying amounts		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
AAA ~ BBB1	~~W~~	129,490,010	114,044,676	15,445,334	—
BBB2 ~ CCC		35,106,425	10,220,515	23,055,370	1,830,540
Below CC		2,558,665	—	53,258	2,505,407

	~~W~~	167,155,100	124,265,191	38,553,962	4,335,947

	December 31, 2020
	Carrying amounts		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
AAA ~ BBB1	~~W~~	119,275,121	116,563,480	2,711,641	—
BBB2 ~ CCC		36,638,249	22,365,102	14,262,908	10,239
Below CC		2,932,191	—	85,070	2,847,121

	~~W~~	158,845,561	138,928,582	17,059,619	2,857,360

< Retail >

	June 30, 2021
	Carrying amounts		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
Grade 1 ~ Grade 6	~~W~~	213,300	201,641	11,635	24
Grade 7 ~ Grade 8		3,182	—	3,127	55
Grade 9 ~ Grade 10		637	—	—	637

	~~W~~	217,119	201,641	14,762	716

	December 31, 2020
	Carrying amounts		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
Grade 1 ~ Grade 6	~~W~~	234,096	223,180	10,623	293
Grade 7 ~ Grade 8		3,561	—	3,444	117
Grade 9 ~ Grade 10		354	—	—	354

	~~W~~	238,011	223,180	14,067	764

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

(In millions of won)

49. Risk Management, Continued

Details of payment guarantees (including financial guarantees) and unused commitments by credit rating as of June 30, 2021 and December 31, 2020 are as follows:

< Corporate >

	June 30, 2021
	Exposures		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
Unused commitments:
AAA ~ BBB1	~~W~~	33,439,515	30,974,518	2,464,997	—
BBB2 ~ CCC		8,926,129	4,575,438	4,295,125	55,566
Below CC		—	—	—	—

	~~W~~	42,365,644	35,549,956	6,760,122	55,566

Payment guarantees (including financial guarantees):
AAA ~ BBB1	~~W~~	6,371,249	5,381,161	990,088	—
BBB2 ~ CCC		5,274,696	2,656,257	2,561,738	56,701
Below CC		700,321	—	—	700,321

	~~W~~	12,346,266	8,037,418	3,551,826	757,022

	December 31, 2020
	Exposures		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
Unused commitments:
AAA ~ BBB1	~~W~~	32,811,121	32,391,593	419,528	—
BBB2 ~ CCC		9,970,279	6,922,824	3,047,455	—
Below CC		97	—	97	—

	~~W~~	42,781,497	39,314,417	3,467,080	—

Payment guarantees (including financial guarantees):
AAA ~ BBB1	~~W~~	4,743,686	4,412,348	331,338	—
BBB2 ~ CCC		4,665,561	2,814,897	1,846,293	4,371
Below CC		689,858	—	1,351	688,507

	~~W~~	10,099,105	7,227,245	2,178,982	692,878

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

(In millions of won)

49. Risk Management, Continued

< Retail >

	June 30, 2021
	Exposures		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
Unused commitments:
Grade 1 ~ Grade 6	~~W~~	68,872	68,354	518	—
Grade 7 ~ Grade 8		1	—	1	—
Grade 9 ~ Grade 10		38	—	—	38

	~~W~~	68,911	68,354	519	38

	December 31, 2020
	Exposures		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
Unused commitments:
Grade 1 ~ Grade 6	~~W~~	60,583	59,203	1,380	—
Grade 7 ~ Grade 8		59	—	59	—
Grade 9 ~ Grade 10		—	—	—	—

	~~W~~	60,642	59,203	1,439	—

(iii) Measurement methodology of credit risk

Pursuant to Basel III, the Bank selects the measurement methodology of credit risk considering the complexity of measurement, measurement factors, estimating methods and others. Measurement approaches are divided into Standardized Approach and Internal Ratings-Based Approach.

Standardized Approach (“SA”)

In the case of the Standardized Approach, the risk weights are applied according to the credit rating assessed by External Credit Assessment Institution (“ECAI”). Risk weights in each credit rating are as follows:

Credit rating	Corporate	Country	Bank
AAA ~ AA-	20.0%	0.0%	20.0%
A+ ~ A-	50.0%	20.0%	30.0%
BBB+ ~ BBB-	75.0%	50.0%	50.0%
BB+ ~ BB-	100.0%	100.0%	100.0%
B+ ~ B-	150.0%	100.0%	100.0%
Below B-	150.0%	150.0%	150.0%
Unrated	100.0% (*)	100.0%	Rating based on due diligence

(*)	In case of small and medium-sized business, 85.0% is applied.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

(In millions of won)

49. Risk Management, Continued

The OECD is designated as foreign ECAI and Korea Investrors Service Co., Ltd., NICE Investors Services Co., Ltd. and the Korea Ratings Co., Ltd. are designated as domestic ECAI.

The Bank applies the credit rating based on the corresponding loan and same borrower’s unsecured senior loans. In the case the borrower’s risk weight is higher than the unrated exposure’s risk weight (100%), the higher weight is applied. In the case the borrower has more than one rating, the higher weight of the two lowest weights (Second Best Criteria) is applied.

Internal Ratings-Based Approach (IRB)

To use the Internal Ratings-Based Approach, a bank must be approved by the FSS and should also meet the requirement pre-set by the FSS.

In relation to Basel II that has been adopted domestically as of January 2008, the Bank gained approval from the FSS to use the Foundation Internal Ratings-Based Approach in July 2008. The Bank has calculated credit risk-weighted assets using the approach since late June 2008.

Measurement method of credit risk-weighted asset

The Bank calculates credit risk-weighted assets of corporate exposures and asset securitization exposures using the Foundation Internal Ratings-Based Approach as of December 31, 2020.

The Standardized Approach is applied to country exposures, public institution exposures and bank exposures permanently and applied to overseas subsidiary and the Bank’s branch pursuant to prior consultation with the FSS.

<Approved measurement method>
Measurement method		Exposure
Standardized Approach	Permanent
	SA	—Countries, public institutions and banks
	SA	—Overseas subsidiaries and branches, and other assets, retail, residential mortgage, commercial properties
Foundation Internal Ratings-Based Approach		—Corporate, small and medium enterprises, asset securitization (at each credit level) and equity
Application of IRB by phase		—Special lending, non-residence and others

The mitigated effect of credit risks reflects the related policies which consider eligible collateral and guarantees. The Bank calculates the credit risk-weighted assets using the capital adequacy ratio.

Upon the calculation of credit risk-weighted assets for derivatives, the Bank takes into consideration the set-off effects of transactions under legally enforceable rights to set-off to calculate exposures.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

(In millions of won)

49. Risk Management, Continued

Credit rating model

The results of credit rating are presented as grades through an assessment of the debt repayment capacity that the principal and interest of debt securities or loans are redeemed while complying with contractual redemption schedule.

Using the Bank’s internal credit rating model, the Bank classifies debtors’ credit rating into 14 grades (AAA~D). To distinguish the difference between credits in the same grade, the Bank uses 20 stages as auxiliaries to 14 grades.

The Bank’s regular credit rating process is carried out once a year and in the case of the change of debtor’s credit condition, the credit rating is frequently adjusted as necessary to retain the adequacy of credit rating.

The results of credit rating are applied to various areas such as discrimination of loan processes, loan limit, loan interest rate, post loan management standard process, credit risk measurement, and allowance for loan losses assessment.

Credit rating process control structure

According to the Principle of Checks and Balances, the Bank has established the credit rating process control structure by which the credit rating system operates appropriately.

•	Independent assessment of credit rating: The Bank’s business segment (RM) and credit rating assessment segment (Credit Rating Officer) are independently operated.

•	Independent control of credit rating system: The control of credit rating system including the development of credit rating model is independently implemented by the Bank’s Risk Management Department.

•	Independent verification of credit rating system: Credit rating system is independently verified by Risk Validation Team of the Financial Planning Department.

•	Internal audit of credit rating process: Credit rating process is audited by the Bank’s internal audit department.

•	Role of the Board of Directors and the Bank’s management: Major issues relating to credit process are approved by the Board of Directors and are regularly monitored by the Bank’s top management.

The Bank reviews debt serviceability based on a credit analysis when handling loans. Depending on the results, credit loan preservation is adjusted as necessary using such methods as interest rate preservation due to credit risk.

The Bank evaluates the value of the collateral, performing ability and legal validity of the guarantee at the initial acquisition. The Bank re-evaluates the provided collateral and guarantees regularly for them to be reasonably preserved.

For guarantees, the Bank demands a corresponding written guarantee according to loan handling standards and the guarantor’s credit rating is independently calculated when in conformance with the credit rating endowment method.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

(In millions of won)

49. Risk Management, Continued

The quantification of the extent to which collateral and other credit enhancements mitigate credit risk of impaired financial assets as of June 30, 2021 and December 31, 2020 are as follows:

	June 30, 2021		December 31, 2020
Securities measured at FVOCI	~~W~~	70,939	70,397
Loans measured at amortized cost		4,384,695	3,009,118
Other assets		33,736	21,817

(iv) Credit exposure

Geographical information of credit exposure as of June 30, 2021 and December 31, 2020 are as follows:

	June 30, 2021
	Korea		UK	USA	Others	Total
Due from banks (excluding due from BOK)	~~W~~	6,014,384	405,372	71,974	501,257	6,992,987
Securities measured at FVOCI:
Bonds (excluding government bonds)		10,353,184	1,087,839	686,921	1,628,373	13,756,317
Loans		150,100,711	1,714,363	1,334,026	12,109,060	165,258,160
Derivative financial assets		1,009,002	—	—	11,220	1,020,222
Other assets		9,412,366	47,170	8,913	161,535	9,629,984

		176,889,647	3,254,744	2,101,834	14,411,445	196,657,670

Guarantees (including financial guarantees)		12,239,840	—	83,990	22,436	12,346,266
Commitments		41,044,161	339,123	164,271	886,999	42,434,554

		53,284,001	339,123	248,261	909,435	54,780,820

	~~W~~	230,173,648	3,593,867	2,350,095	15,320,880	251,438,490

	December 31, 2020
	Korea		UK	USA	Others	Total
Due from banks (excluding due from BOK)	~~W~~	5,468,189	238,108	129,309	465,850	6,301,456
Securities measured at FVOCI:
Bonds (excluding government bonds)		9,821,122	1,082,184	628,370	1,322,310	12,853,986
Loans		144,418,267	1,530,962	1,167,894	10,506,187	157,623,310
Derivative financial assets		1,432,559	—	—	16,347	1,448,906
Other assets		4,436,564	72,082	7,943	60,769	4,577,358

		165,576,701	2,923,336	1,933,516	12,371,463	182,805,016

Guarantees (including financial guarantees)		9,977,111	—	82,408	39,586	10,099,105
Commitments		41,901,283	287,840	128,131	524,886	42,842,140

		51,878,394	287,840	210,539	564,472	52,941,245

	~~W~~	217,455,095	3,211,176	2,144,055	12,935,935	235,746,261

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

(In millions of won)

49. Risk Management, Continued

Industry information of credit exposure as of June 30, 2021 and December 31, 2020 are as follows:

	June 30, 2021
	Manufacturing		Service	Others	Total
Due from banks (excluding due from BOK)	~~W~~	—	6,470,566	522,421	6,992,987
Securities measured at FVOCI:
Bonds (excluding government bonds)		2,650,142	8,511,249	2,594,926	13,756,317
Loans		70,838,082	81,930,518	12,489,560	165,258,160
Derivative financial assets		—	1,020,222	—	1,020,222
Other assets		116,566	197,138	9,316,280	9,629,984

		73,604,790	98,129,693	24,923,187	196,657,670

Guarantees (including financial guarantees)		8,936,595	3,107,564	302,107	12,346,266
Commitments		18,509,131	17,185,436	6,739,987	42,434,554

		27,445,726	20,293,000	7,042,094	54,780,820

	~~W~~	101,050,516	118,422,693	31,965,281	251,438,490

	December 31, 2020
	Manufacturing		Service	Others	Total
Due from banks (excluding due from BOK)	~~W~~	—	5,909,550	391,906	6,301,456
Securities measured at FVOCI:
Bonds (excluding government bonds)		2,570,583	7,762,090	2,521,313	12,853,986
Loans		70,089,916	75,782,918	11,750,476	157,623,310
Derivative financial assets		—	1,448,906	—	1,448,906
Other assets		115,348	176,753	4,285,257	4,577,358

		72,775,847	91,080,217	18,948,952	182,805,016

Guarantees (including financial guarantees)		7,622,494	2,197,060	279,551	10,099,105
Commitments		16,211,814	15,785,658	10,844,668	42,842,140

		23,834,308	17,982,718	11,124,219	52,941,245

	~~W~~	96,610,155	109,062,935	30,073,171	235,746,261

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

(In millions of won)

49. Risk Management, Continued

The detail of credit exposures by industry affected by the pandemic of COVID-19 as of June 30, 2021 and December 31, 2020 are as follows and the exposures by industries could be changed according to economic fluctuations.

	June 30, 2021
			Securities measured at FVOCI
	Due from banks (excluding due from BOK)		Bonds (excluding government bonds)	Loans	Derivative financial assets	Other assets	Subtotal	Guarantees (including financial guarantees)	Commit- ments	Subtotal	Total
Manufacturing:
Display	~~W~~	—	—	716,704	—	3,002	719,706	173,997	249,598	423,595	1,143,301
Semiconductor /Mobile phone		—	186,524	3,924,500	—	8,387	4,119,411	141,733	588,548	730,281	4,849,692
Automotive		—	231,300	10,447,567	—	13,366	10,692,233	379,013	1,491,312	1,870,325	12,562,558
Refinery/Chemical/Energy		—	679,083	12,342,492	—	22,022	13,043,597	204,753	4,737,044	4,941,797	17,985,394
Steel/Metal		—	135,684	10,138,314	—	12,210	10,286,208	912,395	1,906,119	2,818,514	13,104,722
Others		—	1,417,551	33,268,505	—	57,579	34,743,635	7,124,704	9,536,510	16,661,214	51,404,849

		—	2,650,142	70,838,082	—	116,566	73,604,790	8,936,595	18,509,131	27,445,726	101,050,516

Service:
Air transportation		—	5,634	3,267,983	—	8,613	3,282,230	293,729	21,000	314,729	3,596,959
Sea transportation		—	—	2,265,698	—	18,773	2,284,471	84,461	323,602	408,063	2,692,534
Other transportation		—	125,317	6,056,295	—	11,668	6,193,280	14,367	3,594,361	3,608,728	9,802,008
Leisure/Travel industry		—	—	180,631	—	413	181,044	—	3,387	3,387	184,431
Food/Accommodation		—	72,435	2,156,095	—	3,830	2,232,360	51,695	302,175	353,870	2,586,230
Automotive-related		—	—	534,256	—	687	534,943	14,383	53,429	67,812	602,755
Finance/Insurance		2,558	108,222	229,219	—	682	340,681	—	473,120	473,120	813,801
Others		6,468,008	8,199,641	67,240,341	1,020,222	152,472	83,080,684	2,648,929	12,414,362	15,063,291	98,143,975

		6,470,566	8,511,249	81,930,518	1,020,222	197,138	98,129,693	3,107,564	17,185,436	20,293,000	118,422,693

Other:
Construction		—	297,468	2,590,516	—	3,615	2,891,599	180,388	1,140,658	1,321,046	4,212,645
Others		522,421	2,297,458	9,899,044	—	9,312,665	22,031,588	121,719	5,599,329	5,721,048	27,752,636

		522,421	2,594,926	12,489,560	—	9,316,280	24,923,187	302,107	6,739,987	7,042,094	31,965,281

	~~W~~	6,992,987	13,756,317	165,258,160	1,020,222	9,629,984	196,657,670	12,346,266	42,434,554	54,780,820	251,438,490

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

(In millions of won)

49. Risk Management, Continued

	December 31, 2020
	Due from banks (excluding due from BOK)		Securities measured at FVOCI	Loans	Derivative financial assets	Other assets	Subtotal	Guarantees (including financial guarantees)	Commit- ments	Subtotal	Total
			Bonds (excluding government bonds)
Manufacturing:
Display	~~W~~	—	—	739,944	—	3,016	742,960	168,168	236,421	404,589	1,147,549
Semiconductor /Mobile phone		—	146,790	4,403,204	—	8,850	4,558,844	104,489	399,119	503,608	5,062,452
Automotive		—	176,401	10,602,271	—	13,778	10,792,450	314,583	1,363,455	1,678,038	12,470,488
Refinery/Chemical/Energy		—	623,842	11,147,364	—	20,666	11,791,872	158,665	4,010,584	4,169,249	15,961,121
Steel/Metal		—	182,011	10,269,067	—	14,946	10,466,024	684,582	1,905,452	2,590,034	13,056,058
Others		—	1,441,539	32,928,066	—	54,092	34,423,697	6,192,007	8,296,783	14,488,790	48,912,487

		—	2,570,583	70,089,916	—	115,348	72,775,847	7,622,494	16,211,814	23,834,308	96,610,155

Service:
Air transportation		—	3,156	3,437,648	—	7,991	3,448,795	287,309	28,000	315,309	3,764,104
Sea transportation		—	—	2,331,411	—	16,875	2,348,286	28,297	327,689	355,986	2,704,272
Other transportation		—	90,643	5,543,443	—	9,307	5,643,393	32,136	2,269,016	2,301,152	7,944,545
Leisure/Travel industry		—	—	177,498	—	403	177,901	—	3,315	3,315	181,216
Food/Accommodation		—	104,057	2,093,370	—	3,917	2,201,344	48,226	281,437	329,663	2,531,007
Automotive-related		—	—	475,921	—	669	476,590	18,174	35,615	53,789	530,379
Finance/Insurance		2,013	139,662	8,948	—	944	151,567	—	300	300	151,867
Others		5,907,537	7,424,572	61,714,679	1,448,906	136,647	76,632,341	1,782,918	12,840,286	14,623,204	91,255,545

		5,909,550	7,762,090	75,782,918	1,448,906	176,753	91,080,217	2,197,060	15,785,658	17,982,718	109,062,935

Other:
Construction		—	210,744	2,505,959	—	3,806	2,720,509	160,829	1,110,573	1,271,402	3,991,911
Others		391,906	2,310,569	9,244,517	—	4,281,451	16,228,443	118,722	9,734,095	9,852,817	26,081,260

		391,906	2,521,313	11,750,476	—	4,285,257	18,948,952	279,551	10,844,668	11,124,219	30,073,171

	~~W~~	6,301,456	12,853,986	157,623,310	1,448,906	4,577,358	182,805,016	10,099,105	42,842,140	52,941,245	235,746,261

Credit exposures of debt securities by credit rating as of June 30, 2021 and December 31, 2020 are as follows:

	June 30, 2021
	Carrying amounts		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
AAA ~ BBB1	~~W~~	20,901,797	20,559,403	342,394	—
BBB2 ~ CCC		31,088	21,067	10,021	—
Below CC		—	—	—	—

	~~W~~	20,932,885	20,580,470	352,415	—

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

(In millions of won)

49. Risk Management, Continued

	December 31, 2020
	Carrying amounts		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
AAA ~ BBB1	~~W~~	20,015,223	19,837,158	178,065	—
BBB2 ~ CCC		46,251	36,205	10,046	—
Below CC		—	—	—	—

	~~W~~	20,061,474	19,873,363	188,111	—

(3) Capital management activities

(i) Capital adequacy

The FSS approved the Bank’s use of the Foundation Internal Ratings-Based Approach in July 2008. The Bank has been using the same approach when calculating credit risk-weighted assets since the end of June 2008. The equity capital ratio and equity capital according to the standards of the Bank for International Settlements are calculated for such disclosure. The equity capital ratio and equity capital are calculated on a consolidated basis. In conformity with the Banking Act, which is based on the implementation of Basel III on December 1, 2013, the regulatory capital is divided into the following two categories.

Tier 1 capital

•	Common Equity Tier 1

Regulatory capital that represents the most subordinated claim in liquidation of the Bank, takes the first and proportionately greatest share of any losses as they occur, and which principal is never repaid outside of liquidation meets the criteria for classification as common equity, including capital stock, capital surplus, retained earnings and accumulated other comprehensive income as common equity Tier 1.

•	Additional Tier 1 capital

Capital stock and capital surplus related to issuance of capital securities that are subordinated, have non-cumulative and conditional dividends or interests, and have no maturity or step-up conditions.

Tier 2 capital (Supplementary Tier 2 capital)

Regulatory capital that fulfills supplementary capital adequacy requirements, and includes subordinated debt with maturities over 5 years and allowance for loan losses in conformity with external regulatory standards and internal standards.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

(In millions of won)

49. Risk Management, Continued

The BIS capital adequacy ratio and capital in accordance to Basel III standards as of June 30, 2021 and December 31, 2020 are as follows:

BIS capital adequacy ratio

	June 30, 2021		December 31, 2020
Equity capital based on BIS (A):
Tier 1 capital:
Common Equity Tier 1	~~W~~	45,527,997	36,021,786
Additional Tier 1 capital		—	—

		45,527,997	36,021,786
Tier 2 capital		3,406,176	4,312,476

	~~W~~	48,934,173	40,334,262

Risk-weighted assets (B):
Credit risk-weighted assets	~~W~~	299,499,823	246,279,611
Market risk-weighted assets		1,930,386	1,490,013
Operational risk-weighted assets		6,522,832	4,880,008

	~~W~~	307,953,041	252,649,632

BIS capital adequacy ratio (A/B):		15.89%	15.96%
Tier 1 capital ratio:		14.78%	14.26%
Common Equity Tier 1 ratio		14.78%	14.26%
Additional Tier 1 capital ratio		—	—
Tier 2 capital ratio		1.11%	1.71%

Equity capital based on BIS

	June 30, 2021		December 31, 2020
Tier 1 capital (A):
Common Equity Tier 1
Capital stock	~~W~~	21,886,559	20,765,729
Capital surplus, etc.		1,030,452	1,036,196
Retained earnings		14,763,294	12,326,526
Accumulated other comprehensive income		8,479,619	2,324,417
Common stock deductibles		(631,927)	(431,082)

		45,527,997	36,021,786

Tier 2 capital (B):
Allowance for doubtful accounts, etc.		537,147	1,057,559
Qualified capital securities		2,652,000	2,780,000
Non-qualified capital securities		258,060	516,119
Additional stock deductibles		(41,031)	(41,202)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

(In millions of won)

49. Risk Management, Continued

		3,406,176	4,312,476

Equity capital (A+B)	~~W~~	48,934,173	40,334,262

(4) Market risk

(i) Concept

Market risk is defined as the possibility of potential loss resulting from fluctuations in interest rates, foreign exchange rates and the price of stocks and commodities. Trading position is exposed to risks, such as interest rate, stock price, and foreign exchange rate, etc. Non-trading position is mostly exposed to interest rates. Accordingly, the Bank classifies market risks into those exposed from trading position or those exposed from non-trading position.

(ii) Market risks of trading positions

Management method on market risks arising from trading positions

In estimating market risk, the Standardized Approach and the internal model are used. The Standardized Approach is used to calculate the required capital from market risk and the internal model is used to manage risks internally. Since July 2007, the Bank has measured one-day VaR through the historical simulation method using the time series data of past 250 days under a 99% confidence level. The calculated VaR is monitored daily.

The Bank sets total limit of market risk based on annual business plan, risk appetite and others and monitors VaR limit of each department on a daily basis.

Capital Requirements for Market risk

The Bank’s Capital Requirements for Market risk as of June 30, 2021 and December 31, 2020 are as follows:

	June 30, 2021		December 31, 2020
Interest rate risk	~~W~~	82,521	45,739
Equity risk		620	—
Foreign exchange (FX) risk		24,960	32,118
Option risk		29,437	30,055

	~~W~~	137,538	107,912

(iii) Market risks of non-trading positions

Management method on market risks arising from non-trading positions

The most critical market risk that arises in non-trading position is the interest rate risk. Interest rate risk is defined as the likely loss resulting from the unfavorable fluctuation of interest rate in the Bank’s financial condition and is measured by interest rate VaR and interest rate EaR.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

(In millions of won)

49. Risk Management, Continued

Interest rate VaR is the maximum amount of decrease in net asset value resulting from the unfavorable fluctuation of interest rate. Interest rate EaR is the maximum amount of decrease in net interest income resulting from the unfavorable fluctuation of interest rate for a year.

The Bank’s interest rate VaR and interest rate EaR are measured through the simulation of conclusive interest rate scenario and are periodically reported to the Risk Management Policy Committee and the head of Risk Management Segment. The Risk Management Committee’s target of interest rate VaR and interest rate EaR are approved at the beginning of the year. To disclose the Bank’s interest risk, interest rate VaR and interest rate EaR are disclosed calculating change in economic value of equity (“ EVE”) and in net interest income (“ NII”) based on the application of IRRBB (“Interest Rate Risk in Banking Book”) method.

EVE and NII of the Bank’s non-trading positions as of June 30, 2021 and December 31, 2020 are as follows:

	June 30, 2021		December 31, 2020
EVE	~~W~~	714,541	461,158
NII		135,027	90,081

(iv) Foreign currency risk

Outstanding balances by currency with significant exposure as of June 30, 2021 and December 31, 2020 are as follows:

	June 30, 2021
	KRW		USD	EUR	JPY	GBP	Others	Total
Financial assets:
Cash and due from banks	~~W~~	4,776,770	6,163,509	41,251	33,048	21,492	233,185	11,269,255
Securities measured at FVTPL		9,575,239	625,624	—	855	—	71,054	10,272,772
Securities measured at FVOCI		36,247,144	5,323,108	25	259,038	—	181,191	42,010,506
Securities measured at amortized cost		2,417,134	—	—	—	—	—	2,417,134
Loans measured at FVTPL		696,048	5,240	—	—	—	—	701,288
Loans measured at amortized cost		120,613,307	36,510,224	2,534,041	1,187,795	636,436	1,412,733	162,894,536
Derivative financial assets		3,653,695	1,375,258	60,455	809	34,416	21,488	5,146,121
Other financial assets		5,537,172	2,238,767	239,704	41,667	120,867	1,309,555	9,487,732

		183,516,509	52,241,730	2,875,476	1,523,212	813,211	3,229,206	244,199,344

Financial liabilities:
Financial liabilities measured at FVTPL		1,774,006	118,702	—	—	—	—	1,892,708
Deposits		39,885,211	8,652,354	45,454	290,826	69	1,305	48,875,219
Borrowings		6,413,661	13,199,181	148,661	610,377	158	603,857	20,975,895
Debentures		108,891,048	24,922,262	1,922,846	737,684	827,947	6,074,176	143,375,963
Derivative financial liabilities		2,739,492	875,461	5,814	4,750	10,752	16,904	3,653,173
Other financial liabilities		5,871,511	3,038,387	297,263	54,200	122,232	1,367,534	10,751,127

		165,574,929	50,806,347	2,420,038	1,697,837	961,158	8,063,776	229,524,085

Net financial position	~~W~~	17,941,580	1,435,383	455,438	(174,625)	(147,947)	(4,834,570)	14,675,259

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

(In millions of won)

49. Risk Management, Continued

	December 31, 2020
	KRW		USD	EUR	JPY	GBP	Others	Total
Financial assets:
Cash and due from banks	~~W~~	4,523,911	5,783,607	34,968	71,912	17,964	96,616	10,528,978
Securities measured at FVTPL		7,779,699	488,359	—	316	—	52,257	8,320,631
Securities measured at FVOCI		28,868,837	5,018,056	25	206,249	—	48,158	34,141,325
Securities measured at amortized cost		785,264	—	—	—	—	—	785,264
Loans measured at FVTPL		1,429,258	5,256	—	—	—	—	1,434,514
Loans measured at amortized cost		117,661,851	32,590,755	1,977,320	1,281,467	434,845	1,353,940	155,300,178
Derivative financial assets		6,395,927	1,736,642	86,654	353	72,523	37,277	8,329,376
Other financial assets		3,034,997	877,574	230,329	12,274	32,848	275,704	4,463,726

		170,479,744	46,500,249	2,329,296	1,572,571	558,180	1,863,952	223,303,992

Financial liabilities:
Financial liabilities measured at FVTPL		1,578,544	116,413	—	—	—	—	1,694,957
Deposits		37,674,768	7,870,846	26,068	305,890	85	1,762	45,879,419
Borrowings		6,092,647	11,794,352	160,347	679,535	—	160,730	18,887,611
Debentures		107,496,854	21,485,451	1,923,888	674,748	818,290	5,919,497	138,318,728
Derivative financial liabilities		5,103,794	1,122,091	10,475	6,639	32,574	29,714	6,305,287
Other financial liabilities		3,831,466	2,630,783	73,055	13,336	26,678	321,263	6,896,581

		161,778,073	45,019,936	2,193,833	1,680,148	877,627	6,432,966	217,982,583

Net financial position	~~W~~	8,701,671	1,480,313	135,463	(107,577)	(319,447)	(4,569,014)	5,321,409

(5) Liquidity risk management

(i) Concept

Liquidity risk is defined as the possibility of potential loss due to a temporary shortage in funds caused by a maturity mismatch or an unexpected capital outlay. Liquidity risk soars when funding rates rise, assets are sold below a normal price, or a good investment opportunity is missed.

(ii) Approach to liquidity risk management

The Bank manages its liquidity risks as follows:

Allowable limit for liquidity risk

•	The allowable limit for liquidity risk sets LCR, NSFR and Mid- to long-term foreign currency fund management ratio

•	The management standards with regards to the allowable limit for liquidity risk should be set using separate and stringent set ratios in accordance with the FSS guidelines.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

(In millions of won)

49. Risk Management, Continued

<Measurement Methodology>

•	LCR: (High quality liquid assets / Total net cash outflows over the next 30 calendar days) X 100

•	NSFR: Available Stable Funding / Required Stable Funding X 100

•	Mid- to long-term foreign currency fund management ratio: Foreign currency funding being repaid after 1 year / Foreign currency lending being collected after 1 year X 100

Early warning indicator

To identify prematurely and cope with worsening liquidity risk trends, the Bank has set up 15 indexes such as the “Foreign Exchange Stabilization Bond CDS Premium,” and measures the trend monthly as a means for establishing the allowable liquidity risk limit complementary measures.

Stress-Test analysis and contingency plan

•	The Bank evaluates the effects on the liquidity risk and identifies the inherent flaws. In the case where an unpredictable and significant liquidity crisis occurs, the Bank executes risk situation analysis quarterly based on crisis specific to the Bank, market risk and complex emergency, and reports to the Risk Management Committee for the Bank’s solvency securitization.

•	The Bank established detailed contingency plan to manage the liquidity risks at every risk situations.

(iii) Analysis on remaining contractual maturity of financial instruments

Remaining contractual maturity risks of non-derivative financial instruments including interest payment as of June 30, 2021 and December 31, 2020 are as follows:

	June 30, 2021
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Financial assets:
Cash and due from banks	~~W~~	9,158,104	93,636	581,486	754,482	—	10,587,708
Securities measured at FVTPL		36,619	57,413	1,769,342	2,052,045	8,935,694	12,851,113
Securities measured at FVOCI		728,887	1,580,952	4,000,385	10,782,740	13,926,470	31,019,434
Securities measured at amortized cost		—	170,000	690,000	610,000	—	1,470,000
Loans		12,942,089	20,029,586	49,466,396	63,251,891	14,939,395	160,629,357
Other financial assets		6,865,304	—	—	—	1,238,201	8,103,505

	~~W~~	29,731,003	21,931,587	56,507,609	77,451,158	39,039,760	224,661,117

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

(In millions of won)

49. Risk Management, Continued

	June 30, 2021
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Financial liabilities:
Financial liabilities measured at FVTPL	~~W~~	25,852	102,214	677,280	300,606	224,659	1,330,611
Deposits		24,742,126	6,321,471	14,484,247	3,207,806	113,484	48,869,134
Borrowings		3,489,272	5,268,002	8,236,988	2,832,432	1,132,152	20,958,846
Debentures		5,359,025	10,916,270	43,537,667	76,871,577	6,918,239	143,602,778
Other financial liabilities		8,600,763	1,744,406	—	—	459,562	10,804,731

	~~W~~	42,217,038	24,352,363	66,936,182	83,212,421	8,848,096	225,566,100

	December 31, 2020
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Financial assets:
Cash and due from banks	~~W~~	9,137,776	91,051	464,395	760,273	21,263	10,474,758
Securities measured at FVTPL		136,016	124,287	915,490	1,883,117	8,107,999	11,166,909
Securities measured at FVOCI		553,784	1,025,117	4,845,370	11,070,430	13,737,878	31,232,579
Securities measured at amortized cost		—	—	210,000	570,000	—	780,000
Loans		9,232,537	13,540,396	56,829,822	60,814,868	14,671,105	155,088,728
Other financial assets		3,831,145	—	—	—	705,630	4,536,775

	~~W~~	22,891,258	14,780,851	63,265,077	75,098,688	37,243,875	213,279,749

Financial liabilities:
Financial liabilities measured at FVTPL	~~W~~	49,541	—	500,167	605,760	238,914	1,394,382
Deposits		22,271,587	6,814,661	12,791,098	3,881,550	109,333	45,868,229
Borrowings		3,873,926	3,441,014	7,757,486	2,688,791	1,125,536	18,886,753
Debentures		4,822,104	10,036,440	45,530,833	70,427,784	7,428,100	138,245,261
Other financial liabilities		4,110,621	1,766,297	—	—	1,074,478	6,951,396

	~~W~~	35,127,779	22,058,412	66,579,584	77,603,885	9,976,361	211,346,021

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

(In millions of won)

49. Risk Management, Continued

Remaining contractual maturity risks of derivative financial instruments as of June 30, 2021 and December 31, 2020 are as follows:

Net settlement of derivative financial instruments

	June 30, 2021
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Trading purpose derivatives:
Currency	~~W~~	(336)	—	—	—	—	(336)
Interest rate		6,950	(21,778)	(22,859)	(161,736)	468,586	269,163
Stock		4	—	—	—	—	4
Hedging purpose derivatives:
Interest rate		98,918	128,691	256,954	668,001	619,003	1,771,567

	~~W~~	105,536	106,913	234,095	506,265	1,087,589	2,040,398

	December 31, 2020
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Trading purpose derivatives:
Currency	~~W~~	(2,240)	259	—	—	—	(1,981)
Interest rate		(12,099)	(8,965)	(21,956)	(154,170)	311,267	114,077
Hedging purpose derivatives:
Interest rate		60,484	118,050	397,587	679,232	596,098	1,851,451

	~~W~~	46,145	109,344	375,631	525,062	907,365	1,963,547

Gross settlement of derivative financial instruments

	June 30, 2021
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Trading purpose derivatives:
Currency
Inflow	~~W~~	48,801,717	39,919,528	66,031,885	83,717,112	8,769,291	247,239,533
Outflow		48,420,722	39,894,034	65,834,405	83,805,021	8,806,267	246,760,449

Hedging purpose derivatives:
Currency
Inflow		1,811,193	2,179,933	1,966,090	16,606,973	2,319,898	24,884,087
Outflow		1,794,614	2,178,794	2,347,443	17,428,848	2,308,370	26,058,069

Total inflow	~~W~~	50,612,910	42,099,461	67,997,975	100,324,085	11,089,189	272,123,620

Total outflow	~~W~~	50,215,336	42,072,828	68,181,848	101,233,869	11,114,637	272,818,518

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2021 and 2020 (Unaudited), and December 31, 2020

(In millions of won)

49. Risk Management, Continued

	December 31, 2020
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Trading purpose derivatives:
Currency
Inflow	~~W~~	41,628,937	28,120,676	70,926,683	68,814,581	7,423,977	216,914,854
Outflow		41,747,705	28,165,683	71,251,634	68,700,868	7,415,793	217,281,683

Hedging purpose derivatives:
Currency
Inflow		126,703	743,865	5,321,106	15,865,301	1,175,969	23,232,944
Outflow		235,842	868,872	5,398,633	16,129,256	1,162,943	23,795,546

Total inflow	~~W~~	41,755,640	28,864,541	76,247,789	84,679,882	8,599,946	240,147,798

Total outflow	~~W~~	41,983,547	29,034,555	76,650,267	84,830,124	8,578,736	241,077,229

Remaining contractual maturity risks of guarantees and commitments as of June 30, 2021 and December 31, 2020 are as follows:

	June 30, 2021
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Guarantees	~~W~~	1,303,086	1,651,849	2,785,263	6,196,066	410,002	12,346,266
Commitments		124,812	99,341	472,460	2,217,918	41,540,618	44,455,149

	~~W~~	1,427,898	1,751,190	3,257,723	8,413,984	41,950,620	56,801,415

	December 31, 2020
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Guarantees	~~W~~	1,289,198	981,555	2,624,952	4,693,645	509,755	10,099,105
Commitments		73,583	79,569	762,853	1,751,963	42,194,766	44,862,734

	~~W~~	1,362,781	1,061,124	3,387,805	6,445,608	42,704,521	54,961,839

THE REPUBLIC OF KOREA

The Economy

Gross Domestic Product

Based on preliminary data, GDP growth in the first nine months of 2021 was 4.0% at chained 2015 year prices, primarily due to an increase in exports of goods and services by 11.1% and an increase in aggregate private and general government consumption expenditures by 3.2%, the effect of which was offset in part by an increase in imports of goods and services by 8.0%, each compared with the corresponding period of 2020.

Principal Sectors of the Economy

Prices, Wages and Employment

Based on preliminary data, the inflation rate was 2.1% and the unemployment rate was 3.9% in the first nine months of 2021.

The Financial System

Securities Markets

The Korea Composite Stock Price Index was 3,296.7 on June 30, 2021, 3,202.3 on July 30, 2021, 3,199.3 on August 31, 2021, 3,068.8 on September 30, 2021, 2,970.7 on October 29, 2021, 2,839.0 on November 30, 2021, 2,977.7 on December 30, 2021, 2,663.3 on January 28, 2022 and 2,676.5 on February 15, 2022.

Monetary Policy

Interest Rates

The Bank of Korea raised its policy rate from 0.50% to 0.75% on August 26, 2021, to 1.00% on November 25, 2021, and to 1.25% on January 14, 2022, in response to rising levels of household debt and inflationary pressures.

Foreign Exchange

The market average exchange rate between the Won and the U.S. Dollar (in Won per one U.S. Dollar) as announced by the Seoul Money Brokerage Service Ltd. was Won 1,130.0 to US$1.00 on June 30, 2021, Won 1,147.4 to US$1.00 on July 30, 2021, Won 1,164.4 to US$1.00 on August 31, 2021, Won 1,184.9 to US$1.00 on September 30, 2021, Won 1,171.7 to US$1.00 on October 29, 2021, Won 1,193.4 to US$1.00 on November 30, 2021, Won 1,185.5 to US$1.00 on December 31, 2021, Won 1,202.4 to US$1.00 on January 28, 2022 and Won 1,198.3 to US$1.00 on February 15, 2022.

Balance of Payments and Foreign Trade

Balance of Payments

Based on preliminary data, the Republic recorded a current account surplus of US$70.1 billion in the first nine months of 2021. The current account surplus in the first nine months of 2021 increased from the current account surplus of US$43.0 billion in the corresponding period of 2020, primarily due to a decrease in deficit from the services account, and to a lesser extent, increases in surpluses from the income account and the goods account.

Trade Balance

Based on preliminary data, the Republic recorded a trade surplus of US$25.3 billion in the first nine months of 2021. Exports increased by 26.2% to US$467.7 billion in the first nine months of 2021 from US$370.6 billion in the corresponding period of 2020, primarily due to an improvement in the domestic economic conditions of the Republic’s major trading partners. Imports increased by 28.6% to US$442.5 billion in the first nine months of 2021 from US$344.0 billion in the corresponding period of 2020, primarily due to an increase in domestic production and an improvement in consumer sentiment reflecting gradual recovery from the COVID-19 pandemic.

Foreign Currency Reserves

The amount of the Government’s foreign currency reserves was US$461.5 billion as of January 31, 2022.

Government Finance

As part of the Government’s continued efforts to mitigate the adverse effects of the ongoing global outbreak of the COVID-19 pandemic on the Korean economy, the National Assembly approved the second supplementary budget of 2021 amounting to Won 34.9 trillion in July 2021. The second supplementary budget, most of which was funded through the Government’s excess tax revenue, has been used mainly for the following purposes: (i) provision of relief packages, including support for small businesses and direct payments to eligible individuals, (ii) various forms of financial support for local communities through subsidies, (iii) purchases of vaccines and disease prevention and treatment efforts and (iv) employment support and aid for low-income households.

In December 2021, the National Assembly approved the Republic’s budget for 2022 in the amount of Won 607.7 trillion, a significant portion of which is expected to be used for measures to continue to mitigate the adverse effects of the COVID-19 pandemic on the Korean economy. As of the date of this prospectus supplement, the Republic’s plans to return to life as normal have been put on hold in light of the surge in the number of new daily cases of COVID-19 infections in recent months as well as the ongoing spread of the new Omicron variant of COVID-19.

For further information regarding the COVID-19 pandemic and the Republic’s past budgets (including supplementary budgets), see “The Republic of Korea—The Economy—Worldwide Economic and Financial Difficulties” and “The Republic of Korea—Government Finance” in the accompanying prospectus.

DESCRIPTION OF THE NOTES

The following is a description of some of the terms of the Notes we are offering. Since it is only a summary, we urge you to read the fiscal agency agreement described below and the forms of global note before deciding whether to invest in the Notes. We have filed a copy of these documents with the United States Securities and Exchange Commission as exhibits to the registration statement no. 333-246071.

The general terms of our Notes are described in the accompanying prospectus. The description in this prospectus supplement further adds to that description or, to the extent inconsistent with that description, replaces it.

Governed by Fiscal Agency Agreement

We will issue the 2025 Notes and the 2027 Notes under the fiscal agency agreement, dated as of February 15, 1991, as amended and supplemented from time to time, between us and The Bank of New York (now The Bank of New York Mellon), as fiscal agent (the Fiscal Agency Agreement). The fiscal agent will maintain a register for the Notes.

Payment of Principal and Interest

The 2025 Notes are initially limited to US$1,000,000,000 aggregate principal amount and the 2027 Notes are initially limited to US$500,000,000 aggregate principal amount. The 2025 Notes will mature on February 24, 2025 (the “2025 Notes Maturity Date”) and the 2027 Notes will mature on February 24, 2027 (the “2027 Notes Maturity Date”, and together with the 2025 Notes Maturity Date, the “Maturity Dates”). The 2025 Notes will bear interest at the rate of 2.000% per annum and the 2027 Notes will bear interest at the rate of 2.250% per annum, in each case payable semi-annually in arrears on February 24 and August 24 of each year (each, an “Interest Payment Date”), beginning on August 24, 2022. Interest on the Notes will accrue from February 24, 2022. If any Interest Payment Date or any Maturity Date shall be a day on which banking institutions in The City of New York or Seoul are authorized or obligated by law to close, then such payment will not be made on such date but will be made on the next succeeding day which is not a day on which banking institutions in The City of New York or Seoul are authorized or obligated by law to close, with the same force and effect as if made on the date for such payment, and no interest shall be payable in respect of any such delay. We will pay interest to the person who is registered as the owner of a Note at the close of business on the fifteenth day (whether or not a business day) preceding such Interest Payment Date. Interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. We will make principal and interest payments on the Notes in immediately available funds in U.S. dollars.

The payment of interest and the repayment of principal on the Notes will not be guaranteed by the Government.

Denomination

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof.

Redemption

We may not redeem the Notes prior to maturity. At maturity, we will redeem the Notes at par.

Form and Registration

We will issue each series of the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of and deposited with the custodian for DTC. Except as described in the accompanying prospectus under “Description of the Securities—Description of Debt Securities—Global Securities,” the global notes will not be exchangeable for Notes in definitive registered form, and will not be issued in definitive registered form. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the global notes. These financial institutions will record the ownership and transfer of your beneficial interest through book-entry accounts. You may hold your beneficial interests in the Notes through Euroclear or Clearstream if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Any secondary market trading of book-entry interests in the Notes will take place through DTC participants, including Euroclear and Clearstream. See “Clearance and Settlement—Transfers Within and Between DTC, Euroclear and Clearstream.”

The fiscal agent will not charge you any fees for the Notes, other than reasonable fees for the replacement of lost, stolen, mutilated or destroyed Notes. However, you may incur fees for the maintenance and operation of the book-entry accounts with the clearing systems in which your beneficial interests are held.

For so long as the Notes are listed on the SGX-ST and the rules of the SGX-ST so require, in the event that any of the global notes are exchanged for Notes in definitive registered form, we will appoint and maintain a paying agent in Singapore, where the certificates representing the Notes may be presented or surrendered for payment or redemption. In addition, in the event that any of the global notes are exchanged for Notes in definitive registered form, an announcement of such exchange will be made through the SGX-ST by or on behalf of us. Such announcement will include all material information with respect to the delivery of the certificates representing the Notes, including details of the paying agent in Singapore.

Further Issues

We may from time to time, without the consent of the holders of the Notes, create and issue additional debt securities with the same terms and conditions as either series of the Notes in all respects so that such further issue shall be consolidated and form a single series with the relevant series of the Notes. We will not issue any such additional debt securities unless such additional securities have less than a de minimis amount of original issue discount or such issuance would otherwise constitute a “qualified reopening” for U.S. federal income tax purposes.

Notices

All notices regarding the Notes will be published in London in the Financial Times and in New York in The Wall Street Journal (U.S. Edition). If we cannot, for any reason, publish notice in any of those newspapers, we will choose an appropriate alternate English language newspaper of general circulation, and notice in that newspaper will be considered valid notice. Notice will be considered made on the first date of its publication.

CLEARANCE AND SETTLEMENT

We have obtained the information in this section from sources we believe to be reliable, including DTC, Euroclear and Clearstream. We accept responsibility only for accurately extracting information from such sources. DTC, Euroclear and Clearstream are under no obligation to perform or continue to perform the procedures described below, and they may modify or discontinue them at any time. Neither we nor the registrar will be responsible for DTC’s, Euroclear’s or Clearstream’s performance of their obligations under their rules and procedures. Nor will we or the registrar be responsible for the performance by direct or indirect participants of their obligations under their rules and procedures.

Introduction

The Depository Trust Company

DTC is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” under the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” under the New York Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934.

DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between its participants. It does this through electronic book-entry changes in the accounts of its direct participants, eliminating the need for physical movement of securities certificates.

Euroclear and Clearstream

Like DTC, Euroclear and Clearstream hold securities for their participants and facilitate the clearance and settlement of securities transactions between their participants through electronic book-entry changes in their accounts. Euroclear and Clearstream provide various services to their participants, including the safekeeping, administration, clearance and settlement and lending and borrowing of internationally traded securities. Participants in Euroclear and Clearstream are financial institutions such as underwriters, securities brokers and dealers, banks and trust companies. Some of the underwriters participating in this offering are participants in Euroclear or Clearstream. Other banks, brokers, dealers and trust companies have indirect access to Euroclear or Clearstream by clearing through or maintaining a custodial relationship with a Euroclear or Clearstream participant.

Ownership of the Notes through DTC, Euroclear and Clearstream

We will issue each series of the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of DTC. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the Notes. These financial institutions will record the ownership and transfer of your beneficial interests through book-entry accounts. You may also hold your beneficial interests in the Notes through Euroclear or Clearstream, if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Euroclear and Clearstream will hold their participants’ beneficial interests in the global notes in their customers’ securities accounts with their depositaries. These depositaries of Euroclear and Clearstream in turn will hold such interests in their customers’ securities accounts with DTC.

We and the fiscal agent generally will treat the registered holder of the Notes, initially Cede & Co., as the absolute owner of the Notes for all purposes. Once we and the fiscal agent make payments to the registered holder, we and the fiscal agent will no longer be liable on the Notes for the amounts so paid. Accordingly, if you own a beneficial interest in the global notes, you must rely on the procedures of the institutions through which you hold your interests in the Notes, including DTC, Euroclear, Clearstream and their respective participants, to exercise any of the rights granted to holders of the Notes. Under existing industry practice, if you desire to take any action that Cede & Co., as the holder of the global notes, is entitled to take, then Cede & Co. would authorize the DTC participant through which you own your beneficial interest to take such action. The participant would then either authorize you to take the action or act for you on your instructions.

DTC may grant proxies or authorize its participants, or persons holding beneficial interests in the Notes through such participants, to exercise any rights of a holder or take any actions that a holder is entitled to take under the Fiscal Agency Agreement or the Notes. Euroclear’s or Clearstream’s ability to take actions as holder under the Notes or the Fiscal Agency Agreement will be limited by the ability of their respective depositaries to carry out such actions for them through DTC. Euroclear and Clearstream will take such actions only in accordance with their respective rules and procedures.

Transfers Within and Between DTC, Euroclear and Clearstream

Trading Between DTC Purchasers and Sellers

DTC participants will transfer interests in the Notes among themselves in the ordinary way according to DTC rules. Participants will pay for such transfers by wire transfer. The laws of some states require certain purchasers of securities to take physical delivery of the securities in definitive form. These laws may impair your ability to transfer beneficial interests in the global notes to such purchasers. DTC can act only on behalf of its direct participants, who in turn act on behalf of indirect participants and certain banks. Thus, your ability to pledge a beneficial interest in the global notes to persons that do not participate in the DTC system, and to take other actions, may be limited because you will not possess a physical certificate that represents your interest.

Trading Between Euroclear and/or Clearstream Participants

Participants in Euroclear and Clearstream will transfer interests in the Notes among themselves according to the rules and operating procedures of Euroclear and Clearstream.

Trading Between a DTC Seller and a Euroclear or Clearstream Purchaser

When the Notes are to be transferred from the account of a DTC participant to the account of a Euroclear or Clearstream participant, the purchaser must first send instructions to Euroclear or Clearstream through a participant at least one business day prior to the settlement date. Euroclear or Clearstream will then instruct its depositary to receive the Notes and make payment for them. On the settlement date, the depositary will make payment to the DTC participant’s account, and the Notes will be credited to the depositary’s account. After settlement has been completed, DTC will credit the Notes to Euroclear or Clearstream, Euroclear or Clearstream will credit the Notes, in accordance with its usual procedures, to the participant’s account, and the participant will then credit the purchaser’s account. These securities credits will appear the next day (European time) after the settlement date. The cash debit from the account of Euroclear or Clearstream will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the cash debit will instead be valued at the actual settlement date.

Participants in Euroclear and Clearstream will need to make funds available to Euroclear or Clearstream to pay for the Notes by wire transfer on the value date. The most direct way of doing this is to pre-position funds (i.e., have funds in place at Euroclear or Clearstream before the value date), either from cash on hand or existing lines of credit. Under this approach, however, participants may take on credit exposure to Euroclear and Clearstream until the Notes are credited to their accounts one day later.

As an alternative, if Euroclear or Clearstream has extended a line of credit to a participant, the participant may decide not to pre-position funds, but to allow Euroclear or Clearstream to draw on the line of credit to finance settlement for the Notes. Under this procedure, Euroclear or Clearstream would charge the participant overdraft charges for one day, assuming that the overdraft would be cleared when the Notes were credited to the participant’s account. However, interest on the Notes would accrue from the value date. Therefore, in many cases the interest income on the Notes which the participant earns during that one-day period will substantially reduce or offset the amount of the participant’s overdraft charges. Of course, this result will depend on the cost of funds (i.e., the interest rate that Euroclear or Clearstream charges) to each participant.

Since the settlement will occur during New York business hours, a DTC participant selling an interest in the Notes can use its usual procedures for transferring global securities to the depositories of Euroclear or Clearstream for the benefit of Euroclear or Clearstream participants. The DTC seller will receive the sale proceeds on the settlement date. Thus, to the DTC seller, a cross-market sale will settle no differently than a trade between two DTC participants.

Finally, day traders who use Euroclear or Clearstream and who purchase Notes from DTC participants for credit to Euroclear participants or Clearstream participants should note that these trades will automatically fail unless one of three steps is taken:

•	borrowing through Euroclear or Clearstream for one day, until the purchase side of the day trade is reflected in the day trader’s Euroclear or Clearstream account, in accordance with the clearing system’s customary procedures;

•	borrowing the Notes in the United States from DTC participants no later than one day prior to settlement, which would allow sufficient time for the Notes to be reflected in the Euroclear or Clearstream account in order to settle the sale side of the trade; or

•	staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Euroclear or Clearstream participant.

Trading Between a Euroclear or Clearstream Seller and a DTC Purchaser

Due to time-zone differences in their favor, Euroclear and Clearstream participants can use their usual procedures to transfer Notes through their depositaries to a DTC participant. The seller must first send instructions to Euroclear or Clearstream through a participant at least one business day prior to the settlement date. Euroclear or Clearstream will then instruct its depositary to credit the Notes to the DTC participant’s account and receive payment. The payment will be credited in the account of the Euroclear or Clearstream participant on the following day, but the receipt of the cash proceeds will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the receipt of the cash proceeds will instead be valued at the actual settlement date.

If the Euroclear or Clearstream participant selling the Notes has a line of credit with Euroclear or Clearstream and elects to be in debit for the Notes until it receives the sale proceeds in its account, then the back-valuation may substantially reduce or offset any overdraft charges that the participant incurs over that period.

Settlement in other currencies between DTC and Euroclear and Clearstream is possible using free-of-payment transfers to move the Notes, but funds movement will take place separately.

TAXATION

Korean Taxation

For a discussion of certain Korean tax considerations that may be relevant to you if you invest in the Notes, see “Taxation—Korean Taxation” in the accompanying prospectus.

U.S. Federal Income Tax Considerations

For a discussion of certain U.S. federal income tax considerations that may be relevant to you if you are a beneficial owner of the Notes and are a U.S. holder, see “Taxation—U.S. Federal Income Tax Considerations” in the accompanying prospectus.

UNDERWRITING

Relationship with the Underwriters

We and the underwriters named below (the “Underwriters”) have entered into a Terms Agreement dated February 16, 2022 (the “Terms Agreement”) with respect to the Notes relating to the Underwriting Agreement—Standard Terms (together with the Terms Agreement, the “Underwriting Agreement”) filed as an exhibit to the registration statement. Subject to the terms and conditions set forth in the Underwriting Agreement, we have agreed to sell to each of the Underwriters, severally and not jointly, and each of the Underwriters has, severally and not jointly, agreed to purchase, the following principal amount of the Notes set out opposite its name below:

Name of Underwriters	Principal Amount of the 2025 Notes	Principal Amount of the 2027 Notes
BNP Paribas	US$ 142,857,000	US$ 71,428,000
BofA Securities, Inc.	142,858,000	71,432,000
The Hongkong and Shanghai Banking Corporation Limited	142,857,000	71,428,000
J.P. Morgan Securities LLC	142,857,000	71,428,000
KDB Asia Limited	142,857,000	71,428,000
Société Générale	142,857,000	71,428,000
UBS AG Hong Kong Branch	142,857,000	71,428,000
KEXIM Asia Limited	—	—

	US$1,000,000,000	US$500,000,000

KDB Asia Limited, one of the underwriters, is our affiliate and has agreed to offer and sell the Notes only outside the United States to non-U.S. persons.

Under the terms and conditions of the Underwriting Agreement, if the Underwriters take any series of the Notes, then the Underwriters are obligated to take and pay for all of the Notes of such series.

The Underwriters initially propose to offer the Notes directly to the public at the offering price described on the cover page of this prospectus supplement. After the initial offering of the Notes, the Underwriters may from time to time vary the offering price and other selling terms.

If a jurisdiction requires that the offering be made by a licensed broker or dealer and the Underwriters or any affiliate of the Underwriters is a licensed broker or dealer in that jurisdiction, the offering shall be deemed to be made by that Underwriter or its affiliate on our behalf in such jurisdiction.

The Notes are a new class of securities with no established trading market. Approvals in-principle have been received from the SGX-ST for the listing and quotation of the Notes on the SGX-ST. The Underwriters have advised us that they intend to make a market in the Notes. However, they are not obligated to do so and they may discontinue any market making activities with respect to the Notes at any time without notice. Accordingly, we cannot assure you as to the liquidity of any trading market for the Notes.

We have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the Underwriters may be required to make in respect of any such liabilities.

The amount of our net proceeds from the 2025 Notes is US$993,330,000 after deducting underwriting discounts but not estimated expenses. Expenses associated with the 2025 Notes offering are estimated to be US$100,000. The Underwriters have agreed to pay certain of our expenses incurred in connection with the offering of the 2025 Notes.

The amount of our net proceeds from the 2027 Notes is US$495,945,000 after deducting underwriting discounts but not estimated expenses. Expenses associated with the 2027 Notes offering are estimated to be US$100,000. The Underwriters have agreed to pay certain of our expenses incurred in connection with the offering of the 2027 Notes.

The Underwriters and certain of their affiliates may have performed certain commercial banking, investment banking and advisory services for us and/or our affiliates from time to time for which they have received customary fees and expenses and may, from time to time, engage in transactions with and perform services for us and/or our affiliates in the ordinary course of their business.

The Underwriters or certain of their affiliates may purchase Notes and be allocated Notes for asset management and/or proprietary purposes but not with a view to distribution. The Underwriters or their respective affiliates may purchase Notes for their own account and enter into transactions, including credit derivatives, such as asset swaps, repackaging and credit default swaps relating to Notes and/or other securities of us or our subsidiaries or affiliates at the same time as the offer and sale of Notes or in secondary market transactions. Such transactions would be carried out as bilateral trades with selected counterparties and separately from any existing sale or resale of Notes to which this prospectus supplement relates (notwithstanding that such selected counterparties may also be purchasers of Notes).

Delivery of the Notes

We expect to make delivery of the Notes, against payment in same-day funds on or about February 24, 2022, which we expect will be the fifth business day following the date of this prospectus supplement. Under Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended, U.S. purchasers are generally required to settle trades in the secondary market in two business days, unless they and the other parties to any such trade expressly agree otherwise. Accordingly, if you wish to trade in the Notes on any day prior to the second business day from the settlement, because the Notes will initially settle in T+5, you may be required to specify an alternate settlement cycle at the time of your trade to prevent a failed settlement. Purchasers in other countries should consult with their own advisors.

Foreign Selling Restrictions

Each Underwriter has agreed, severally and not jointly, to the following selling restrictions in connection with the offering with respect to the following jurisdictions:

Korea

Each Underwriter has severally represented and agreed that (i) it has not offered, sold or delivered and will not offer, sell or deliver, directly or indirectly, any Notes in Korea, or to, or for the account or benefit of, any resident of Korea, except as otherwise permitted by applicable Korean laws and regulations, and (ii) any securities dealer to whom the Underwriters may sell the Notes will agree that it will not offer any Notes, directly or indirectly, in Korea, or to any resident of Korea, except as permitted by applicable Korean laws and regulations, or to any other dealer who does not so represent and agree.

United Kingdom

Each Underwriter has severally represented and agreed that (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to us, and (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Notes in, from or otherwise involving the United Kingdom.

Prohibition of Sales to EEA

Each Underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Notes which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus as contemplated by the final terms in relation thereto to any retail investor in the European Economic Area. For the purposes of this provision, the expression “retail investor” means a person who is one (or more) of the following:

(a)	a retail client as defined in point (11) of Article 4(1) of MiFID II; or

(b)	a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II: or

Prohibition of Sales to UK Retail Investors

Each Underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Notes which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus as contemplated by the final terms in relation thereto to any retail investor in the UK. For the purposes of this provision, the expression “retail investor” means a person who is one (or more) of the following:

(a)	a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; or

(b)

a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA.

Spain

The proposed offer of Notes has not been registered with the Comisión Nacional del Mercado de Valores (the “CNMV”). Accordingly, each of the Underwriters has represented and agreed that Notes can only be offered in Spain to qualified investors pursuant to and in compliance with the consolidated text of the Securities Market Law approved by Spanish Royal Legislative Decree 4/2015, Spanish Royal Decree 1310/2005, both as amended from time to time, and any regulation issued thereunder.

Japan

Each Underwriter has severally represented and agreed that the Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended, the “Financial Instruments and Exchange Act”). Accordingly, each Underwriter has severally represented and agreed that it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell any Notes in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and other relevant laws and regulations of Japan.

Hong Kong

Each Underwriter has severally represented and agreed that:

•

it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571)

of Hong Kong (the “SFO”) and any rules made under the SFO; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O; and

•	it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.

Singapore

Each Underwriter has acknowledged that this prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act 2001 of Singapore (the “SFA”).

Accordingly, each Underwriter has severally represented and agreed that it has not offered or sold any Notes or caused the Notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any Notes or cause the Notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor under Section 274 of the SFA; (ii) to a relevant person pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018 of Singapore; or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA except:

(i)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

Notification under Section 309B(1)(c) of the SFA — We have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the Notes are prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Australia

No prospectus or other disclosure document (as defined in the Corporations Act 2001 of Australia) in relation to the offering of the Notes has been or will be lodged with or registered by Australian Securities and Investments Commission or the Australian Securities Exchange Limited. Each Underwriter has represented and agreed that it has not:

(a)	made or invited, and will not make or invite, an offer of the Notes for issue or sale in Australia (including an offer or invitation which is received by a person in Australia); and

(b)	distributed or published and will not distribute or publish any draft, preliminary or final form offering memorandum, advertisement or other offering material relating to the Notes in Australia,

unless:

(i)

the minimum aggregate consideration payable by each offeree is at least AUD 500,000 (or its equivalent in an alternate currency) (disregarding money lent by the offeror or its associates) or the offer otherwise does not require disclosure to investors in accordance with Part 6D.2 and Part 7 of the Corporations Act 2001 of Australia; and

(ii)	such action complies with all applicable laws, directives and regulations and does not require any document to be lodged with, or registered by, the Australian Securities and Investments Commission.

Each Underwriter has agreed that it will not sell the Notes in circumstances where employees of the Underwriter aware of, or involved in, the sale know, or have reasonable grounds to suspect, that the Notes, or an interest in or right in respect of the Notes, was being, or would later be, acquired either directly or indirectly by a resident of Australia, or a non-resident who is engaged in carrying on business in Australia at or through a permanent establishment of that non-resident in Australia (the expressions “resident of Australia”, “non-resident” and “permanent establishment” having the meanings given to them by the Australian Tax Act).

Canada

Prospective Canadian investors are advised that the information contained within the preliminary prospectus and prospectus has not been prepared with regard to matters that may be of particular concern to Canadian investors. Accordingly, prospective Canadian investors should consult with their own legal, financial and tax advisers concerning the information contained within the preliminary prospectus and prospectus and as to the suitability of an investment in the Notes in their particular circumstances.

Each Underwriter has severally represented and agreed that the Notes may only be offered or sold in the provinces of Alberta, British Columbia, Ontario and Québec or to or for the benefit of a resident of these provinces pursuant to an exemption from the requirement to file a prospectus in such province in which such offer or sale is made, and only by a dealer duly registered under the applicable securities laws of that province or by a dealer that is relying in that province on the “international dealer” exemption provided by section 8.18 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations (NI 31-103). Furthermore, the Notes may only be offered or sold to or for the benefit of a resident of any such province provided that such resident is both an “accredited investor” as defined in National Instrument 45-106 Prospectus Exemptions (NI 45-106) or subsection 73.3 (1) of the Securities Act (Ontario) and a “permitted client”

as defined in NI 31-103. By purchasing any Notes and accepting delivery of a purchase confirmation a purchaser is representing to the underwriters and the dealer from whom the purchase confirmation is received that it is an “accredited investor” and “permitted client” as defined above. The distribution of the Notes in Canada is being made on a private placement basis only and any resale of the Notes must be made in accordance with applicable Canadian securities laws, which will vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with prospectus and registration requirements or exemptions from the prospectus and registration requirements.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this preliminary prospectus or prospectus (including any amendment hereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Under Canadian securities law, National Instrument 33-105 Underwriting Conflicts (NI 33-105) provides disclosure requirements with respect to potential conflicts of interest between an issuer and underwriters, dealers or placement agents, as the case may be. To the extent any conflict of interest between us and any of the Underwriters (or any other placement agent acting in connection with this offering) may exist in respect of this offering, the applicable parties to this offering are relying on the exemption from these disclosure requirements provided to them by section 3A.3 of NI 33-105 (exemption based on U.S. disclosure).

Upon receipt of this prospectus, each Canadian purchaser hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce prospectus, chaque acheteur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

Price Stabilization and Short Position

In connection with this offering, any of the Underwriters appointed and acting in its capacity as stabilizing manager (the “Stabilizing Manager”) or any person acting for it, on behalf of the Underwriters, may purchase and sell the Notes in the open market. These transactions may include over-allotment, covering transactions, penalty bids and stabilizing transactions. Over-allotment involves sales of the Notes in excess of the principal amount of Notes to be purchased by the Underwriters in this offering, which creates a short position for the Underwriters. Covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions. A penalty bid occurs when a particular Underwriter repays to the Underwriters a portion of the underwriting discount received by it because the Underwriters or the Stabilizing Manager has repurchased Notes sold by or for the account of such Underwriter in stabilizing or short covering transactions. Stabilizing transactions consist of certain bids or purchases of Notes in the open market for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress. Any of these activities may have the effect of preventing or retarding a decline in the market price of the Notes. They may also cause the price of the Notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The Stabilizing Manager may conduct these transactions in the over-the-counter market or otherwise. If the Stabilizing Manager commences any of these transactions, it may discontinue them at any time, and must discontinue them after a limited period.

LEGAL MATTERS

The validity of the Notes is being passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York, and by Lee & Ko, Seoul, Korea. Certain legal matters will also be passed upon for the Underwriters by Linklaters LLP, Seoul, Korea. In giving their opinions, Cleary Gottlieb Steen & Hamilton LLP and Linklaters LLP may rely as to matters of Korean law upon the opinion of Lee & Ko, and Lee & Ko may rely as to matters of New York law upon the opinions of Cleary Gottlieb Steen & Hamilton LLP.

OFFICIAL STATEMENTS AND DOCUMENTS

Our Chief Executive Officer and Chairman of the Board of Directors, in his official capacity, has supplied the information set forth in this prospectus supplement under “Recent Developments—The Korea Development Bank.” Such information is stated on his authority. The documents identified in the portion of this prospectus supplement captioned “Recent Developments—The Republic of Korea” as the sources of financial or statistical data are derived from official public documents of the Republic and of its agencies and instrumentalities.

GENERAL INFORMATION

We were established in 1954 as a government-owned financial institution pursuant to The Korea Development Bank Act, as amended. The address of our registered office is 14, Eunhaeng-ro, Yeongdeungpo-gu, Seoul 07242, The Republic of Korea.

Our Board of Directors can be reached at the address of our registered office: c/o 14, Eunhaeng-ro, Yeongdeungpo-gu, Seoul 07242, The Republic of Korea.

The issue of the Notes has been authorized by a resolution of our Board of Directors passed on December 22, 2021 and a decision of our Chief Executive Officer and Chairman of the Board of Directors dated January 27, 2022. On February 7, 2022, we filed our reports on the proposed issuance of the Notes with the Ministry of Economy and Finance of Korea.

The registration statement with respect to us and the Notes has been filed with the U.S. Securities and Exchange Commission in Washington, D.C. under the Securities Act of 1933, as amended. Additional information concerning us and the Notes is contained in the registration statement and post-effective amendments to such registration statement, including their various exhibits, which may be inspected at the public reference facilities maintained by the Securities and Exchange Commission at Room 1580, 100 F Street N.E., Washington, D.C. 20549, United States.

The Notes have been accepted for clearance through DTC, Euroclear and Clearstream:

	ISIN	CUSIP
2025 Notes	US500630DQ87	500630 DQ8
2027 Notes	US500630DR60	500630 DR6

HEAD OFFICE OF THE BANK

14, Eunhaeng-ro

Yeongdeungpo-gu, Seoul 07242

The Republic of Korea

FISCAL AGENT AND PRINCIPAL PAYING AGENT

The Bank of New York Mellon

240 Greenwich Street

New York, NY 10286

United States of America

LEGAL ADVISORS TO THE BANK

as to Korean law	as to U.S. law

Lee & Ko Hanjin Building 63 Namdaemun-ro, Jung-gu Seoul 04532 The Republic of Korea	Cleary Gottlieb Steen & Hamilton LLP c/o 19th Floor, Ferrum Tower 19 Eulji-ro 5-gil, Jung-gu Seoul 04539 The Republic of Korea

LEGAL ADVISOR TO THE UNDERWRITERS

as to U.S. law

Linklaters LLP

22nd Floor, Center One Building

26, Eulji-ro 5-gil, Jung-gu

Seoul 04539

The Republic of Korea

AUDITOR OF THE BANK

Nexia Samduk

12F, S&S Building

48 Ujeongguk-ro, Jongno-gu

Seoul 03145

The Republic of Korea

SINGAPORE LISTING AGENT

Shook Lin & Bok LLP

1 Robinson Road

#18-00 AIA Tower

Singapore 048542